UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First Financial Bancorp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2012

Cincinnati, Ohio

April 13, 2012

To the Shareholders:

The Annual Meeting of Shareholders of First Financial Bancorp. (the “Company”) will be held at the First Financial Center at 255 E. Fifth Street, 29th Floor, Cincinnati, OH 45202 on Tuesday, May 22, 2012, at 10:00 a.m., local time, for the following purposes:

1.	To elect the following nominees as directors with terms expiring in 2013: David S. Barker, Cynthia O. Booth, Mark A. Collar, Claude E. Davis, Murph Knapke, Susan L. Knust, William J. Kramer, and Maribeth S. Rahe.

2.	Approve the 2012 Stock Plan.

3.	Approve amendments to the 2009 Non-Employee Director Stock Plan.

4.	Ratify (non-binding) the appointment of Ernst & Young as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012.

5.	Advisory (non-binding) vote on executive compensation (“Say-on-Pay”).

6.	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Important Notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders:

The proxy statement and 2011 Annual Report are available at www.bankatfirst.com/investor

Shareholders of record of the Company at the close of business on March 26, 2012, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the Annual Meeting.

Your Board of Directors unanimously recommends that you vote:

“FOR” the election of each of the director nominees listed in this proxy statement;

“FOR” the 2012 Stock Plan;

“FOR” the amendments to the 2009 Non-Employee Director Stock Plan;

“FOR” the ratification of Ernst & Young as our independent auditors; and

“FOR” the non-binding resolution regarding executive compensation.

By Order of the Board of Directors,
Gregory A. Gehlmann
/s/ Gregory A. Gehlmann
General Counsel and Secretary

255 E. Fifth Street, Suite 700

Cincinnati, Ohio 45202

(877)-322-9530

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Approximate Date to Mail – April 13, 2012

INTRODUCTION

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation (“First Financial” or the “Company”), in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s headquarters: First Financial Center, 255 E. Fifth Street, 29th Floor, Cincinnati, Ohio 45202, on Tuesday, May 22, 2012, at 10:00 a.m., local time. First Financial’s Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment thereof. Only shareholders of record as of the close of business on March 26, 2012, which we refer to as the record date, will be entitled to vote at the Annual Meeting.

In this proxy statement, the “Company,” “First Financial,” “we,” “our” or “us” all refer to the company named First Financial Bancorp and its subsidiaries. We also refer to the Board of Directors of First Financial Bancorp as the “board” or the “Board.”

INFORMATION ABOUT THE ANNUAL MEETING

What matters will be voted upon at the Annual Meeting? Assuming a quorum is present, the following proposals will be voted on at the Annual Meeting:

•	Elect the following nominees as directors with terms expiring in 2013: David S. Barker, Cynthia O. Booth, Mark A. Collar, Claude E. Davis, Murph Knapke, Susan L. Knust, William J. Kramer, and Maribeth S. Rahe (Proposal No. 1)
•	Approve the 2012 Stock Plan (Proposal No. 2)
•	Approve amendments to the 2009 Non-Employee Director Stock Plan (Proposal No. 3)
•	Ratify (non-binding) the appointment of Ernst & Young as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 4)
•	Advisory (non-binding) vote on executive compensation (“Say-on-Pay”) (Proposal No. 5)
•	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof

Who can vote? You are entitled to vote if you held First Financial common shares as of the close of business on March 26, 2012, the record date for the Annual Meeting.

Each shareholder is entitled to one vote for each common share held on March 26, 2012. At the close of business on March 26, 2012, there were 58,499,863 common shares outstanding and entitled to vote. The common shares are First Financial’s only voting securities entitled to vote at the meeting.

Regardless of the number of shares you own, it is important that you vote on the proposals.

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How do I vote? Your common shares may be voted by one of the following methods:

▪	by traditional proxy card via the U.S. Mail;
▪	by submitting a proxy via the Internet;
▪	by submitting a proxy by phone; or
▪	in person at the meeting.

Submitting a Proxy by Telephone or via the Internet. If you are a shareholder of record (that is, if your common shares are registered with First Financial in your own name), you may submit a proxy by telephone, or via the Internet. To vote via the Internet, access www.proxyvote.com and follow the on-screen instructions. You will need your control number from your proxy card available when you vote via the Internet or by telephone. Telephone voting is available toll free at 1-800-690-6903 from a touch-tone phone.

If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit a proxy by telephone or via Internet. If so, the voting form your nominee sent you will provide instructions for submitting your proxy by telephone or via the Internet. The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. Also, if you submit a proxy by telephone or via the Internet, and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting.

The deadline for submitting a proxy by telephone or via the Internet as a shareholder of record is 11:59 p.m. Eastern Time, on May 21, 2012. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting a proxy by telephone or via the Internet.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of First Financial that it holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the above-described options for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on March 26, 2012, the record date for voting at the Annual Meeting.

How will my common shares be voted? Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy by telephone or via the Internet, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

▪	“FOR” the director nominees;
▪	“FOR” the 2012 Stock Plan;
▪	“FOR” amendments to the 2009 Non-Employee Director Stock Plan;
▪	“FOR” the ratification of Ernst & Young as our independent auditors; and
▪	“FOR” the non-binding resolution regarding executive compensation.

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If you hold your shares in a bank or brokerage account, you should be aware that if you fail to instruct your bank or broker how to vote within ten days of the Annual Meeting, the bank or broker is not permitted to vote your shares in its discretion on your behalf on non-routine items. If you want to assure that your shares are voted in accordance with your wishes on the non-routine matters in this proxy statement, you should complete and return your voting instruction form before May 19, 2012.

No appraisal rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

What if my common shares are held through the First Financial Bancorp 401(k) Savings Plan? If you participate in the First Financial Bancorp 401(k) Savings Plan (the “401(k) Plan”) and common shares have been allocated to your account in the Savings Plan, you will be entitled to instruct the trustee of the 401(k) Plan, confidentially, as to how to vote those common shares. You will receive your voting instructions card separately. If you give no voting instructions to the trustee of the 401(k) Plan, the trustee will vote the common shares allocated to your 401(k) plan account pro rata in accordance with the instructions received from other participants in the 401(k) Plan who have voted.

Can the proxy materials be accessed electronically? We are sending the proxy materials for the Annual Meeting to shareholders on or about April 13, 2012. Our proxy statement for the Annual Meeting and a sample of the form of proxy card sent to our shareholders by us are available at www.bankatfirst.com/investor.

How do I change or revoke my proxy? Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to First Financial in writing, by accessing the Internet site prior to the deadline for submitting proxies electronically, by using the toll-free telephone number stated on the proxy card prior to the deadline for transmitting proxies electronically or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy you submit (by any means) will supersede any previously-submitted proxy. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, you must follow the instructions of your nominee.

If I vote in advance, can I still attend the Annual Meeting? Yes. You are encouraged to vote promptly. Please return your signed proxy card by mail or by submitting your proxy electronically by telephone or via the Internet so that your common shares will be represented at the Annual Meeting. However, voting your common shares does not affect your right to attend the Annual Meeting and vote your common shares in person.

What constitutes a quorum and how many votes are required for adoption of the proposals? Under First Financial’s Regulations, a quorum is a majority of the common shares outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 58,499,863 First Financial common shares outstanding and entitled to vote on March 26, 2012, the record date. A majority of the outstanding common shares, or 29,249,932 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.

If a broker indicates on the form of proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for the purpose of determining the presence of a quorum but not entitled to vote with respect to that matter. New York Stock Exchange (“NYSE”) rules determine whether proposals presented at shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions. The election of directors and the shareholder proposal are non-routine items. If you submit your proxy but indicate that you want to “ABSTAIN” with respect to any proposal, your shares will be counted for purposes of whether a quorum exists.

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Votes Required for the Approval of the Proposals. The election of directors requires the affirmative vote of a plurality of the common shares present, represented, and entitled to vote at the annual meeting. However, we have adopted certain requirements in the event a nominee receives a greater number of “withhold” votes than “for” votes. See “Corporate Governance – Policy on Majority Voting.” With respect to Proposals 2, 3, 4 and 5, the affirmative vote of a majority of the common shares validly cast for or against the proposal will be required for approval of the amendments.

Please note that under the New York Stock Exchange, or NYSE, rules affecting all public companies, brokers that have not received voting instructions from their customers 10 days prior to the Annual Meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of independent auditors (Proposal 2) because this is considered “discretionary” under NYSE rules. If your broker is an affiliate of the Company, NYSE policy states that, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to each proposal.

Under NYSE rules, each other proposal is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of the Company’s common stock do not have discretion to vote the shares of our common stock held by those beneficial owners on those proposals. This means that brokers may not vote your shares in the election of directors (Proposal 1), on the proposals to amend or approve the stock plans described in the proposals (Proposals 2 and 3), or on the proposal to approve executive compensation on a nonbinding advisory basis (Proposal 5), unless you provide specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

An abstention be counted as present for the purposes of Proposals 2, 3, 4 and 5 and thus have the same effect as a vote against any proposal.

It is our policy to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

Who pays the cost of proxy solicitation? We will pay the costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, our directors, officers and employees also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares for the forwarding of solicitation materials to the beneficial owners of such common shares. We will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.

We have retained Advantage Proxy to aid in the solicitation of proxies for the Annual Meeting. Advantage Proxy will receive a base fee of $5,500 plus reimbursement of out-of-pocket fees and expenses for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting? If you have any questions concerning the proposals to be considered at the Annual Meeting or voting your shares, please call our investor relations department at 877-322-9530.

Does First Financial send multiple proxy statements to two or more registered shareholders who share an address? Only one copy of this proxy statement and the Notice of the Annual Meeting are being delivered to previously notified registered shareholders who share an address unless First Financial has received contrary instructions from one or more of the shareholders. A separate proxy card is being included for each account at the shared address.

Registered shareholders who share an address and would like to receive a separate proxy statement for the Annual Meeting may contact First Financial Bancorp Investor Relations to request a copy. Call 877-322-9530 or send a written request to: Kenneth J. Lovik, VP, Investor Relations & Corporate Development, First Financial Bancorp, 255 E. Fifth Street, Suite 700, Cincinnati, Ohio 45202.

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Are there any rules regarding admission to the Annual Meeting? Yes. You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the voting record date. At the entrance we will verify that your name appears in our stock records or will verify appropriate information to verify you as a shareholder. Cameras (including cell phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

PRINCIPAL SHAREHOLDERS

The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of the voting record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares		Percentage of Class

First Financial Bank, National Association 300 High Street Hamilton, OH 45011-0476	2,735,757	(1)	4.68%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,379,659	(2)	7.49%

Westwood Management Corp. 200 Crescent Court, Suite 1200 Dallas, TX 75201	3,878,898	(3)	6.63%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,048,319	(4)	5.21%

(1)	Information based upon a Schedule 13G/A filed on February 10, 2012. These shares are held by the trust department of First Financial Bank, National Association (“First Financial Bank”) (the “Trustee”) in its fiduciary capacity under various agreements. Trustee has sole voting power for 1,826,713 shares; shared voting power for 909,044 shares; sole dispositive power for 1,162,582 shares; and shared dispositive power for 1,401,838 shares. Officers and directors of the Company disclaim beneficial ownership of the common shares beneficially owned by the Trustee.

(2)	Information based upon a Schedule 13G/A filed on February 13, 2012. BlackRock has sole voting and dispositive power for 4,379,659 shares.

(3)	Information based upon a Schedule 13G/A filed on February 14, 2012. Westwood has sole voting power for 3,379,512 shares; shared voting power for 100,779 shares; and sole dispositive power for 3,878,898 shares.

(4)	Information based on a Schedule 13G filed on February 10, 2012. Vanguard has sole power to vote for 89,380 shares; sole dispositive power for 2,958,939 shares; and shared dispositive power for 89,390 shares.

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SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS

AND NOMINEES FOR DIRECTOR

As of March 26, 2012, the directors of the Company, including the eight nominees for election as directors, the executive officers of the Company named in the Summary Compensation Table who are not also directors and all executive officers and directors of the Company as a group beneficially owned common shares of the Company as set forth below.

		Amount and Nature of Beneficial Ownership
Name	Position	Common Shares Beneficially Owned Excluding Options (1)		Stock Options Exercisable within 60 Days of Record Date (2)	Total Common Shares Beneficially Owned (1)
J. Wickliffe Ach	Director	9,996	(3)	—	9,996
David S. Barker	Director	5,439	(4)	—	5,439
Cynthia O. Booth	Director	1,662	(4)	—	1,662
Donald M. Cisle, Sr.	Director	175,248	(3)	8,663	183,911
Mark A. Collar	Director	9,066	(5)	—	9,066
Claude E. Davis	Director, President & CEO	245,120	(7)	663,300	908,420
Corinne R. Finnerty	Director	40,271	(3)	8,663	48,934
Murph Knapke	Director	76,403	(5)	—	76,403
Susan L. Knust	Director	22,505	(6)	8,663	31,168
William J. Kramer	Director	25,465	(5)	8,663	34,128
Richard E. Olszewski	Director	30,639	(3)	8,663	39,302
Maribeth S. Rahe	Director	8,316		—	8,316
J. Franklin Hall	EVP & Chief Financial Officer	61,191	(7)	115,800	176,991
C. Douglas Lefferson	EVP & Chief Banking Officer	73,888	(7)	163,200	237,088
Samuel J. Munafo	EVP, Chief Commercial Lending Officer(8)	62,509	(7)	19,500	82,009
Gregory A. Gehlmann	EVP & General Counsel	54,292	(7)	100,000	154,292
A All executive officers, directors and nominees as a group (17 persons)		905,003		1,105,115	2,010,118

(1)	Includes shares held in the name of spouses, minor children, trusts and estates as to which beneficial ownership may be disclaimed.

At March 26, 2012, other than Claude Davis (1.55%), no director or executive officer beneficially owned at least 1% of the Company’s common shares. However, all of the directors and executive officers as a group (17 persons) beneficially owned approximately 3.46% of the Company’s outstanding common shares. Percent ownership numbers are computed based on the sum of (a) 58,499,863 common shares outstanding on March 26, 2012 and (b) the number of common shares to which the group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after March 26, 2012 (assumes all options are exercised). Fractional shares are rounded to the nearest whole number.

(2)	181,452 options have a strike price above the closing price of First Financial common stock on March 26, 2012, which was $17.37 per share.

(3)	Includes 3,800 restricted shares that vest 1/3 equally over a three-year period beginning May 25, 2011 of which 1,265 have vested. Director retains voting and dividend rights on unvested shares. However, dividends on unvested shares are held in escrow until vested. See “Board Compensation.”

(4)	Includes 1,239 restricted shares that vest on May 24, 2012. Director retains voting and dividend rights on unvested shares. However, dividends on unvested shares are held in escrow until vested. See “Board Compensation.”

(5)	Includes 8,022 restricted shares that vest 1/3 equally over a three-year period beginning June 15, 2010 of which 5,342 have vested. Director retains voting and dividend rights on unvested shares. See “Board Compensation.”

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(6)	Ms. Knust shares voting and investment power for 1,725 shares which are held by K.P. Properties of Ohio LLC, of which Ms. Knust and her husband are the only two members. Includes 1,239 restricted shares that vest on May 24, 2012. Director retains voting and dividend rights on unvested shares. However, dividends on unvested shares are held in escrow until vested. See “Board Compensation.”

(7)	Includes unvested restricted shares (Davis—117,790; Hall—32,218; Lefferson—36,459: Gehlmann—28,551; and all executive officers as a group (5)—218,011). Officers retain voting and dividend (at times subject to escrow until vesting) rights on unvested shares. For vesting schedules, see “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.” Mr. Munafo did not hold any restricted shares as of the Voting Record Date.

(8)	Title as of December 31, 2011. Note that Mr. Munafo left the Company on January 3, 2012. Stock information is based on Company records on January 3, 2012 as Mr. Munafo is no longer subject to the reporting requirements of the SEC.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of twelve members, eleven of whom are non-employee directors. Our Regulations provide that the Board of Directors shall consist of not less than nine or more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders at any annual or special meeting of shareholders. Any vacancy may be filled by the Board of Directors in accordance with law and the Company’s Regulations for the remainder of the full term of the vacant directorship. However, pursuant to the Company’s corporate governance principles, any new director appointed to fill a vacancy will stand for election to fill the remaining term at the next meeting of shareholders after his/her appointment.

In 2011, the Board of Directors and shareholders approved amendments to the Articles of Incorporation and Regulations to phase out the classification of the Board and to provide for the annual election of Directors. Pursuant to the amendments, those Directors previously elected for three-year terms will complete their three-year term, while Directors nominated for re-election at the 2011 Annual Meeting were elected to serve one-year terms expiring at the 2012 Annual Meeting. Pursuant to the amendments, the Board of Directors is currently in the middle of a tiered declassification process.

Our Board has approved the nomination of eight persons as candidates for election as director, each for a one-year term. The terms of the remaining directors in Class III will continue as indicated below. It is intended that the accompanying proxy will be voted for the election of David S. Barker, Cynthia O. Booth, Mark A. Collar, Claude E. Davis, Murph Knapke, Susan L. Knust, William J. Kramer and Maribeth S. Rahe, incumbent directors. The Corporate Governance and Nominating Committee (“CGNC”) recommended all eight nominees to the Board of Directors, which approved the eight nominees. In the event that any one or more of such nominees becomes unavailable or unable to serve as a candidate, the accompanying proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The eight nominees for director receiving the most votes at the Annual Meeting will be elected as directors. See, however, “Corporate Governance - Policy on Majority Voting.”

Set forth below is certain information concerning the Company’s nominees and directors. For information regarding ownership of shares of the Company by nominees and directors of the Company, see “Shareholdings of Directors, Executive Officers and Nominees for Director” above. There are no arrangements or understandings between any director or any nominee, and any other person pursuant to which such director or nominee is or was nominated to serve as director.

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Name and Age (1)	Position with Company and/or Principal Occupation or Employment For the Last Five Years	Director Since

Nominees for One Year Term:

David S. Barker 58

President and Chief Executive Officer, SIHO Insurance Services, Columbus, Indiana (community health care benefits company serving over 70,000 members throughout southern Indiana). Mr. Barker has been employed in the insurance industry for more than 25 years. He is active in many civic and community endeavors, including serving as current Chairman of the Columbus Area Economic Growth Council and past Chairman of both the Columbus Area Chamber of Commerce and the Bartholomew County United Way, as well as serving as a board member of the Riley’s Children’s Foundation (Columbus Leadership Team) and the Heritage Fund Community Foundation and a member of the IUPUC board of advisors. Director of First Financial Bank, N.A. Hamilton, Ohio since 2010.

Mr. Barker is an important member of the business community in Columbus, Indiana and we will look to his leadership and guidance as we continue to build our presence in key southern Indiana markets. Furthermore, his experience as the President of a company provides the board with insight on executive matters.

		2010

Cynthia O. Booth 53

President and Chief Executive Officer, COBCO Enterprises, Cincinnati, Ohio (owns and directs the operations of six McDonald’s restaurants throughout the area) since 2000. Prior to forming COBCO, Ms. Booth served as Senior Vice President—Director of Community Development for Firstar Bank (now U.S. Bank) in Cincinnati and before that was President of Diversified Solutions, Inc., a bank consulting firm. She is active in several civic and community organizations, including serving on the Boards of Trustees of Denison University and the Cincinnati Museum Center and the Board of Directors of the YWCA of Greater Cincinnati. President, Black McDonald’s Owners Association for the State of Ohio; previously served on the boards of the American Red Cross, United Way and the Cincinnati branch of the Federal Reserve Bank of Cleveland. Director of First Financial Bank, N.A. Hamilton, Ohio since 2010.

Ms. Booth brings deep banking experience to the board, including extensive knowledge in residential real estate lending, regulatory relations, the Community Reinvestment Act and other regulatory compliance, private banking and human resources. Furthermore, her experience in the restaurant franchise area provides valuable insight into one of our more unique areas of lending through our subsidiary First Franchise Capital Corporation.

		2010

Mark A. Collar 58

Chairman, Third Frontier Advisory Board (provides direction for State of Ohio’s investment in high tech industry); Member of the Executive Committee, BioOhio, Inc. (non-profit organization which promotes the acceleration and growth of life science companies in Ohio); venture partner at Triathlon Medical Ventures, Cincinnati, Ohio; Director (since February 2008), AtriCure, Inc. (ATRC), West Chester, Ohio, a publicly-traded medical device company. Previously held numerous positions within The Procter & Gamble Company since 1975 including: President, Global Pharmaceuticals & Personal Health from 2005-2007; President, Global Pharmaceuticals, from 2002-2005; and Vice President, Global Pharmaceuticals, from 1997–2002. Director of First Financial Bank, N.A., Hamilton, Ohio since 2009.

Mr. Collar brings a wealth of knowledge from his 32+ years at Procter & Gamble, including marketing, competitive market analysis, operations, mergers and acquisitions, financial management, sales, corporate strategy, risk management, regulatory, and quality control. Mr. Collar’s leadership roles in a number of organizations, including his membership on another publicly traded company board, provide us with insights into a number of opportunistic fields as well as dealing with government officials and agencies.

		2009

Claude E. Davis 51	President and Chief Executive Officer of the Company and Director and Chairman of the Board of First Financial Bank, N.A., Hamilton, Ohio since October 2004; Trustee, Hamilton Community Foundation and Butler University; Member, Cincinnati Business Committee, Commercial Club of Cincinnati, and Young President’s Organization - Indiana. Chair and Director of First Financial Bank since 2004.	2004

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Mr. Davis’ years of experience in the banking industry as well as his extensive financial background provide leadership to the Board. As CEO, he is intimately familiar with all aspects of our business activities. His involvement in other boards and organizations give him insight on important societal and economic issues relevant to our Company’s business.

Murph Knapke 64

Partner of Knapke Law Office, Celina, Ohio; Chair of the Company; Director of First Financial Bank, N.A., Hamilton, Ohio since 2005; former Director and Chair of Community First Bank & Trust, Celina, Ohio.

Mr. Knapke has tenure with our Company and/or a bank affiliate since 1983 and provides valuable historical perspective in both the company and the banking industry.  His deep roots in the Celina, Ohio area provide representation on the board for our Northwest Ohio market. His years as a practicing attorney give him enhanced perspective on legal and regulatory issues as well as board fiduciary duties.

1983

Susan L. Knust 58

Managing Partner of K.P. Properties of Ohio LLC (industrial real estate); Managing Partner of Omega Warehouse Services LLC (public warehousing); former President of Precision Packaging and Services, Inc; former Director of Middletown Regional Health System (renamed Atrium Medical System), Middletown, Ohio; Director of First Financial Bank, N.A., Hamilton, Ohio since 2005.

As a seasoned business owner and entrepreneur for 28 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the board in strategic and other matters. Ms. Knust’s business interests are similar in size to our key client base and she also had an understanding of our growing Cincinnati market area. Also, as a female business owner, her perspective and experiences have proven valuable to us during a time when women-owned businesses are more prevalent.

2005

William J. Kramer 51

Vice President of Operations, Val-Co Companies, Inc., Coldwater, Ohio (VP & General Manager 2002–2008), an international company that manufactures products for the agricultural and horticultural industries; previously President of Pax Steel Products, Inc., from 1984–2002 (predecessor corporation to Val-Co); employed by Deloitte & Touche, LLP, Dayton, Ohio from 1982–1984; former director and Chair of the audit committee of an affiliate bank from 1987 to 2005. Director of First Financial Bank, N.A., Hamilton, Ohio since 2005.

Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience with substantial experience in financial reporting and accounting controls. He qualifies as an audit committee financial expert. Furthermore, his tenure with our Company and/or a bank affiliate since 1987 provides valuable historical perspective in both the Company and the banking industry.

2005

Maribeth S. Rahe 63	President & CEO, Fort Washington Investment Advisors, Inc., an investment management firm and wholly owned subsidiary of Western & Southern Financial Group, Cincinnati, Ohio (since 2003). Chair, Board of Directors, Capital Analysts Incorporated, a wholly owned subsidiary of Western & Southern. Director, Consolidated Communications Holdings, Inc., Mattoon, IL (Nasdaq – CNSL) (rural local exchange carrier) (member of Audit, Compensation and Governance (Chair) Committees). Ms. Rahe’s local civic and philanthropic involvement includes the Cincinnati Arts Association, Cincinnati Women’s Executive Forum, Cincy Tech, United Way Investment Committee, Xavier University Williams College of Business Board of Executive Advisors, Cincinnati USA Regional Chamber of Commerce, Sisters of Notre Dame de Namur and Rush-Presbyterian-St. Luke’s Medical Center. Director of First Financial Bank, N.A. Hamilton, Ohio since 2010.	2010

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Ms. Rahe is well-known in Cincinnati and is a recognized leader in the financial services community, both locally and nationally with over 40 years in the financial services industry (of which 28 has been in banking), including more than 25 years in management/executive management and board experience at other financial institutions. She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to our business, including regulatory relationships and enterprise risk management. Her knowledge and expertise will serve us well as we continue executing our client-centered business model.

Class III Directors - Terms Expiring in 2013:
J. Wickliffe Ach 63

President and CEO, Hixson Inc, Cincinnati, Ohio, an architectural engineering firm since 1983. Director of First Financial Bank, N.A., Hamilton, Ohio since 2007. Board member: Hixson, Inc. (Chair) & Setzer Corp. He is involved in a number of business and civic organizations, including World Choir Games, Work Resource Center/Easter Seals, Crayons to Computers (free store for teachers), Chief Executives and World Presidents Organizations and Hamilton County Development Co.

As a seasoned business owner and entrepreneur, Mr. Ach brings valuable insight to the board in strategic and cultural matters. Mr. Ach’s involvement in the Cincinnati business community provides added understanding of our growing Cincinnati market area. Furthermore, his specific background in architectural engineering provides added value in our branch expansion plans.

2007

Donald M. Cisle, Sr. 57

Managing member, The Cisle Co. LLC, Hamilton, Ohio (consulting and development business). Retired President, Don S. Cisle Contractor, Inc., Hamilton, Ohio, (construction contractor), which closed and sold its assets in 2009; former President of Seward Murphy, Inc., a family owned investment company dissolved in 2009; Director of First Financial Bank, N.A., Hamilton, Ohio since 1996.

As a native of Hamilton, Ohio, our bank’s headquarters, his long history with our Company provides our board and management with valuable insight into the history of the Company. Furthermore, as a significant long-term shareholder, Mr. Cisle brings us insight into our retail shareholder base and we believe is further aligned with the interests of our shareholders. Finally, Mr. Cisle’s years as a small business owner provides us with added understanding of the issues such businesses face.

1996

Corinne R. Finnerty 55

Partner, law firm of McConnell Finnerty Waggoner PC, North Vernon, Indiana (trial attorney); Director of First Financial Bank, N.A., Hamilton, Ohio since 1997; currently serving as member (Former Chair) of the Indiana Supreme Court Disciplinary Commission, the body which has responsibility for the enforcement of the “Rules of Professional Conduct” for the approximately 17,000 licensed attorneys in the State of Indiana; former Director and Chair of CPX, Inc., North Vernon, Indiana; former director of an affiliate bank from 1987 to 2005. Ms. Finnerty is Vice Chair of the Company’s Board.

Ms. Finnerty’s deep roots in the North Vernon, Indiana area provide representation on the board for our southeast Indiana market. Her participation for seven years on the Indiana Supreme Court Disciplinary Commission allows her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions for over thirty years, give her enhanced perspective on legal and regulatory issues.

1998

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Richard E. Olszewski 62	Operator of two 7-Eleven Food Stores in Griffith, Indiana. Director of First Financial Bank, N.A., Hamilton, Ohio since 2005; former director of an affiliate bank from 1995 to 2005. Mr. Olszewski’s 35 years of community service and 15 years of service to our Company provides us with a deeper understanding of our important northwest Indiana market. Furthermore his business and retail experience as a small business owner provides our Company with a better understanding of a key client constituency.	2005

(1)	Ages are listed as of December 31, 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

proposal 2 - Approval of the 2012 stock plan

Shareholders are being asked to approve the adoption of the First Financial Bancorp. 2012 Stock Plan (the “Plan”). The Compensation Committee approved, and the Board subject to shareholder approval, adopted the Plan on February 28, 2012. If approved by our shareholders, the Plan will become the sole means by which the Company may grant long-term Stock-based compensation awards to its key employees. The Plan will also become the primary means by which the Company may grant Stock-based awards to our non-employee directors. If the Plan is not approved, there will be no more shares available for issuance to key employees after June 15, 2012. The purpose of the Plan is to recognize the contributions made to First Financial and its subsidiaries by employees and non-employee directors, to provide such persons with additional incentive to devote themselves to the future success of First Financial and its subsidiaries, and to improve the ability of First Financial and its subsidiaries to attract, retain and motivate such individuals, by providing them with the opportunity to acquire or increase their proprietary interest in First Financial through receipt of awards of or relating to the stock of First Financial.

Shareholder Approval Requirement

The Board has submitted the Plan for shareholder approval to qualify stock options as incentive stock options for purposes of Section 422 of the Code;

•	qualify certain compensation under the Plan as performance-based compensation for purposes of Section 162(m) of the Code,

•	satisfy Nasdaq Stock Market (“Nasdaq”) guidelines relating to equity compensation awards, and

•	provide us with the ability to competitively compensate our key employees while aligning their interests with that of our shareholders.

Key Plan Features

The Plan contains certain features that the Board believes are consistent with the interests of shareholders and sound governance principles. Provided below is a summary of these key Plan features.

•	Incorporates flexible award alternatives to respond to evolving compensation best practices and regulatory requirements.

•	Simplifies Plan administration by consolidating the director stock compensation plan and the key employee stock compensation plan into a single plan.

•	Limits the number of shares available under the Plan to 1,750,000 shares, which represents approximately 3% of our issued and outstanding common shares as of December 31, 2011. We will not roll over any shares remaining for grant in the 2009 Employee Stock Plan when it expires in June 2012.

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•	Prohibits granting discounted stock options and stock appreciation rights.

•	Requires shareholder approval of any amendment or modification of the Plan or awards that would result in repricing of previously granted awards.

•	Prohibits the use of shares under the Plan that were previously used by a participant to satisfy his or her tax obligations with respect to an award or to pay the purchase price of an option or to satisfy the base price of a stock appreciation right.

•	Incorporates executive compensation best practices by designating the Compensation Committee as the Plan administrator, which is comprised solely of non-employee, independent directors.

•	Maximizes the Company’s ability to deduct incentive compensation by qualifying the performance incentive awards granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

•	Places restrictions on the payment of dividends so that no dividends will be paid prior to the date the option or stock appreciation right is exercised or, in the case of other types of awards, the date the award vests.

•	Allows for clawbacks with respect to awards granted under the Plan.

•	Authorizes the Committee to forfeit or recoup a participant’s awards in the event the participant violates certain employment restrictions or is terminated for cause.

Plan Purpose

The Plan is intended to become our primary means for granting equity incentive compensation awards to key employees and non-employee directors. The 2009 Employee Stock Plan (the “2009 Employee Plan”) and 2009 Non-Employee Director Stock Plan (the “2009 Director Plan”) were each approved by our shareholders for three year terms at the 2009 annual shareholder meeting. As of December 31, 2011, 1,048,331 and 52,380 shares remained available for issuance under the 2009 Employee Plan and 2009 Director Plan, respectively.

Set forth below is a summary of the number of shares that may be issued upon exercise of outstanding stock-based awards and a summary of the number of shares remaining available for future issuance under the Company’s stock award plans. Based on the information provided below, the Board has determined that it is necessary to establish a new stock-based compensation plan and to authorize additional shares to be issued under that plan to continue to provide incentives to key employees and non-employee directors.

Equity Compensation Plan Information (as of December 31, 2011)

Plan category	Number of securities to be issued upon exercise of outstanding options, warranties and rights	Weighted-average exercise price of outstanding options, warranties and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)(1)	(c)(1)
Equity compensation plans approved by security holders	2,364,926	$13.99	1,100,711

Equity compensation plans not approved by security holders	N/A	N/A	N/A

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(1)	The securities included in this column are available for issuance under First Financial’s 2009 Employee Stock Plan (2009 Employee Plan), 2009 Non-Employee Director Stock Plan (Director Plan), 1999 Stock Option Plan for Non-Employee Directors (1999 Directors Plan) and its 1999 Stock Incentive Plan for Officers and Employees (Incentive Plan). All four plans include provisions regarding adjustments to the number of securities available for future issuance under the respective plans in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of First Financial affecting First Financial’s common shares. In any of the foregoing events, the Director Plan permits the Board of Directors and the Incentive Plan permits the Board of Directors or the Compensation Committee to make such substitution or adjustments in the aggregate number and kind of shares available for issuance under the respective plans as the Board of Directors (or, in the cases of the Stock Plan and the Incentive Plan, the Compensation Committee) may determine to be appropriate in its sole discretion. Of the securities reported in column (c) 52,380 are available for future issuance under the Director Plan, and 1,048,331 are available under the 2009 Employee Plan. At April 1, 2012, 52,380 shares are available for future issuance under the Director Plan and 787,164 are available under the 2009 Employee Plan.

N/A - Not applicable.

Effect on Existing Stock Plans

The 2009 Employee Plan expires on June 15, 2012. As of April 1, 2012, there were 37,164 shares available for restricted stock and restricted stock units issuance and 750,000 for stock option and stock appreciation right grants under the 2009 Employee Plan (the Company has not granted any options since 2008). If the Plan is approved by shareholders, no further awards will be made under the 2009 Employee Plan. Outstanding awards made under the 2009 Employee Plan will continue to be governed by the terms of that plan until such awards have become exercised, forfeited, canceled, vested, expired or otherwise terminated in accordance with the terms of such grants. If the Plan is not approved, we will not have any means of granting stock to our key employees after June 15, 2012 (the date the 2009 Employee Plan expires).

In addition, the Board will seek approval from shareholders to extend the term of the 2009 Director Plan so that the Company may use the remaining shares available under the 2009 Director Plan to make awards to non-employee directors. See Proposal 2 for a more detailed discussion of the proposed amendments to the 2009 Director Plan. We anticipate that there are sufficient shares available under the 2009 Director Plan to make grants over a period of three to five years. Once the shares available under the 2009 Director Plan have been exhausted, the Company will make grants to our non-employee directors under the Plan.

Plan Summary

Below is a summary of the material features of the Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Appendix A and is incorporated by reference to this proposal.

Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its subsidiaries through grants of stock options, stock appreciation rights, restricted stock and stock units. The stock-based incentive compensation available under the Plan is intended (1) to attract and retain key employees and directors, (2) to provide an additional incentive to the recipient to work to increase the value of our stock, and (3) to provide each recipient with a stake in our future which corresponds to the stake of each of our shareholders. The Plan provides an essential component of the total compensation package offered to our key employees and directors. The Board of Directors continues to believe that these types of stock-based incentives are important factors in attracting, retaining and rewarding employees and directors and closely aligning their interests with those of shareholders. The Plan reflects the importance placed by us on motivating the Company’s employees and directors to achieve superior results over the long-term.

Administration of the Plan. The Plan is administered by a committee of the Board (the “Committee”). It consists of 2 or more “outside directors” who are also “non-employee directors” as required by Section 162(m) of the Code and Rule 16b-3of the Securities Exchange Act of 1934. The Compensation Committee meets these requirements and the Board intends for the Compensation Committee to be the “Committee” under the Plan. The Committee has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the provisions of the Plan and to take action as it deems necessary or advisable for the administration of the Plan.

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Number of Authorized Shares. The total number of shares authorized and available for issuance under the Plan is 1,750,000. Under the terms of the Plan, the maximum number of shares of full value stock awards (restricted stock and RSUs) that may be granted is 1,750,000. We are asking our shareholders to authorize a number of shares available under the Plan to a level that we believe will, on the basis of current expectations, be sufficient during the Plan’s proposed five-year term.

In the event we have certain changes in our capitalization, such as stock dividends or stock splits, or we have a corporate transaction, such as a reorganization, separation or liquidation, merger, consolidation, or acquisition of property or stock, the Committee will adjust in an equitable manner the number, kind or class of shares reserved under the Plan and the individual and aggregate limits imposed on grants to the extent required to preserve the economic value of the awards. The Board will make similar adjustments to shares underlying any grant previously made of restricted stock or RSUs and any related grant or forfeiture conditions and to shares related to previously granted options and the option price and to SARs and the SAR share value. If we assume awards or grant substitute awards in a corporate transaction for awards previously granted by another company we acquire (“Substitute Awards”), our Substitute Awards will not reduce the shares authorized for issuance under the Plan or any individual or aggregate annual limits.

Payment of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Committee in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the Plan.

Termination and Amendment of the Plan. Unless earlier terminated by the Board or the Committee, the Plan will terminate five (5) years after the date it was approved by our shareholders.

In addition, the Board or the Committee may, at any time and for any reason, suspend or terminate the Plan or from time to time amend the Plan, provided that any amendment to the Plan will be submitted to our shareholders for approval if such shareholder approval is required by any federal or state law or regulation or the rules of the Nasdaq (or any stock exchange on which the shares may then be listed or quoted). Even if the Plan is suspended or terminated, the Committee shall still retain authority to exercise powers given to it under the Plan with respect to awards granted under the Plan before the suspension or termination.

Eligibility and Participation. Any key officer or non-employee director of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of December 31, 2011, we had approximately 1,656 employees and 11 non-employee directors.

Types of Awards under the Plan. The Plan authorizes the Committee to grant awards to participants in any of the following forms, subject to such terms, conditions, and provisions as the Committee may determine to be necessary or desirable:

•	stock options, either incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”);

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	restricted stock units (“RSUs”); and

•	restricted stock, stock options, SARs, or RSUs with performance-based conditions to vesting or exercisability.

ISOs may not be granted to non-employee directors. In addition, we currently do not have any present intention of utilizing RSUs or SARs. However, the Plan permits us to grant RSUs and SARs to maximize the flexibility of the Plan over its term.

Options and SARs. Stock options entitle the option holder to purchase shares at a price established by the Committee. Options may be either ISOs or NQSOs. SARs entitle the SAR holder to receive cash equal to the positive difference (if any) between the SAR share value and the fair market value of the shares on the exercise date. We have historically awarded ISOs and NQSOs to our employees and may award NQSOs to our directors. We do not currently have a practice of awarding SARs to employees or directors.

Exercise Price. The exercise price of an option or the share value of a SAR is the fair market value of the underlying shares on the date of grant. The Plan prohibits any repricing, replacement, re-grant or modification of stock options or SARs that would reduce the exercise price of the stock options or SARs without shareholder approval, other than in connection with a change in our capitalization or certain corporate transactions described above in “Number of Authorized Shares.”

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Vesting/Expiration of Options. The Committee determines the terms under which options and SARs vest and become exercisable. Option awards may contain provisions that allow the option holder to exercise the option after his or her termination of service due to death or disability or for such other reason established by the Committee. Any part of the option that has not been exercised by the end of the option term expires and is forfeited. Option and SAR terms may not exceed 10 years from the date of grant.

Exercise of Options. An option holder may exercise an option by completing and delivering the applicable form to the record keeper as specified by the Committee. The option holder must state the number of shares for which the option is being exercised and must tender payment for the shares. The Committee may, in its discretion, accept cash, check or electronic funds transfer, previously acquired shares (valued at the fair market value on the date of exercise) and held for the period required by the Committee. In the alternative, the Committee may reduce the number of shares deliverable upon exercise of the option through an established net exercise process or the Committee may permit payment through a broker-facilitated cashless exercise program.

Exercise of SARs. Upon exercise of a SAR, a participant will be entitled to receive cash or shares, or a combination of both, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share on the date of exercise, over (ii) the SAR share value, multiplied by the number of shares covered by the SAR or the number being exercised.

Termination of Options and SARs. In the event that a participant’s service with us and all of our subsidiaries terminates prior to the expiration of an option or SAR, the participant’s right to exercise vested options or SARs generally terminates, provided that the Committee may specify in the applicable option or SAR agreement those circumstances in which the participant may exercise his or her option after termination of service.

Stock Awards and Performance Shares

Issuance. The Company may grant restricted stock and RSUs to employees and directors. Such awards may vest as a result of continued service to the Company or may vest solely upon achievement of applicable performance criteria established by the Committee. Stock awards may be denominated in shares or units payable in shares (for example, performance vested restricted stock), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including satisfaction of performance objectives.

Termination of Stock Awards. In the event a participant’s service with us and all of our subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Committee at the time of grant, provide for accelerated vesting.

Qualifying Performance-Based Compensation. The Committee may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award) or the amount to be paid out under any award, will be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations, whether or not established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as performance-based compensation.

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Establishment of Performance Goals. At the beginning of each performance period the Committee will establish performance goals applicable to performance awards. To the extent that performance conditions under the Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m), such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level of one or more of the following performance measures, subject to any objectively verifiable adjustment(s) permitted and pre-established by the Committee in accordance with Section 162(m) of the Code, as determined by the Committee in its sole discretion:

—	return measures (including, but not limited to return over capital costs, return on assets, cash return on assets, return on tangible equity or cash return on equity)	• xpenses • revenue growth • efficiency ratios • economic value added
—	earnings measures (including, but not limited to, cash operating earnings per share of Stock or growth (excluding one-time, non-core items), operating earnings per share of stock (excluding one-time, non-core items), cash earnings per share of stock, net earnings, earnings before interest expense, taxes, depreciation, amortization and other non-cash items and earnings before interest and taxes)

•   net income available to common shareholders

•   book value per share

•   pre-tax income or growth

•   operating leverage

•   net interest margin

•   Tier 1 capital

•   risk-adjusted net interest margin

•   total risk-based capital ratio

•   tangible equity and tangible assets

•   tangible book value per share

•   loan balances or growth

—	consolidated net income	— deposit balances or growth
—	stock performance measures (including, but not limited to, market capitalization and stock price)	• low cost deposit balances or growth • total shareholder return • other financial, accounting or quantitative objective established by the Committee

Performance goals may be based on one or more business criteria, one or more of our business units or divisions, our subsidiaries or affiliates, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. Performance awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, such additional terms and conditions are also not inconsistent with Section 162(m) of the Code.

Following the end of each performance period, the Committee shall certify the level of achievement with respect to each performance measure and determine the corresponding amount payable with respect to the applicable award. In determining the amount payable with respect to an award, the Committee may exercise its discretion to adjust the amount payable with respect to the award, but may not exercise discretion to increase the amount payable under an award to the extent the award is intended to satisfy the requirements of performance-based compensation under Section 162(m) of the Code.

Other Plan Features

Other Awards. The Committee may, at any time and from time to time, grant other stock-based awards under the Plan in lieu of delivering cash or stock under another shareholder approved plan or arrangement of the Company. Subject to the terms of the Plan and such other shareholder approved plan or arrangement of the Company, the Committee shall determine the terms and conditions of such other stock-based awards, including without limitation, the persons eligible for such other awards and the payment and vesting provisions of such awards.

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Limited Transferability of Awards. Unless the Committee determines otherwise, awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and during the participant’s lifetime, may be exercised only by the participant (or his personal representative or guardian if the participant is incapacitated).

Tax Withholding. The Committee may require payment, or withhold payments made pursuant to awards, to satisfy applicable withholding tax requirements.

Change in Control. The Plan generally provides that unvested awards accelerate and are vested upon a change in control; provided that performance-based awards may be prorated to reflect payment for less than a full performance period and may be paid contingent upon achievement of applicable performance criteria if the Committee is able to determine the level of achievement of the applicable performance measures as of the time of the change in control. However, with respect to restricted stock and RSUs granted to a Non-Employee Director, such awards become vested upon the Non-Employee Director’s termination of service within 12 months of the change in control.

Rights as Shareholders. Until exercised, holders of options shall have no rights as a shareholder with respect to those options. With respect to restricted shares, except as limited by the Plan or award agreement, the recipient shall have all of the voting rights of a shareholder of the Company holding the class or series of common shares that is the subject of the restricted stock. If so determined by the Board or the Committee in the applicable award agreement and provided that sufficient shares are available under the Plan for such reinvestment, (1) cash dividends on the class or series of common shares that is the subject of the restricted stock award shall be automatically deferred and reinvested in additional restricted stock, held subject to the vesting of the underlying restricted stock and (2) dividends payable in common stock shall be paid in the form of restricted stock of the same class as the common stock with which such dividend was paid, held subject to the vesting of the underlying restricted stock. Alternatively, the Board or Committee can determine to hold cash dividends on unvested stock in escrow until such restrictions are removed. With respect to SARs and RSUs, a participant shall have no rights as a shareholder with respect to such awards until the shares underlying such awards are properly issued to the participant.

U.S. Federal Income Tax Consequences.

Stock options. There are no federal income tax consequences to a participant or us upon the grant of an ISO or an NQSO under the Plan.

Upon exercise of an NQSO, the option holder generally recognizes ordinary income in an amount equal to: (i) the fair market value of the acquired shares on the date of exercise, reduced by (ii) the exercise price the participant pays for the shares received in the exercise. Provided we satisfy applicable reporting requirements, we are entitled to a tax deduction in the same amount as the participant includes as ordinary income.

An option retains its status as an ISO during the period the option holder is an employee and, if the ISO does not expire at termination, for three months after his termination of employment (with certain exceptions for death and disability). Upon the exercise of an ISO, an option holder generally recognizes no immediate taxable income. When the option holder sells shares acquired through the exercise of an ISO, the gain is treated as long-term capital gain (or the loss is a long-term capital loss) unless the sale is a “disqualifying disposition.” A “disqualifying disposition” occurs if the option holder sells shares acquired on exercise within two years from the grant date of the ISO or within one year from the date of exercise. On a disqualifying disposition, the option holder includes the gain realized on the sale of the shares as ordinary income (or ordinary loss). Gain (or loss) is determined by subtracting the exercise price paid from the larger of (i) the fair market value of the shares on the exercise date, or (ii) the amount realized by the option holder on the sale. The gain may constitute a tax preference item for computing the participant’s alternative minimum tax.

Generally, we will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the sale of shares acquired through exercise of an ISO is a disqualifying disposition, then provided we satisfy applicable reporting requirements, we will be entitled to a deduction in the same amount the participant includes in income.

SARs. There are no federal income tax consequences to either a participant or us upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided we satisfy applicable reporting requirements, we will be entitled to a deduction equal to the amount included in the participant’s income.

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Restricted Stock & RSUs. Except as otherwise provided below, there are no federal income tax consequences to either a participant or us upon the grant of restricted stock or an RSU. With respect to restricted stock, the participant recognizes ordinary income in an amount equal to the fair market value on the date of vesting. Subject to Section 162(m) of the Code, and provided we satisfy applicable reporting requirements, we will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant that is subject to a substantial risk of forfeiture may make an election under Section 83(b) of the Code, within 30 days after the date of the grant, to recognize ordinary income as of the date of grant and we will be entitled to a corresponding deduction at that time.

When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount paid. If the Committee allows deferrals of RSUs, the participant’s tax on the RSU will be postponed until the participant receives the stock or cash. No deferral will be allowed if the Committee determines it will result in additional income tax under Section 409A. The terms of any such deferral will be determined in accordance with and under the terms of the deferral plan.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. With respect to any excess parachute payment, the participant would be subject to a 20% excise tax on, and we would be denied a deduction for, the “excess” amount.

Section 162(m). Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers (generally, our NEOs excluding the principal financial officer) to the extent such compensation exceeds $1 million per officer in any year. Certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation” that complies with conditions imposed by Section 162(m) rules, provided the material terms of such performance goals are disclosed to and approved by shareholders, as we have asked shareholders to do at the 2012 annual meeting (for example, see “Qualifying Performance-Based Compensation” above). Stock options, SARs and performance awards granted under the Plan and described above are intended to constitute qualified performance-based compensation eligible for such exceptions.

409A. We intend, that, to the extent any provisions of the Plan or any awards granted under the Plan are subject to Section 409A (which relates to nonqualified deferred compensation) of the Code, they will be interpreted and administered in good faith in accordance with Section 409A requirements and that the Committee will have the authority to amend any outstanding awards so that they are in compliance with Section 409A or qualify for an exemption from Section 409A. The Company will not indemnify any participant for taxes or penalties imposed by Section 409A.

New Plan Awards.

No determination has yet been made as to the amount or terms of any stock-based incentives under the Plan.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FIRST FINANCIAL BANCORP 2012 STOCK PLAN.

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proposal 3 - approval of AMENDMENTS TO THE 2009 non-employee director

On June 15, 2009 the Company’s shareholders voted to approve the 2009 Non-Employee Director Stock Plan (the “Director Plan”). As of December 31, 2011, there were 52,380 shares that remain available for issuance under the Director Plan. However, the Director Plan was approved by shareholders with an original term of three (3) years, and therefore it expires on June 15, 2012 and thus no new awards may be grated under the plan after that date. Accordingly, the Board has adopted an amendment and restatement of the Plan, subject to shareholder approval, to (i) extend the term of the Director Plan for an additional five (5) years or, if earlier, until all remaining shares are issued under the Plan and (ii) modify the vesting schedule of awards granted on or after the 2012 shareholder meeting to reflect the fact that directors are now elected to a term of one year.

We are asking for shareholder approval so that we will be able to grant stock options and/or restricted stock awards to the directors of the Company who are not also employees of the Company (the “Non-Employee Directors”) under the Director Plan. We believe that extending the term of the Director Plan will better allow us to more efficiently utilize the shares reserved for use under the Director Plan. Notwithstanding the requested extension of the term of the Director Plan, the approval of the Director Plan for a term of an addition five (5) years shall not result in the extension of the term of any outstanding option or award previously granted under the Director Plan. Other than with respect to the extension of the term of the Director Plan, the terms of the Director Plan remain unchanged from the version of the Director Plan submitted for shareholder approval on June 15, 2009.

Below is a summary of the material features of the Director Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Director Plan. It is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached hereto as Appendix B and is incorporated by reference to this proposal.

Purpose of the Plan. The purpose of the Director Plan is to promote the long-term success of the Company and its subsidiaries by creating a long-term mutuality of interests between the Non-Employee Directors and our shareholders through the granting of stock options and/or restricted stock awards, to provide an additional inducement for the Non-Employee Directors to remain with the Company, and to provide a means through which we may attract qualified persons to serve as Non-Employee Directors.

Administration of the Director Plan. The Director Plan will be administered by the Board, which has delegated its powers under the Director Plan to the Compensation Committee, which shall consist of two or more directors who are “outside directors” and “non-employee” directors. The Non-Employee Directors to whom stock options and restricted stock awards are granted, the timing of grants, the number of shares subject to any stock option and restricted stock award, the exercise price of any stock option, the periods during which any stock option may be exercised and restricted stock awards shall vest, and the term of any stock option shall be as provided in the Director Plan unless provided for otherwise by the Board pursuant to the terms of the Director Plan.

Shares Subject to the Director Plan. Initially, a total of 75,000 shares were available for issuance under the Director Plan. Subsequent to its approval, the Company has granted awards to its non-employee directors under the plan totaling 22,620 shares. As of December 31, 2011 (and as of April 1, 2012), 52,380 shares remain available for issuance under the Director Plan. The Director Plan authorizes the issuance of either stock options or restricted stock awards. Shares issuable under the Director Plan as restricted stock awards or stock options may be authorized and unissued or shares previously issued that we have reacquired. Any shares subject to grants under the Director Plan which expire or are terminated, forfeited, or canceled without having been exercised or vested in full, shall be available for new grants.

Eligibility. Stock options and restricted stock awards may be granted under the Director Plan to the non-employee directors of the Company. There are currently eleven (11) non-employee directors.

Terms and Conditions of Awards.

Types of Awards. The Director Plan provides for the issuance of stock options and/or restricted shares.

Exercise Price. With respect to any option issued under the Director Plan, the price for shares issued upon exercise of stock options will be 100% of the fair market value of the shares on the date the option is granted.

Form of Consideration Upon Exercise of Options. The option price for each stock option will be payable in cash (including by check, bank draft or money order) or by other shares of our stock.

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Term. If a Non-Employee Director terminates his service for a reason other than death, disability, retirement or a change in control of the Company, the options will expire within three months of such termination (or immediately if such termination is for cause.) If a Non-Employee Director dies, becomes disabled or retires, the Non-Employee Director will have 12 months from the date of such event to exercise any previously vested options. If a Non-Employee Director terminates in connection with a change in control, the Non-Employee Director will have until the first day of the seventh month following such termination to exercise his or her options. No Options may be exercised more than 10 years from the date of grant.

Other Provisions. The stock option agreement or restricted stock agreement for each grant of stock options or restricted stock award may contain other terms, provisions, and conditions not inconsistent with the Director Plan, as may be determined by the Board.

Rights as Shareholders. Until exercised, holders of options shall have no rights as a shareholder with respect to those options. With respect to restricted shares, except as limited by the Director Plan or award agreement, the grantee shall have all of the rights of a shareholder of the Company holding the class or series of common shares that is the subject of the restricted stock, including, if applicable, the right to vote the shares and, if granted by the Committee, the right to receive any cash dividends. If so determined by the Board or the Committee in the applicable award agreement and provided that sufficient shares are available under the Director Plan for such reinvestment, (1) cash dividends on the class or series of common shares that is the subject of the restricted stock award shall be automatically deferred and reinvested in additional restricted stock, held subject to the vesting of the underlying restricted stock and (2) dividends payable in common stock shall be paid in the form of restricted stock of the same class as the common stock with which such dividend was paid, held subject to the vesting of the underlying restricted stock. Alternatively, the Board or Committee can determine to hold cash dividends on unvested stock in escrow until such restrictions are removed.

Adjustments. The number of shares available under the Director Plan, the number of shares to be granted for each stock option or restricted stock award, and the number of shares subject to outstanding stock options or restricted stock awards will be adjusted to reflect any stock split, stock dividend or other event generally affecting the number of shares of Common Shares as necessary to preserve the economic value of the award.

Vesting. Awards typically vest immediately prior to the first shareholder meeting for the year following the year in which the award is granted. However, if the Non-Employee Director is elected to a term of more than one year, the awards typically vest in increments during such term. Restricted stock awards become fully vested upon the Non-Employee Director’s death, disability or retirement.

Acceleration of Awards in the Event of a Change In Control. Options become fully vested upon a change in control of the Company. All awards become fully vested upon a Non-Employee Director’s termination of service in connection with a change in control

Amendment and Termination. The Board may modify, amend, or terminate the Director Plan in any respect; except that if at any time the approval of the shareholders of the Company is required the Board may not effect the modification, amendment, or termination without shareholder approval. No amendment, alteration, suspension, or termination of the Director Plan shall impair the rights of any participant, unless mutually agreed to in writing. Unless earlier terminated by the Board, the Director Plan will terminate five (5) years after the date it is approved by the shareholders of the Company.

Federal Income Tax Consequences. The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations, and policies affecting the Company and recipients of awards under the Director Plan. Any descriptions of the provisions of any law, regulation, or policy are qualified in their entirety by reference to the particular law, regulation, or policy. Any change in applicable law or regulation or the policies of various taxing authorities may have a significant effect on this summary.

A participant who receives stock options will not recognize taxable income for federal income tax purposes at the time the option is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon the exercise of the stock options. The participant’s basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of shares obtained upon exercise of a stock option in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

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A participant who receives restricted stock awards under the Director Plan will not recognize taxable income for federal income tax purposes when the restricted stock award is granted provided the award is subject to a substantial risk of forfeiture at the time of grant. Once the award is vested and the shares are distributed, the participant will generally be required to include in ordinary income for the taxable year in which the vesting date occurs an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction for compensation expense in a like amount.

In the event dividends are paid on unvested restricted share awards, such dividends will be taxed as ordinary income.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards under the Director Plan. State and local tax consequences may also be significant.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE 2009 NON-EMPLOYEE DIRECTOR STOCK PLAN.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of the board has appointed Ernst & Young LLP as First Financial’s auditors for the year 2012 and, if shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Ernst & Young in the future. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such appointment would be in the best interests of the Company and its shareholders.

Ernst & Young were the Company’s auditors for the year ended December 31, 2011, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2012.

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PROPOSAL 5—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section and tabular disclosure and accompanying narrative discussions of the Named Executive Officer (“NEO”) compensation in this proxy statement, the Compensation Committee believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity awards is fair and equitable and aligns management’s interests with the interests of stockholders.

•	Base salary is designed to meet a minimum level of compensation necessary to attract and retain highly qualified employees. There were no increases in base salary in 2011 for NEOs.

•	Long-term equity awards are designed to reward executives for individual and Company performance, and to retain and motivate talented executives in this challenging regulatory and economic environment. Awards are subject to a three-year vesting period and are based in Company stock to align with the interests of and returns experienced by shareholders. In 2011, restricted stock target award levels as a the percentage of base salary were increased (10% for Mr. Davis, 20% for Messrs. Hall and Lefferson, 22% for Mr. Gehlmann, and 0% for Mr. Munafo) thereby placing a greater percentage of the NEOs total compensation at risk and subject to longer-term performance.

•	Annual cash incentives are designed to reward executives for achieving short-term business objectives that generally have long-term impact on the success of the Company and shareholder return. In 2011, we outperformed our peers which resulted in a 150.9% payout under the Key Executive Short-Term Incentive Plan with the amount in excess of 100% being paid in restricted stock that vests over three years.

•	Beginning January 1, 2011, there are no tax gross-ups for our NEOs under the new employment agreements.

•	We maintain clawbacks for certain incentive compensation to our NEOs.

We urge shareholders to read the “Compensation Discussion and Analysis” of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In 2011, 2010 and 2009, shareholders approved the compensation of our NEOs with FOR votes of over 97%, 95% and 74%, respectively, of the votes cast. This year, we once again are asking shareholders to approve the following advisory resolution:

RESOLVED, that the shareholders of First Financial Bancorp (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2012 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. In response to our shareholder vote in 2011, we are currently conduction a “say-on-pay” advisory vote on an annual basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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CORPORATE GOVERNANCE

General

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through discussions with the President and the Company’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of the Company’s subsidiary bank, First Financial Bank, N.A.

Board Leadership Structure

The Board is led by a non-executive Chair. The current Chairman of the Board, Murph Knapke, who is an independent director, presides over each board meeting and performs such other duties as may be incident to the office. Although our corporate documents would allow our Chair to hold the position of Chief Executive Officer, our Corporate Governance Principles provides that these two positions at First Financial Bancorp must be separate. Your board believes this separation allows our Chair to provide additional independent oversight of management. The offices of the Chair and CEO at the Company have been separate since 1997.

The Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of management of First Financial. Our Board of Directors, with the assistance of the Risk Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management (“ERM”) program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk consideration into decision-making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk and promote visibility and constructive dialogue around risk at all levels of the organization. The Company’s risk governance structure starts with each line of business being responsible for managing its own risks. In addition, the Board of Directors and executive management have appointed a Chief Risk Officer to support the risk-oversight responsibilities of the Board and its committees and to involve management in risk management by establishing committees comprised of management personnel who are assigned responsibility for oversight of particular risk areas in the organization. An Enterprise Risk Management Committee (“ERMC”) comprised of senior management is the senior most focal point within our Company to monitor, evaluate and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in the Company’s businesses. Currently reporting up to the ERMC are various risk-related committees whose members are comprised of lines of business, risk management and senior officers. The Chief Risk Officer provides the board with a quarterly risk profile of the Company, as well as the results of the ERMC. Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal Company operations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response and monitoring efforts to the ERMC and to the Risk Committee.

Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees.

•	The Risk Committee assists the Board in overseeing enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, regulatory, legal risk and reputation risk. The Risk Committee’s role and its relationship with the Board regarding risk oversight are more fully described under “Meetings of the Board of Directors and Committees of the Board – Board Committees - Risk Committee.”

•	The Compensation Committee evaluates, with our senior officers, risks posed by our incentive compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks. The Compensation Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Compensation Committee” and “Compensation Committee Report.”

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•	The Audit Committee reviews our systems to manage and monitor financial risk with management and our internal audit department. The Audit Committee’s role and its relationship with the Board are more fully described under “Committees of the Board – Audit Committee.”

•	Effective 2012, the M&A/Capital Markets Committee will oversee the Company’s investment portfolio. This committee’s role and relationship with the board are more fully described under “Committees of the Board – M&A/Capital Markets Committee.”

 Select members of management attend all Board meetings and are available for questions regarding particular areas of risk. While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors has determined that eleven (11) of its current twelve (12) members are independent directors as that term is defined under the rules of the Nasdaq. All directors, other than our CEO, Claude E. Davis, are independent directors. To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with the Company and its affiliates fall within these categories is independent:

•	A loan made by the First Financial Bank to a director, his or her immediate family or an entity affiliated with a director or his or her immediate family, or a loan personally guaranteed by such persons if such loan (i) complies with federal regulations on insider loans, where applicable; and (ii) is not classified by the bank’s credit committee or by any bank regulatory agency which supervised the bank as substandard, doubtful or loss;

•	A deposit, trust, insurance brokerage, investment advisory, securities brokerage or similar client relationship between First Financial Bank or its subsidiaries and a director, his or her immediate family or an affiliate of his or her immediate family if such relationship is on customary and usual market terms and conditions;

•	The employment by the Company or its subsidiaries of any immediate family member of the director if the employee serves below the level of a Senior Vice President;

•	Purchases of goods or services by the Company or any of its subsidiaries from a business in which a director or his or her spouse or minor children is a partner, shareholder or officer, if the director, his or her spouse and minor children own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business; or

•	Purchases of goods or services by the Company, or any of its subsidiaries, from a director or a business in which the director or his or her spouse or minor children is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her spouse or minor children or such business in the last calendar year does not exceed the greater of $200,000 or 5% of the gross revenues of the business.

Pursuant to its charter, the Audit Committee reviews and ratifies all related transactions. Any loans to a director or a related interest are approved by the board in accordance with banking laws. For a discussion of such relationships, see “—Other Business Relationships.”

Transactions with Related Parties / Other Business Relationships

Corinne R. Finnerty, a director of the Company, is a shareholder and an officer of McConnell Finnerty Waggoner PC, which has been retained by First Financial Bank, N.A. and previous Company bank subsidiaries during the prior fiscal year and the current fiscal year. During 2011, the Company’s subsidiaries paid the firm $37,554 in legal fees and reimbursable expenses. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the Nasdaq, do not affect Ms. Finnerty’s status as an independent director.

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Effective 2011, the Board adopted changes to its Corporate Governance Principles that provides that no director shall perform professional services for the Company or its affiliates. Such prohibition shall apply to such services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company. Professional services can be characterized as advisory in nature, generally involves access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. For the purposes of these Principles, professional services generally include, but are not limited to the following: investment services; insurance services, accounting/auditing services, consulting services, marketing services, legal services, property management services, realtor services, lobbying services, executive search services and IT consulting services. This prohibition shall not apply to services initiated prior to January 1, 2011.

Indebtedness of Directors and Management

Some of the officers and directors of the Company and the companies with which they are associated were clients of the banking subsidiary of the Company. The loans to such officers and directors and the companies with which they are associated (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

First Financial Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. We presume that extensions of credit which comply with the Federal Reserve Regulation O to be consistent with director independence. In other words, we do not consider normal, arms-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Board Self-Assessment

The board conducts a self-assessment annually, which our Corporate Governance and Nominating Committee (“CGNC”) reviews and discusses with the Board. In addition, each of the committees of the Board is expected to conduct periodic self-assessments.

Director Education

The Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Nominating Procedures

It is the CGNC’s policy that it will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Company’s Regulations. Under those procedures, shareholders who wish to nominate individuals for election as directors must provide:

•	The name and address of the shareholder making the nomination and the name and address of the proposed nominee;
•	The age and principal occupation or employment of the proposed nominee;
•	The number of common shares of the Company beneficially owned by the proposed nominee;
•	A representation that the shareholder making the nomination:
-	Is a holder of record of shares entitled to vote at the meeting, and
-	Intends to appear in person or by proxy at the meeting to make the nomination;
•	A description of all arrangements or understandings between the shareholder making the nomination and the proposed nominee;
•	Any additional information regarding the proposed nominee required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement if the proposed nominee has been nominated by the Company’s Board of Directors; and
•	The consent of the proposed nominee to serve as a director if elected.

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In order to be recommended for a position on the Company’s Board of Directors by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company’s Corporate Governance Principles, and (ii) through a combination of experience and education have the skills necessary to make an effective contribution to the Board of Directors. In accordance with the Company’s Regulations, no one may be elected to the Board of Directors after reaching his or her seventieth birthday.

In connection with next year’s Annual Meeting of Shareholders, the committee will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 21, 2013, as provided in the Company’s Regulations. Notice of a proposed nomination must include the information outlined above and should be sent to First Financial Bancorp, Attention: Gregory A. Gehlmann, General Counsel & Secretary 255 E. Fifth Street , Suite 700, Cincinnati, OH 45202.

Director Qualifications/Diversity

The committee identifies nominees for director through recommendations by shareholders and through its own search efforts, which may include the use of external search firms. The committee evaluates nominees for director based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder. The criteria evaluated by the committee include, among other things, the candidate’s judgment, integrity, leadership ability, business experience and ability to contribute to board member diversity (including, but not limited to gender, race, ethnicity, as well as experience, geography, qualifications, attributes and skills) in a wide variety of areas. Although our Corporate Governance Principles discuss its importance, we have not established a particular policy regarding the consideration of diversity in identifying director nominees. However, the CGNC recognizes that racial and gender diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complimentary skills and experiences. The committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert,” is available to serve, and is not subject to any disqualifying factor. No one individual trait is given particular weight in the decision process. We believe each of the Company’s directors and director nominees possess the personal characteristics needed for the responsibilities as a director.

Stock Ownership Guidelines

The Company requires directors to own First Financial stock equal to at least three times the director’s annual retainer within three years of first becoming a director of the Company. All directors who have been non-employee directors for at least three years are in compliance with this requirement. The requirement in the First Financial Bank, N.A. Bylaws that directors own at least $1,000 of First Financial stock upon election or appointment to the Board is still in place. The Company recently revised the guidelines for directors to include 4,000 shares or three times the annual retainer whichever is less. This revision to the guidelines will be in effect on the date of the 2012 shareholder meeting. The Company also implemented stock ownership and retention guidelines for its NEOs. For NEO ownership and retention guidelines, see “Compensation Discussion and Analysis – Other Guidelines and Procedures Affecting Executive Compensation – Share Ownership and Share Retention Guidelines.”

Director Change in Status

In the event of a change in the principal occupation, business association or residence of a director, such director shall submit his/her resignation to the Chair of the CGNC. The CGNC shall determine if it is in the best interest of the Company to accept the resignation or to allow for such director to continue serving as a member of the Board of Directors.

Other Directorships and Committee Memberships

To preserve independence and to avoid conflicts of interest, directors are to limit the number of other public company boards on which they serve to three or fewer. Directors are to advise the Chairman of the Board and the Chair of the CGNC before accepting an invitation to serve on another public company board. Members of the Audit and Compensation Committees are discouraged from serving on a number of similar committees of other public companies that would affect their ability to function effectively on the Boards and their committees. In addition:

•	The CEO is limited to serving on the boards of no more than two additional public companies.
•	Absent prior approval by the CGNC, all Board members are expected to limit their board membership on non-public/charitable organizations to no more than five.

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Code of Business Conduct and Ethics and Corporate Governance Principles

We have adopted a Code of Business Conduct and Ethics which applies to all First Financial (including subsidiaries) directors, officers and employees. The code governs the actions and working relationships of First Financial employees, officers and directors. The code addresses, among other items, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets and compliance with laws, rules and regulations and encourages the reporting of any illegal or unethical behavior.

 We also maintain a Code of Ethics for Senior Financial Officers which addresses some of the same issues as the Code of Business Conduct such as the importance of honesty, integrity and confidentiality, but establishes specific standards related to financial controls and reporting for senior financial officers of First Financial. We will disclose any substantive amendments to or waiver from provisions of the code made with respect to the Chief Executive Officer, principal financial officer or principal accounting officer on our website.

We have also adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of First Financial by the Board and its committees. The Corporate Governance Principles cover, among other issues, executive sessions of the Board of Directors, director qualifications, director responsibility, director independence, voting for directors, limitations on other boards, continuing education for members of the Board of Directors and internal performance evaluations.

These documents are available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Corporate Governance” link.

Whistleblower Procedures

The Audit Committee and the Board of Directors have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. There are also procedures for the submission by the Company or affiliate associates of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Succession Planning

In light of the critical importance of executive leadership to First Financial’s success, we have instituted an annual succession planning process, which is guided by the CGNC. The process started first for our CEO and has been developed for the CEO’s direct reports and will be implemented enterprise-wide for senior-level managers. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders. As part of the annual process, the CEO and talent management collaborate with the CGNC to prepare succession and management development and review. The CGNC reports to the full board on its findings and the Board deliberates in executive session on the CEO succession plan.

Policy on Majority Voting

The Board recognizes that, under the Articles and Regulations, director nominees who receive the greatest number of shareholder votes are automatically elected to the Board of Directors, regardless of whether the votes in favor of such nominees constitute a majority of the voting power of First Financial. Nevertheless, we have adopted a policy on majority voting for the election of directors in our Corporate Governance Principles. You can view these within the Corporate Governance section of our website at www.bankatfirst.com/investor. The policy requires nominees who receive a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board of Directors.

The committee will then consider such resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In determining its recommendation to the Board, the committee will consider all factors deemed relevant by members of the committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on such committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of First Financial and its shareholders.

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The committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the committee’s recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee’s recommendation, the Board will consider the information, factors and alternatives considered by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with a full explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

Communicating with the Board of Directors

The Board of Directors has established a process by which shareholders may communicate with the Board of Directors. Shareholders may send communications to the Company’s Board of Directors or to individual directors by writing to:

Attn: Board of Directors (or name of individual director)

First Financial Bancorp

255 E. Fifth Street, Suite 700

Cincinnati, OH 45202

Letters mailed to this address will be received by the director who serves as Chair of the Audit Committee or the director who serves as Chair of the Corporate Governance and Nominating Committee, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the Chair of the Audit Committee.

Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Corporate Governance” link. For questions regarding this process, shareholders may contact the Company’s General Counsel & Secretary, Gregory A. Gehlmann, at First Financial Bancorp, 225 E. Fifth Street, Suite 700, Cincinnati, OH 45202.

Meetings of the Board of Directors and Committees of the Board

Board Meetings

During the last fiscal year, the Board of Directors held eight regularly scheduled meetings. All of the incumbent directors attended 75% or more of those meetings and the meetings held by all board committees on which they served, during the periods that they served as directors.

The Board of Directors believes that it is important for directors to participate in scheduled board and committee meetings and to attend the Annual Meeting. It is the policy of the Board of Directors that directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the Annual Meeting, unless excused by the Board of Directors, are subject to not being re-nominated to the Board of Directors. During 2012, all of the incumbent nominees attended more than 75% of the scheduled meetings. All of the Company’s directors attended the 2011 Annual Meeting.

Executive Sessions of Non-Management Directors

The independent directors meet in regularly scheduled meetings at which only the independent directors are present. During 2011, the independent directors held six such meetings.

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Board Committees

The Board of Directors has the following standing Committees: Corporate Governance and Nominating, Compensation, Audit, M & A/Capital Markets and Risk. Other committees are formed as needed.

Corporate Governance and Nominating Committee. The CGNC reports to the Board on corporate governance matters, including the evaluation of the Board and its Committees and the recommendation of appropriate Board Committee structures and membership. The Committee also establishes procedures for the director nomination process and recommends director nominees for Board approval. Furthermore, the Committee oversees and monitors the CEO and other executive succession. The Committee is comprised of the following directors, each of whom satisfies the definition of independence for Nominating Committee members under the rules of the Nasdaq and SEC: J. Wickliffe Ach (Chair), Cynthia O. Booth, Corinne R. Finnerty and Richard E. Olszewski. The Committee held four meetings during the 2011 fiscal year.

Compensation Committee. The Compensation Committee’s primary responsibilities include:

•	Determining and approving the compensation of the CEO and each executive officer of the Company as determined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934;

•	Evaluating the performance of the Company’s CEO for all elements of compensation and other executive officers with respect to incentive goals and objectives approved by the committee and then approving all executive officers’ compensation based on those evaluations and other individual performance evaluations provided to the committee;

•	Reviewing and evaluating all benefit plans of the Company in accordance with applicable laws, rules and regulations;

•	Overseeing the preparation of the compensation discussion and analysis and recommending to the full Board its inclusion in the annual proxy statement in accordance with applicable laws, rules and regulations;

•	Annually reviewing the executive incentive compensation arrangements to see that such arrangements do not encourage such officers to take unnecessary and excessive risks that threaten the value of the Company; and

•	Recommending to the Board of Directors compensation for directors.

The Committee has the authority to retain compensation consultants to assist in the evaluation of director and executive compensation. During 2011, the Committee utilized the services of an independent compensation consultant.

The Compensation Committee is comprised of the following directors, each of whom satisfies the definition of independence for Compensation Committee members under the rules of the Nasdaq and SEC: Susan L. Knust (Chair), J. Wickliffe Ach, David S. Barker, and William J. Kramer. The Compensation Committee held five meetings during 2011.

Audit Committee. The Audit Committee oversees the audit functions of the Company and First Financial Bank, N.A. The Committee is responsible for overseeing the Company’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and the external auditors, and the Company’s compliance with applicable legal and regulatory requirements. The Committee is comprised of the following directors, each of whom satisfies the definition of independence for Audit Committee members under the rules of the Nasdaq and the SEC: William J. Kramer (Chair), David S. Barker, Donald M. Cisle, Sr., and Maribeth S. Rahe. The Board of Directors has determined William J. Kramer is an Audit Committee financial expert serving on the Audit Committee. The Audit Committee held nine meetings during the fiscal year.

Risk Committee. The Risk Committee oversees enterprise-wide risks, including interest rate, credit, reputation, strategic, technology, operational, legal, regulatory, governance, reputation, market, liquidity and reporting risks. To the extent it deems necessary or appropriate, the Risk Committee carries out the following responsibilities, among others:

•	Review and approve significant risk assessment and risk management policies, and develop and implement additional policies relating to risk assessment and risk management;

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•	Evaluate risk exposure and tolerance;

•	Consult with the Chief Risk Officer regarding credit and other risks, as appropriate; and

•	Consult with the Audit and Compensation Committees regarding financial and compensation risks, as appropriate.

The Risk Committee is comprised of the following directors, each of whom satisfies the definition of independence for Risk Committee members under the rules of the Nasdaq and SEC: Richard E. Olszewski (Chair), Mark A. Collar, Corrine R. Finnerty and Cynthia O. Booth. The Risk Committee held four meetings during 2011.

M&A/Capital Markets Committee. This Committee is comprised of the following directors, each of whom satisfies the definition of independence for M&A/Capital Markets Committee members under the rules of the Nasdaq and SEC: Murph Knapke (Chair), David S. Barker, Mark A. Collar, William J. Kramer and Maribeth S. Rahe. Effective 2012, the Committee will be responsible for oversight of the Company’s investment portfolio. The Committee held four meetings during the 2011 fiscal year and will adopt a charter in 2012.

Availability of Committee Charters. The Corporate Governance and Nominating, Compensation, Risk and Audit Committees operate pursuant to separate written charters adopted by the Board. Each committee reviews the charter at least annually. Copies of the charters are available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Corporate Governance” link. The information contained on the website is not incorporated by reference or otherwise considered a part of this document.

BOARD COMPENSATION FOR FISCAL 2011

The Compensation Committee reviews the individual components and total amount of director compensation at least annually. The Compensation Committee will recommend changes in director compensation to the Board aided by its review of competitive pay data for non-employee directors of the financial services companies in the Company’s Peer Group. It may recommend changes to director compensation more or less frequently based on its analysis of this competitive data. The Compensation Committee uses the same Peer Group for this purpose as used by the committee to determine competitive pay for named executives. See “-External Benchmarks” in the CD&A. The Compensation Committee has retained Towers Watson to act as the Committee’s independent compensation consultant.

Name	Fees Earned or Paid in Cash ($) (1) (2)	Stock Awards ($)(3)			All Other Compensation ($)(4)	Total ($)
J. Wickliffe Ach	$45,500	$			$531	46,031
David S. Barker	39,500		20,000	(3)	542	60,042
Cynthia O. Booth	32,000		20,000	(3)	—	52,000
Donald M. Cisle, Sr.	38,000				531	38,531
Mark A. Collar	36,500				2,543	39,043
Corinne R. Finnerty	36,750				531	37,281
Murph Knapke	71,250		—		2,543	73,793
Susan L. Knust	44,250		20,000	(3)	430	64,680
William J. Kramer	48,000				2,543	50,543
Richard E. Olszewski	44,250				531	44,781
Maribeth S. Rahe	38,000		20,000	(3)	542	58,542

(1)	Includes retainers, board and committee attendance fees and retainers for committee chairs for both First Financial Bancorp and First Financial Bank.

(2)	Pursuant to the Company’s Director Fee Stock Plan, directors may elect to have all or any part of the annual retainer fee paid in the Company’s common shares. See also “- Director Stock Fee Plan.” This column includes shares purchased under such plan as follows:

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Name	Amount of Fees Used to Purchase Common Shares
J. Wickliffe Ach	$5,000
David S. Barker	10,000
Cynthia O. Booth	6,000
Mark A. Collar	2,000
Corinne R. Finnerty	13,200
Murph Knapke	13,200
Susan L. Knust	10,000
William J. Kramer	13,200
Richard E. Olszewski	13,200
Maribeth S. Rahe	20,000

(3)	Total value is computed utilizing the grant date market value for restricted stock awards. See Note 20—Stock Options and Awards of the Company’s Annual Report on Form 10-K for additional information on valuation methodology each director received 1,239 shares. Based on the closing price of First Financial’s common shares as of the date of grant (May 24, 2011) of $16.14 per share. All shares vest on May 24, 2012. Dividends on unvested restricted stock are held in escrow and only paid upon vesting of the shares. See “Director Stock Plans.”

(4)	Includes dividends paid on unvested restricted stock awards (with respect to stock grants made prior to 2010) and accrued dividends on restricted stock vesting in 2011.

Board/Committee Fees

In 2011 the non-employee directors of the Company and First Financial Bank received (a) annual retainers of $10,000 and $10,000, respectively; and (b) $750 for each board and committee meeting attended. Committee chairs receive annual retainers of $7,500; however, the Chair of the Audit and the Compensation Committee receives a $10,000 annual retainer. These chair retainers are to recognize the extensive time that is devoted to committee matters including meetings with management, auditors, attorneys and consultants and preparing committee agendas. Furthermore, the Chair and Vice Chair of the Company receive annual retainers of $40,000 and $7,500 annually, respectively. Director fees are paid quarterly.

Director Stock Plans

In 2009, First Financial’s shareholders approved the 2009 Non-Employee Director Stock Plan. The plan provided that directors can receive options and/or restricted stock awards. Currently, upon election or re-election to a one-year term, each non-employee director receives $20,000 in value of restricted stock which vests one year from the date of grant. Prior to 2011, directors were elected for three year terms and received $60,000 in restricted stock which vested over three years. Grants are made on the date of the Annual Meeting based on the closing price of the Company’s common shares that day. Unless amended, no further awards can be granted under the plan after June 15, 2012. We are seeking shareholder approval to allow for grants under the Plan for five more years. See “Proposal 3 - Approval of Amendments to 2009 Non-Employee Director Stock Plan.”

In addition, if the 2012 Stock Plan is approved, shares designated under this plan would also be available for grant to directors once shares from the 2009 Non-Employee Director Stock Plan are depleted. See “Proposal 2 – Approval of the 2012 Stock Plan.”

Stock Grants to Nominee Directors

In the event that directors Barker, Booth, Collar, Knapke, Knust, Kramer and Rahe, are re-elected to the Board, each will receive a grant of $20,000 of restricted stock from the 2009 Non-Employee Director Stock Plan which would vest one year from the date of grant. At March 26, 2012, the closing price of our common shares was $17.37 per share, which would equate to a grant of approximately 1,151 restricted shares each.

Director Fee Stock Plan

Each year, directors are given the opportunity to have all or a portion of their board fees invested in the Company’s common stock. Elections are made once a year. Shares are purchased on the open market by an independent broker dealer after the payment of the quarterly board fees.

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Reimbursement

Directors are entitled to reimbursement of their reasonable travel expenses for attending Board of Director and Committee meetings. Claude Davis, who is also an employee of the Company, did not receive any additional fees for serving on the Board of Directors and therefore has been omitted from the table. For a discussion of Mr. Davis’ compensation, see “Executive Compensation.”

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following describes at least the last five years of business experience of executive officers of First Financial, who are not directors of First Financial. The descriptions include any other directorships at public companies held during the past five years.

C. Douglas Lefferson (age 47)—Executive Vice President and Chief Banking Officer since November 2010; Chief Operating Officer (April 2005–November 2010); and Chief Financial Officer (January 2002–April 2005). Mr. Lefferson has spent his entire banking career in various positions within the Company and its subsidiaries.

J. Franklin Hall (age 43)—Effective September 2011, Executive Vice President, Chief Financial Officer, and Chief Operating Officer (designated Principle Accounting Officer on an interim basis until December 17, 2011) and Chief Financial Officer since April 2005. He has served other roles with affiliates of the Company, President of First Financial Capital Advisors, LLC (April 2007–December 31, 2010) and President of the First Funds family of proprietary mutual funds (December 2006–December 2009); and Controller (January 2002–April 2005). Mr. Hall joined First Financial in June of 1999. Prior to joining First Financial, Mr. Hall was with Firstar Bank, N.A. (now known as US Bancorp) in Cincinnati, Ohio and began his career with Ernst & Young LLP.

Gregory A. Gehlmann (age 50)—Executive Vice President and General Counsel since April 2010; has been general counsel since joining the Company in June 2005. From July 2006–August 2008, he assumed the additional responsibility of Chief Risk Officer. Prior to joining First Financial, Mr. Gehlmann practiced law for 16 years in Washington, D.C. From March 2000–June 2005, he served as partner/counsel at Manatt, Phelps & Phillips, LLP, Washington, D.C., where he served as counsel to public and private companies, as well as investors, underwriters, directors, officers and principals regarding corporate securities, banking and general business and transactional matters.

John M. Gavigan (age 33) is First Vice President and Corporate Controller (Principal Accounting Officer).  Mr. Gavigan joined First Financial in September of 2008 as assistant vice president and assistant controller, and was subsequently promoted to vice president and assistant controller in 2009, where he held that position until assuming his current position effective December 17th of 2011.  Prior to joining First Financial, Mr. Gavigan was most recently a manager with Protiviti Inc., a leading international provider of business and technology risk consulting services, where he specialized in financial reporting-related services.

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COMPENSATION COMMITTEE REPORT

In its capacity as the compensation committee of the Board, the Compensation Committee has reviewed and discussed with management the CD&A below. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Members of the Compensation Committee:

Susan L. Knust, Chair
J. Wickliffe Ach
David S. Barker
William J. Kramer

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Introduction

This CD&A describes and explains the Company’s executive compensation decisions for 2011 for the five executive officers named in the Summary Compensation Table. These named executives officers (or NEOs) are:

Claude E. Davis, President and Chief Executive Officer

C. Douglas Lefferson, Executive Vice President and Chief Banking Officer

J. Franklin Hall, Executive Vice President and Chief Financial Officer

Gregory A. Gehlmann, Executive Vice President and General Counsel

Samuel J. Munafo, Executive Vice President and Chief Commercial Lending Officer

The Compensation Committee’s decisions reflect our compensation principles that have historically guided its compensation deliberations:

•	paying for performance;
•	promoting a culture of risk management that avoids unnecessary risk-taking;
•	attracting and retaining highly qualified and motivated executives with competitive pay; and
•	aligning executives’ interests with those of our shareholders.

The banking industry faced another challenging year with the continued stress in the economy and the regulations implementing sweeping legislation. In spite of these challenges, First Financial remained profitable, outperformed its peers and was able to take advantage of growth opportunities. Despite the continued difficult economic environment, our management team made significant progress in achieving our strategic, operational and financial goals for 2011.

Highlights of 2011 included:

•	Continued financial performance in comparison to peers (median to top quartile in almost all performance criteria set forth in the 2011 Short-Term Incentive Plan).
•	Completion of important branch acquisitions in two of our key strategic markets.
•	Continued improved credit quality.
•	Maintained significant levels of capital.
•	Clawbacks covering the retention bonus and the Short-Term Incentive Plan for NEOs, in addition to those clawback policies adopted while we participated in TARP.
•	Eliminated certain perquisites offered to our NEOs.
•	Effective January 1, 2011, new employment agreements with our NEOs eliminate tax gross ups and other post-employment benefits.
•	Continued to inventory all incentive compensation plans and evaluate them for excessive risk.

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•	Completed our 85th consecutive quarter of profitability at the end of 2011.
•	Implemented a variable dividend strategy in the second half of 2011 that is evaluated each quarter. During 2011, the strategy resulted in the payment of an additional $0.15 per share in dividends to our shareholders in each of the 3rd and 4th quarters of 2012.

For a detailed discussion of our overall performance in 2011, we refer you to our 2011 Annual Report included with this proxy statement or on our website at www.bankatfirst.com/investor.

Objectives of Our Executive Compensation Programs

Discussed herein is the executive compensation philosophy that the Compensation Committee believes best supports the Company’s strategy. As such, the executive compensation program is intended to support the achievement of our business strategy while aligning each executive’s financial interests with those of shareholders.

Our core strategy is to:

•	follow a “People-Led” strategy. Our primary competitive advantage must be our people. Their knowledge and expertise in providing financial products and their commitment to exceptional service quality will be what separates us from our competitors;
•	be an “Employer of Choice” for high-performing employees in our various communities; and
•	be a top quartile performer in both return and growth compared to our peers.

Compensation Design Framework

The Compensation Committee utilizes the core design criteria listed below to create a compensation framework that drives financial performance and increases shareholder value. The principles of this framework include:

•	Pay should be competitive with the market and reflect the value delivered by the individual to the organization.
•	A substantial portion of pay should align with performance relative to internal goals and financial performance compared to peers (pay for performance).
•	A substantial portion of pay should be at risk to align with shareholder risk.
•	Compensation must comply with legal and regulatory limits, and must not encourage excessive risk-taking.

Philosophical Principles and Guidelines

Our executive compensation program seeks to:

•	attract, motivate, incent and retain the best talent in our industry to ensure that we have the caliber of executives needed to deliver top quartile performance to all of our stakeholders on a consistent basis over the long-term;
•	support the creation of shareholder value along with the achievement of key corporate goals and objectives, while appropriately balancing current priorities and our longer-term strategy;
•	provide a totally integrated compensation program that is aligned with performance results and is delivered in a cost effective manner;
•	differentiate compensation based on individual performance, position responsibilities and impact on financial and organizational results, not as an entitlement based on position or tenure;
•	encourage teamwork and cooperation by linking variable compensation to the achievement of organization-wide results;
•	demonstrate executives’ long-term commitment to our Company and shareholder value creation through stock ownership;
•	align with the median of the market for target company performance, with opportunities for meaningful upside compensation for top-quartile performance;
•	avoid incentive payouts if the Company or individual fails to meet minimum acceptable performance standards;
•	be designed and administered in an objective, consistent, fair and fact-based manner that achieves external competitiveness and internal equity;
•	provide flexibility and some discretion in applying the compensation principles to appropriately reflect individual circumstances as well as changing business conditions and priorities; and

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•	avoid excessive risk taking through conservative plan design features, the use of clawbacks, and forfeiture of awards in certain instances.

Compensation Elements

To achieve our above-stated principles, the following elements of compensation have been chosen to create a flexible package that reflects the long-term nature of the banking business and can reward both short- and long-term performance of the Company and individual:

•	Base Salary. To competitively compensate for day-to-day contributions, skills, experience and expertise of each employee.

•	Short-term annual performance-based cash incentive compensation. To motivate and share in the rewards of the current year’s results.

•	Long-term equity non-cash compensation. To motivate and share in the rewards of sustained long-term results and value creation, including:

o	Stock Options – time-based; and/or
o	Restricted Stock – time and/or performance-based.

•	Non-performance based benefits. To provide for the security and protection of executives and their families, including:

o	Employment agreements (including change-in-control and severance)
o	Retirement and other benefits;
o	Certain perquisites and other personal benefits; and
o	Deferred compensation opportunities.

The total compensation mix and the relative weighting of each element reflect the competitive market and our priorities. As such, the mix of pay may be adjusted from time to time to best support our immediate and longer-term objectives. Furthermore, as employees move to higher levels of responsibility with greater ability to influence our results, the percentage of pay at risk generally increases. The Compensation Committee seeks to achieve a reasonable level of consistency in the character of pay among its executive officers.

Total direct compensation for each NEO is a mix of cash and long-term incentives. Total cash includes base salary and the Short-Term Incentive Plan. We attempt to provide a substantial portion of total target cash compensation paid to our NEOs as non-cash and tie a significant portion of this compensation to our performance. We do this so that shareholder returns, along with corporate, business unit and individual performance, both short- and long-term, determine a significant portion of executive pay.

In addition, the Compensation Committee has used stock options and/or restricted stock to motivate executives and align the executives’ interests with shareholder interests and the long-term performance of the business. The Company implemented stock ownership and retention guidelines for its NEOs. For NEO ownership and retention guidelines, see “Compensation Discussion and Analysis – Other Guidelines and Procedures Affecting Executive Compensation – Share Ownership and Share Retention Guidelines.”

Our emphasis on compensation elements other than base salary subjects our executives to downside risk related to our performance, which may significantly affect their overall compensation. If First Financial performs well (based on internal objectives, as well as peer group comparison) and longer-term shareholder value increases, award levels are intended to be strong. If First Financial underperforms, award levels will be low or non-existent.

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Below is a chart that reflects each element of target compensation as well as compensation at risk as percentages of target total compensation for 2011. Compensation at risk is comprised of short and long-term incentives.

	Base Salary	Annual Short-Term Incentive	Long-Term Incentive	% of Compensation at Risk

CEO	38%	20%	42%	62%
Other NEOs (Average)	52%	20%	28%	48%

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives; each element of compensation is interdependent on the other elements. Applying the Company’s core values and drawing upon the sources of information discussed above, the Compensation Committee utilizes the various elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of competitiveness, pay for performance, alignment with shareholder interests, and compliance with all legal and regulatory guidelines.

External Benchmarks

In evaluating the levels of compensation, the Compensation Committee utilizes the services of Towers Watson as its outside compensation advisor. To ensure market competitiveness, Towers Watson presents benchmarking information from published surveys of financial services companies of approximately the same asset size; information from surveys representative of the broader general industry population are utilized to provide appropriate compensation benchmarks for positions that are not specific to the financial services/banking industry.

Towers Watson also provides a customized proxy analysis of similarly sized publicly-traded financial services/banking organizations designated as the Company’s peer group. The Committee, with the assistance of management and Towers Watson, utilizes this peer group to assist in the structuring of compensation for its NEOs. The peer group is chosen to better align the peer group not just in terms of size but also to identify what the Committee deems to be high performing financial institutions. A peer group consisting of the following 16 financial services companies was utilized in 2011:

•	1st Source Corp.	•	MB Financial, Inc.	•	Republic Bancorp, Inc.
•	First Commonwealth Financial Corp.	•	IBERIABANK Corp.	•	Sterling Financial Corporation
•	FirstMerit Corp.	•	Old National Bancorp	•	WesBanco, Inc.
•	First Merchants Corp.	•	Park National Corporation	•	Wintrust Financial Corp.
•	First Midwest Bancorp, Inc.	•	PrivateBancorp, Inc.	•	UMB Financial Corp.
		•	Prosperity Bancshares, Inc.

The Compensation Committee considers data from these sources to review base salaries, as well as short-term and long-term incentive opportunities for each NEO. Pay opportunities are established based on median market practices; actual compensation earned is determined by overall performance of the Company so that in years of strong performance, executives may earn higher levels of compensation as compared to executives in similar positions of responsibility at comparative companies. Conversely, in years of below average performance, executives may be paid below average compensation.

We believe that our market review assists us in making executive compensation decisions that are consistent with our objectives, especially those of attracting, retaining and motivating our executive officers. Also, because the current marketplace is the most relevant, when making annual executive compensation decisions, the Compensation Committee does not take into account an individual’s accumulated value from past compensation grants.

The 2011 Compensation Decision-Making Process

Three parties play an important role in establishing compensation levels for First Financial’s executive officers: (i) the Compensation Committee; (ii) senior management and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process.

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Role of the Compensation Committee. The Compensation Committee has the authority to:

•	determine the amount of, and approve, each element of total compensation paid to the NEOs, and the general elements of total compensation for other senior officers. The Compensation Committee reviews all components of compensation for the CEO and the other NEOs, including base salary, bonus, and long-term incentives;
•	review the performance and compensation of the CEO and specified CEO direct reports, including the executive officers named in this proxy statement, as well as other officers;
•	develop performance targets for incentives, using management’s internal business plan, industry and market conditions and other factors; and
•	define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon our change in control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and the peer group specifically, as described above. It makes specific compensation decisions and awards based on such data, along with company performance, individual performance and other circumstances as appropriate.

At meetings in early 2011, the Compensation Committee reviewed First Financial’s performance for the most recently completed fiscal year and the business plan for the coming year. This review considered corporate and individual performance, changes in any NEO’s responsibilities, data regarding peer practices, and other factors. In addition, the Committee reviewed tally sheets prepared by management for each of the NEOs. The sheets provide a comprehensive view of the Company’s payout to each NEO, including compensation, benefits and perquisites.

Role of Executive Management in Compensation Decisions for NEOs. Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company’s compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities and stock awards, as well as threshold, target and maximum performance objectives for the NEOs other than himself. In making a recommendation for any executive officer who does not report directly to him, the CEO considers compensation recommendations made by the executive officer’s manager.

Our human resources department and other members of management assist the Compensation Committee in the administration of the Company’s executive compensation program and the Company’s overall benefits program. Members of our human resources department periodically make available to the Compensation Committee information regarding the value of prior long-term incentive grants and participation in our plans. This information includes (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants, (ii) the cost of providing each perquisite, (iii) projected payments under our retirement plans, and (iv) aggregate amounts deferred under our nonqualified deferred compensation plans. Management helps prepare the information, including the tally sheets, used by the Compensation Committee in making its decision with the assistance of Towers Watson.

Management also provides the Compensation Committee with information regarding potential payments to our executive officers under various termination events, including both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit, which is sometimes called the “walk-away” amount. Similar information is provided regarding the “Other Potential Post-Employment Payments” defined below (that table reports only the amount that is enhanced as a result of the termination event in order to not double-count compensation that we reported in previous years).

In 2011, the CEO, Chief Human Resource Officer, and General Counsel generally attended Committee meetings, but were not present at executive sessions when matters related to them were being decided. Periodically, other executive officers (such as the Chief Risk Officer) and advisors attended Committee meetings, generally to provide reports and information about agenda topics.

The CEO participated in the portion of the Compensation Committee meeting at which compensation for the NEOs other than himself was discussed, along with Human Resources. No executive officer was part of the final deliberations and decisions impacting their own compensation. In approving this compensation for 2011, the Compensation Committee considered the CEO’s recommendations. The Compensation Committee, in consultation with Towers Watson made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.

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Role of the Compensation Consultant. To assist in its efforts to meet the objectives outlined above, the Compensation Committee has retained Towers Watson to provide general executive compensation consulting services to the Committee and to support management’s need for advice and counsel. The consultant also performs special executive compensation projects from time to time as directed by the Committee. The consultant reports to the Compensation Committee Chair. Pursuant to the Compensation Committee’s charter, the Compensation Committee has the power to hire and fire such consultant and engage other advisors.

The outside compensation advisor typically collaborates with management, including human resources, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier.

Fees of Compensation Consultant. As discussed earlier, in 2011, the Compensation Committee utilized Towers Watson to provide advice regarding the Company’s compensation practices for its executives and directors. Fees billed by Towers Watson in 2011 for advice and services for the Compensation Committee were $82,627.

During 2011, Towers Watson also provided services to our Company relating to non-executive compensation, including ad hoc compensation projects, retirement and pension plan administration, actuarial services and related disclosure requirements. Services provided to management and not the Compensation Committee were approved by management and not the Compensation Committee. Fees billed by Towers Watson in 2011 for additional services provided were $208,103.

The Committee has determined that the outside compensation advisor provides independent, objective advice in that:

•	The advisor reports directly to the Compensation Committee Chair;
•	The Compensation Committee’s decision to engage Towers Watson was independent of management’s engagement of Towers Watson;
•	Executive compensation consulting services provided to the Compensation Committee and other consulting services provided to management were performed by separate and distinct divisions of Towers Watson;
•	The Compensation Committee members have no business or personal relationship with the advisor; and
•	The Compensation Committee in its discretion determines whether to retain or terminate the advisor.

Evaluation for Excessive Risk. The Committee, in conjunction with the senior officers, discuss, review and evaluate (1) the NEO compensation plans to ensure that they did not encourage NEOs to take unnecessary and excessive risks that threatened the value of the Company, (2) employee incentive compensation plans in light of the risks posed by such plans and how to limit such risks, and (3) employee incentive compensation plans to ensure that they did not encourage the manipulation of reported earnings to enhance the compensation of any employees.

The Compensation Committee met with the Company’s Chief Risk Officer to review incentive and bonus compensation arrangements for the NEOs and identify whether these arrangements had any features that might encourage unnecessary and excessive risk-taking that could threaten the value of First Financial.

Based on these reviews and the presentations by risk management, the Compensation Committee determined that the Incentive Plans did not present the potential for excessive risk taking because:

•	the Incentive Plans for the NEOs were based upon the overall Company performance rather than any individual business unit or product;
•	the Insider Trading Policy prohibits those subject to the policy from engaging in derivative and hedging transactions in Company common stock;
•	of the fact that the Company is not in many of the lines of businesses that have often exposed firms to substantial risks (such as origination or securitization of sub-prime mortgage loans or significant proprietary derivatives trading or strategic investing);
•	a significant portion of the compensation of our NEOs is in the form of long-term, equity-based pay which vests over a multi-year period and has an inherent risk adjustment factor based on the Company’s share value;
•	NEOs and next twenty most highly compensated employees were subject to the clawback policies during the TARP period; and

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•	The 2011 STIP and the retention bonuses to the NEOs are subject to clawback.

The Compensation Committee also continues to monitor a separate, on-going risk assessment by senior management of the Company’s broader employee incentive compensation practices. Under this initiative, senior Company human resources, finance, legal and risk personnel compiled and analyzed the Company’s incentive plans, including plan documents, eligibility criteria, payout formulas and payment history, and held extensive interviews with business line managers to understand how evaluation of business risk affects incentive plan performance measures and compensation decisions.

Even though we have not been subject to TARP since early 2010, we continue our focus on compensation risk and on the Federal Reserve’s guidance regarding the application of safety and soundness standards to incentive compensation policies. As part of this focus, management and the Committee continued to work in 2011 to build upon the established review process and to enhance First Financial’s plans and processes to further mitigate potential risks. Specifically, during the course of 2011:

•	The Compensation Committee continued to provide for clawbacks with respect to the STIP.
•	The Company continues to inventory all incentive compensation plans and evaluate them for unnecessary risk and provide periodic reports to the Compensation Committee.

It is both the Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

In light of these risk reviews, and the Compensation Committee’s and the Company’s practice of paying long-term compensation as a significant portion of total compensation, the Company and the Compensation Committee have not identified any risks arising from our compensation policies and practices for our named executives and our employees generally that are reasonably likely to have a material adverse effect on the Company.

Use of Discretion and Other Factors in Pay Decisions. The exercise of discretion by the Compensation Committee in determining the various elements of compensation is an important feature of the Company’s compensation philosophy. Because First Financial has always taken the long-term view, we use judgment and discretion rather than rely solely on formulaic results and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to (i) the Company’s unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company’s use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary individual performance in non-financial areas that may or may not directly affect the Company’s achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of stockholder value.

2011 Compensation Actions for Named Executives

Overview. We set target direct compensation for our NEOs at the beginning of each fiscal year. On March 14, 2011, the Compensation Committee determined 2011 annual compensation for its senior executives, including the NEOs. In summary:

•	The base salaries of Messrs. Davis, Lefferson, Hall, Gehlmann and Munafo were not changed from 2010.
•	Target payout ratios as a percent of base salary under the Short-Term Incentive Plan were the same as the 2010. Based on the Company’s performance, payout under the STIP was 150.9% of target.
•	No options were issued to the NEOs and only restricted stock was granted. Restricted stock vests over a three-year period. Dividends are held in escrow until the restricted stock vests.
•	The remaining retention bonuses instituted in 2010 for each of the NEOs to ensure continuity and completion of the integration of the 2009 FDIC-assisted transactions as well as the execution of the Company’s strategic plan were paid (other than the restricted stock portions which vest over three years).
•	Payouts under the STIP payouts and retention bonus are subject to clawback in certain circumstances.
•	The percentages for long term awards as of percent of base salary for our NEOs were increased to place more of the NEOs pay at risk for future performance.
•	The Company renegotiated new employment agreements with our NEOs (effective January 1, 2011) that eliminated 280G gross-ups in the event of a change in control and also reduced other post-employment benefits for certain executives.

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•	Generally approximately 62% of our CEO’s and 48% of our other NEOs’ target compensation in 2011 is subject to performance and/or vesting requirements and thus at risk.

These decisions reflect the balance between retaining and motivating the named executives in light of the important challenges facing the Company. Given these goals and restrictions, the Compensation Committee believes the 2011 compensation decisions made for each of the named executives provided compensation that was reasonable in relation to pay offered for comparable positions by financial services companies included in our Peer Group.

Individual Performance

In setting the pay for 2011, the Committee assessed the leadership and contributions of the CEO and NEOs. However, in general, the Committee typically will consider the overall performance of the company, execution of the strategic plan, and alignment with sound risk management practices as opposed to individual achievements.

2011 Annual Base Salary Decisions. Base salary for our Named Executive Officers reflects their role and value to us. Base salaries are reviewed annually and adjusted as appropriate to reflect each Named Executive Officer’s performance, contribution and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). At lower executive levels, base salaries represent a larger portion of total compensation, but at senior executive levels fixed compensation is progressively replaced with larger variable (i.e., performance-based) compensation.

The Compensation Committee historically sets base salaries for named executives by utilizing published survey data that is position specific at or near the median of the estimated base salaries. In addition, the Committee, to the extent available, will supplement the survey data with information on base salaries paid by the Peer Group to executive officers with comparable positions. The Committee will also allow for recognition of each executive’s role, contribution, performance and experience. The Compensation Committee annually reviews base salaries, and has increased them as necessary to address competitive increases in median salaries by the Peer Group or to reflect increases in a particular NEO’s responsibilities. In March 2011, the Compensation Committee concluded that given the then-economic conditions and uncertainties, there would be no changes to the NEOs’ base salaries. Despite its decision not to raise base salaries, the Compensation Committee noted that the executive team and the Board of Directors, led by Mr. Davis, continued to effectively respond to the challenges and opportunities facing the Company in 2010 and early 2011, including:

•	continuing to implement the Company’s strategic plan and positioning the Company to outperform its peers;
•	continuing the integration of the FDIC-assisted transactions; and
•	effectively managing risk.

The Compensation Committee believes that these pay actions reasonably balanced the need to appropriately compensate and retain top management critical to the Company’s future growth.

Short-Term Performance-Based Incentive Awards. We believe annual incentives serve as a key mechanism of adjusting pay levels to reflect company wide short-term performance, thereby ensuring affordability and a competitive return to shareholders. Variable incentive pay must be earned annually which downplays entitlement and emphasizes pay for performance and annual incentives will reward executives for annual financial performance and achievement of established corporate objectives. Target annual non-equity incentives typically are made by the Compensation Committee at a meeting in the early part of each year. We use only corporate, rather than individual, performance measures for the NEOs because the NEOs hold positions that have a substantial impact on the achievement of those measures. This approach also suggests that the collective individual performance will result in improved business performance and a favorable impact on shareholder value. Target Award Opportunities are assigned based on market median award levels, by position, and are expressed as a percentage of actual base salary paid for the performance year for all participants (minimum of 3%). Actual awards may range from 0% to a maximum of 200% of the Total Award Opportunity based on financial, risk management and other performance measures. With respect to our named executives, in 2011 maximum annual incentive opportunities were capped as a percentage of base salary (100% for Mr. Davis, 80% for Messrs. Lefferson, Hall and Gehlmann, and 70% for Mr. Munafo). As discussed below, actual payouts for 2011 with respect to the NEOs was 150.9% of target with all of the payout over 100% paid in restricted stock.

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As a key component of First Financial’s competitive total rewards package, the Short-Term Incentive (“STI”) Plan is designed to attract, retain and motivate skilled employees, align them with the performance objectives of the Company and provide an opportunity for all employees to share in the Company’s success. This pay-for-performance approach to incentives increases the value of the Company and drives shareholder returns. In 2011, all regular (non-temporary) employees of First Financial or its subsidiaries were participants.

2011 Short-Term Incentive Plan

Performance Categories and Measures: Performance measures reflect what we believe to be an appropriate balance of financial results as compared to peer company performance, risk management metrics and performance against the Company’s strategic imperatives and other measures as determined by the Risk and Audit Committees of the Board. For 2011, the Compensation Committee set the following parameters:

1.	Financial Performance – Financial performance is the primary driver of STI payout levels, but may be modified by performance in the Enterprise Risk Management and Other Performance Categories.

•	A maximum payout (200% of the Target Award Opportunity) will be considered for performance at or above the top quartile (75th percentile) of the peer group for the 2011 fiscal year. The payout for financial results falling below the 25th percentile of peer company performance is 0%. For 2011, the following measures and weights were used:

•	Primary Measures (70% Weight)
-	Return on Assets
-	EPS Growth Rate
-	Credit Quality
-	Total Shareholder Return
•	Additional Measures (30% Weight)
-	Efficiency Ratio
-	Operating Leverage
•	Senior Management Participants (including NEOs)—The calculation of incentive for this group is based on a comparison to peer company performance over the STI Plan year and the two years prior. This measurement was based on cumulative performance over the entire 3-year period.

2.	Enterprise Risk Management Performance - This category applies only to senior management (including NEO) participants. The Compensation and Risk Management Committees of the Board, with input from management, assessed performance and results against ERM objectives to determine whether payout factor (0% to 100%) should be adjusted downward.

3.	Other Performance. The Compensation Committee, with input from management, will assess performance against the organization’s strategic imperatives to determine final payout levels under the Plan for all participants.

In total and for each participant, the STI payout may not exceed 200% of the Target Award Opportunity. With respect to senior executive officers, any incentive payment under the 2011 Short-Term Incentive Plan in excess of 1x payout was paid in restricted stock that vests over a three-year period.

Clawbacks: In the event (a) the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws during the Performance Period, or (b) the Committee determines that senior management has taken risks that jeopardize the safety and soundness of the Company, the members of senior management (including the NEOs) shall reimburse the Company for any award under the STI.

2011 Performance

In determining the payout under the STIP for 2011, the Compensation Committee considered the following:

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Financial Performance—In determining performance against peers, the Company was measured against peers in the KBW Regional Bank Index. This index is made up of 49 regional banks located throughout the country that are generally within an asset and market capitalization range comparable to First Financial.  As set forth below, overall, First Financial’s financial results continued to exceed industry peers, as compared to the KBW Regional Bank Index:

	Three-Year Average Performance versus Peers[1]
	FFBC Results (%)	Peer Median (%)	FFBC Percentile Rank versus Peers[2]	Payout Multiple (%)	Payout Multiple By Category (%)	Weight (%)	Weighted Payout (%)
Return on Assets	2.21	0.71	100.0	200.0	200.0
Earnings Per Share Growth Rate[3]	206.49	-	100.0	200.0	200.0
Total Shareholder Return[4]	51.3	(6.5)	91.8	200.0	200.0
Total Non-Performing Assets/Total Assets	1.37	1.86	65.3	161.2
Net Charge Offs/Average Loans	1.09	1.08	46.9	93.9
Reserves/Non-Performing Loans	72.25	75.88	42.9	85.7
Total Credit Quality[5]	113.6
				Subtotal	178.4	70%	124.9
Efficiency Ratio	62.55	58.17	34.7	69.4	69.4
Operating Leverage	(0.44)	(0.50)	51.0	104.1	104.1
				Subtotal	86.7	30%	26.0
						Grand Total	150.9

1Peer performance reflects data for 2009, 2010 and YTD 2011 as of September 30, 2011 for all categories except total shareholder return which is calculated for the three years ended December 31, 2011.

2FFBC percentile rank is calculated assuming that 100th percentile is top performance in the category and is not based on the direction of individual metrics.

3Represents average of annual earnings per share growth rates for periods listed; peers reporting a loss in any period under comparison are considered to have earnings per share growth of zero (22 out of 49 companies).

4Peer group amounts and FFBC ranking calculated based on unweighted individual peer total return results and do not reflect results of the actual combined KBW Regional Bank Index as published by Keefe, Bruyette & Woods, Inc.; calculated for the three years ended December 31, 2011.

5FFBC amounts exclude covered loan activity and are consistent with external reporting.

While not part of the company’s determination under the short-term incentive plan, the following graph compares the five-year cumulative return to shareholders of First Financial Bancorp common stock with that of companies that comprise the Nasdaq Composite Index, and KBW Regional Bank Index. First Financial Bancorp is included in the KBW Regional Bank Index. The following table assumes $100 invested on December 31, 2006 in First Financial Bancorp, the Nasdaq Composite Index and the KBW Regional Bank Index, and assumes that dividends are reinvested.

	2006	2007	2008	2009	2010	2011
First Financial Bancorp	100.00	72.05	82.96	102.18	132.79	125.53
Nasdaq Market Index	100.00	110.65	66.42	96.54	114.07	113.16
KBW Regional Bank Index	100.00	78.05	63.56	49.53	59.63	56.55

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The Company’s one-year, three-year and five-year financial results continued to significantly exceed industry peers detailed above and in the five-year performance graph set forth below (also included in our Annual Report to shareholders).

Enterprise Risk Management Performance (Applies to Executive STIP – including NEOs)

The Risk Management Performance modifier is available to the Board as a discretionary tool to make a downward adjustment to the payout in the event of a material risk management failure or a material error that results in financial restatement. The Committee did not identify any risk management failures or financial errors that would indicate a reduction in the payout level for 2011.

Division/LOB Performance

Although it was our intent to introduce Division/Line of Business-specific performance objectives into the plan in 2011, we determined that it would be more effective to leverage the current efforts to create a platform of measurable Key Performance Indicators to begin using in future plan years. These indicators will not apply to the NEOs.

2011 Payout

Based on the totality of the results, the Compensation Committee accepted the recommendation and determined that 1.5x target payout was prudent and consistent with our compensation philosophy as well as the goal to return long-term value to our shareholders. The table below sets forth the form of payout to our NEOs in 2011.

NEO Name	2011 Target STIP % of Base Salary	2011 Target Payout @ 100% of Target	2011 Stretch Payout @ 200% of Target	Actual Results Total Value of Payout (1)
Claude E. Davis	50%	$325,000	$650,000	$490,425
C. Douglas Lefferson	40%	$128,000	$256,000	$193,152
J. Franklin Hall	40%	$128,000	$256,000	$193,152
Gregory A. Gehlmann	40%	$118,000	$236,000	$178,062
Samuel J. Munafo	35%	$96,250	$192,500	$96,250

(1)	Payout was 150.9% of Target. The bonus was paid as follows:

NEO Name	Cash	Cash Value of Shares (a)
Claude E. Davis	$325,000	$165,425
C. Douglas Lefferson	128,000	65,152
J. Franklin Hall	128,000	65,152
Gregory A. Gehlmann	118,000	60,062
Samuel J. Munafo	96,250	-0-	(b)

(a)	Payout above Target paid in restricted stock on March 30, 2012, which vests over a three year period beginning March 30, 2013.
(b)	No restricted shares received by Mr. Munafo in excess of target.

Restricted Stock Awards. In connection with its annual review of executive salaries, historically the Compensation Committee has granted stock awards in the beginning of each fiscal year. The stock awards primarily have been in the form of stock options and restricted stock as long-term incentive compensation. In March 2011, the Compensation Committee awarded Restricted Stock to Messrs. Davis, Lefferson, Hall, Gehlmann and Munafo based on a percentage of base salary (110%, 60%, 60%, 55% and 40%, respectively). This was an increase from the percentage of base in 2010 (100%, 50%, 50%, 45%, and 40%, respectively.) The Committee reviewed (other than Mr. Munafo, who remained unchanged) target compensation levels in the context of relative performance versus peers as well as survey and peer proxy data.  As a result of this review, long-tem incentive targets were increased modestly resulting in more pay being aligned with long-term shareholder interests. The Compensation Committee chose a three year vesting period to satisfy the retention goals for granting the awards and to align executive interests with stockholders. Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.

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The following chart summarizes the grants that we made to our NEOs in 2011 and the alignment of these grants with shareholders returns:

NEO	Grant Date	Number of Shares	Grant Date Fair Value (1)
Claude E. Davis	3/14/2011	44,800	$715,008
C. Douglas Lefferson	3/14/2011	12,100	193,116
J. Franklin Hall	3/14/2011	12,100	193,116
Gregory A. Gehlmann	3/14/2011	10,200	162,792
Samuel J. Munafo	3/14/2011	6,900	110,124

(1)	This is the amount reported in the Grants of Plan-Based Awards table, below (based on a stock price of $15.96 per share at March 14, 2011). Does not include restricted shares granted as part of the retention bonus to NEOs. See “- Retention Bonus” below.

The grants in 2011 do not have any performance triggers and will vest over time in accordance with the terms as discussed above. Additional information about the restricted stock grants can be found in the Summary Compensation Table and following tables and footnotes, as well as the narrative following these tables.

In 2009, the shareholders of First Financial Bancorp approved the 2009 Stock Plan. This is the only plan available for providing new grants of stock-based incentive compensation to eligible employees, including the NEOs. No further grants can be made under the plan after June 15, 2012. Furthermore, if the 2012 Stock Plan is approved, no further awards will be made under the 2009 Stock Plan. See “Proposal 2 – Approval of the 2012 Stock Plan.”

Retention Bonus. Due to the 2009 acquisitions and growth of the Company, in 2010 the Compensation Committee determined that it would be in the best interest of the Company and its shareholders to provide incentive to the NEOs to remain with the Company and complete the integration process due to our rapid growth, provide stability as the Company executes its strategic plan and to pursue potential new growth opportunities (if presented) that will drive long-term value creation for the Company’s shareholders. In addition, the Committee was concerned that NEOs could be recruited away from the Company due to the executive team’s demonstrated success during a difficult economic period and success in acquiring and integrating the 2009 transactions. Bonus is subject to clawback or forfeiture as determined by the Compensation Committee in the event of a material misstatement of the financials or if risks are taken that are not well-managed and threaten the viability of the Company as determined by the Board of Directors.

The cash portion of the retention bonus vested and paid over a one-and-a-half year period with 60% vesting in 2010 and 40% vesting in 2011 as follows:

•	40%—July 1, 2010 (paid)
•	20%—October 1, 2010 (paid)
•	20%—April 1, 2011 (paid)
•	20%—October 1, 2011 (paid)

In addition to the cash portion, the NEOs received a grant of restricted stock on March 14, 2010 that vests over a three-year period beginning March 14, 2011. See ”Summary Compensation Table – Note 8.”

Tax Considerations

We consider the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of frustrating the purpose(s) of such compensation. We consider several provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

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Section 162(m). The Compensation Committee has reviewed the qualifying compensation regulations issued by the Internal Revenue Service under Section 162(m) of the Code, which provide that no deduction is allowed for applicable employee remuneration paid by a publicly held corporation to its CEO or any of its other four highest paid officers, excluding principal financial officer, to the extent that the remuneration paid to such employees exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Compensation pursuant to certain stock option plans and other performance-based compensation may be excluded from the Section 162(m). While in general the Compensation Committee attempts to design its compensatory arrangements to preserve the deductibility of executive compensation, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. The Company believes that shareholders’ interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Neither First Financial nor any of its subsidiaries currently has a policy requiring that compensation paid to a covered officer be deductible under Section 162(m). The Board of Directors, however, does carefully consider the after-tax cost and value to First Financial and its subsidiaries of all compensation.

It is First Financial’s position that stock options awarded under its stock option plans will not count toward the Section 162(m) limit. Restricted stock grants that are not performance based are not, however, treated as exempt from the calculation. Furthermore, amounts previously deferred by executives under the Deferred Compensation Plan will not count toward the Section 162(m) limit.

In 2011, the Company paid an aggregate of approximately $767,004 in compensation to its NEOs in excess of the applicable individual deduction limits (all of which was paid to the CEO), thereby foregoing approximately $268,451 in aggregate tax deductions related to NEO compensation, calculated at a 35% corporate tax rate. Based on the Company’s 2011 income before taxes of approximately $105 million, the amount of deduction lost represents approximately 0.26% of such income. While the Compensation Committee believes the tax-deductibility of executive compensation is important, it was outweighed for 2011 executive compensation purposes by the critical importance to the Company’s future success to provide competitive pay to the named executives and in a form and manner that would help ensure their retention and motivate them for continued contributions to the Company’s success. In making the determination, the Compensation Committee balanced the one-time loss of a short-term tax benefit provided by this deduction for the 2011 fiscal year against the long-term benefit to the Company and its stockholders of keeping a talented management team intact and securing their ongoing services for the future.

The Short-Term Incentive Plan, as approved by shareholders, in 2011 and the amendment to Mr. Davis’ employment agreement in 2011 should allow for future qualifying awards under the Short-Term Incentive Plan in 2013 to be deductable.

Sections 280G and 4999. We provide our NEOs with employment agreements. However, due to change in market/governance practices, in 2010 we amended the employment agreements for our Named Executive Officers and effective January 1, 2011, we no longer provide for a 280G gross-up to our NEOs. See “- NEO Employment Agreements.”

Incentive Stock Options. Federal income tax rules impose limits on the favorable tax treatment of incentive stock options. Among other requirements, the number of incentive stock options that may become exercisable in a single calendar year may not relate to more than $100,000 worth of Company stock (as determined on the date of grant of the incentive stock option). If this limit is exceeded for a calendar year, any stock options that first become exercisable in that calendar year become non-qualified stock options, which do not receive the favorable tax treatment described above. In the event options granted to the NEOs exceed the $100,000 limit, they automatically become non-qualified options.

Section 409A. Section 409A generally governs the form and timing of nonqualified deferred compensation payments. Section 409A imposes sanctions on participants in nonqualified deferred compensation plans that fail to comply with Section 409A rules, including accelerated income inclusion, an additional 20% income tax (in addition to ordinary income tax) and an interest penalty. We have amended applicable agreements, arrangements and plans to comply with Section 409A or to qualify for an exemption from Section 409A.

Other Compensation Components – Non-Performance Based Benefits

We also offer our executives non-performance-based benefits that attempt to meet the essential needs of executives in a manner which is market competitive and cost-effective for both the executive and the Company.

Executives can participate in group medical and life insurance programs and a percentage match by the Company under the 401(k) Plan and a pension plan which are generally available to all of our employees on a non-discriminatory basis. The benefits serve to protect executives and their families against financial risks associated with illness, disability and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted. Our NEOs are also participants in a life insurance program that insures them for three times their base salary.

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The Company has employment agreements with each of the NEOs. Such agreements provide added benefits to the NEOs in event of a change in control and/or termination for other than cause. The Committee believes that the NEOs should be free of distraction in circumstances arising from the possibility of a change in control of the Company. Accordingly, the employment agreements provide certain benefits designed to keep executives neutral to job loss when faced with the need to support value maximizing corporate transactions that could result in their personal job loss, help the Company retain key executives during major corporate transactions and provide competitive and fair severance arrangements to executives to allow smooth transition to new employment should their jobs be eliminated within two years of a change in control. See “- Employment Agreements” and “Other Potential Post-Employment Payments.”

In addition, our NEOs receive certain fringe benefits such as eligibility for a supplemental executive retirement plan (“SERP”). The SERP is designed to make up for amounts limited by the IRS for highly compensated individuals, thus our NEOs receive the same percentage of compensation funded for retirement as all other employees. Mr. Davis is the only named executive that in the past has utilized the deferred compensation plan (see “- Nonqualified Deferred Compensation”). In addition, the NEOs are reimbursed for business-related expenses they incur, and are reimbursed for club memberships and long-term disability. Furthermore, we pay annual parking fees for our NEOs, certain relocation benefits are available for qualifying executives and NEOs receive imputed income for life insurance premiums.

In 2011, the Company offered an executive wealth management benefit through the Wealth Management Group at First Financial Bank. This involved comprehensive financial planning for executives in their personal financial decision making (“Annual Wealth Plan”). Executives utilizing the Annual Wealth Plan are taxed on the value of such benefit.

Finally, biennial (annual if over 50) executive physical examinations are available to senior officers in an effort to ensure the continued health of key executives. Management believes that the costs of reimbursement of such expenses and allowances constitute ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the NEOs and are not taxed as a personal benefit.

We present information about the perquisites received by our named executives in column (i) of the Summary Compensation Table and Footnote No. 7 to that table.

Additional information about the foregoing 2011compensation amounts to the named executives is included in the Summary Compensation Table and following tables.

Other Guidelines and Procedures Affecting Executive Compensation

Grants of Stock-Based Compensation. The Committee approves all grants of stock-based compensation to the CEO and other executives, including the NEOs. The Committee also approves the size of the pool of stock-based awards to be granted to other employees and delegates to the CEO the authority to make and approve specific grants to employees other than the NEOs. The Committee reviews such grants and oversees the administration of the program.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants. Our policy is to make grants of equity-based compensation only at current market prices. We set the exercise price of stock options at the closing stock price on the date of grant, and do not grant “in-the-money” options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of such grants at a regular scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, mostly on at the end of a quarter in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity-based grants and stock option grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants primarily have grant dates corresponding to regularly scheduled meetings of Compensation Committee in the early part of the fiscal year.

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For 2011, we chose the March meeting of the Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with stock or option grants. We believe we minimize the influence of our disclosures of non-public information on the exercise price of these long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Clawbacks—Adjustments to Incentive Compensation as a Result of Financial Statement Restatements. The Committee’s practice has been to consider adjusting future awards or recovering past awards in the event of a material restatement of our financial results. As a result of the passage of TARP and our participation in the CPP, the Committee strengthened this recoupment policy in 2009. TARP requires us to recover any bonus or incentive compensation paid to an NEO or any of the next 20 most highly-compensated employees based on statements of earnings, gains, or other criteria which prove to be materially inaccurate. These restrictions apply to awards made during the time we were subject to TARP. Furthermore, the 2010 and 2011 Short-Term Incentive Plans and the retention bonus awarded to the NEOs in 2010 include clawback provisions.

Share Ownership and Share Retention Guidelines. The Company recently established stock ownership and retention guidelines for NEOs. effective as of the date of the 2012 shareholder meeting. The Company will require the CEO to own First Financial stock equal to at least three times the CEO’s current base salary or 125,000 shares (whichever is less) within 5 years of first becoming the CEO of the Company, The CEO is currently in compliance with this requirement. In addition, with respect to awards after the 2012 shareholder meeting, NEOs will be required to hold 50% of after-tax, vested restricted stock for twenty-four months or retirement, whichever is earlier for grants awarded on or after the 2012 shareholder meeting date. Other than due to death or retirement, any applicable holding period(s) remain in effect in the event of an NEO’s departure from the Company. All employees receiving options, including our NEOs, are required to hold the stock received upon the exercise of options for a period of one year after the exercise of such option.

Tally Sheets. When making executive compensation decisions, the Compensation Committee reviews tally sheets showing, for each executive officer: (i) targeted value of base pay, annual incentive bonus and equity grants for the current year and each of the past several years; (ii) actual realized value for each of the past several years (the sum of cash received, gains realized from equity awards, and the value of perquisites and other benefits); (iii) the amount of unrealized value from prior equity grants and accumulated deferred compensation; and (iv) the amount the executive could realize upon a change in control or any severance arrangement, which for First Financial includes only amounts from the acceleration of equity award vesting. Although tally sheets do not drive individual executive compensation decisions, the Compensation Committee uses tally sheets for several purposes. First, it uses tally sheets as a reference so that Committee members understand the total compensation being delivered to executives each year and over a multi-year period. Tally sheets also enable the Compensation Committee to validate its strategy of paying a substantial portion of executive compensation in the form of equity, by showing amounts realized and unrealized by executives from prior equity grants. In some cases, the Compensation Committee’s review of tally sheets may lead to changes in the NEO’s benefits and perquisites.

Recent Regulation. On June 21, 2010, the Federal Reserve adopted final guidelines on incentive compensation. The guidance includes three principles:

•	Incentive compensation arrangements should balance risk and financial results in a manner that does not provide employees incentives to take excessive risks on behalf of the banking organization.
•	A banking organization’s risk-management processes and internal controls should reinforce and support the development and maintenance of balanced incentive compensation arrangements.
•	Banking organizations should have strong and effective corporate governance to help ensure sound compensation practices.

The guidelines apply to all U.S. financial institutions. In response to these guidelines, we have made a number of improvements to our incentive plans to reduce risk or to risk-adjust the payouts. We have also made a number of improvements to our controls and governance processes. We discuss these generally in the Compensation Committee Report which precedes this Compensation, Discussion and Analysis.

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The Dodd-Frank Act requires the federal banking regulators and other agencies, including the Securities and Exchange Commission, to issue regulations or guidelines requiring disclosure to the regulators of incentive-based compensation arrangements and to prohibit incentive-based compensation arrangements for directors, officers or employees that encourage inappropriate risks by providing excessive compensation, fees or benefits or that could lead to material financial loss to a financial institution.  Proposed regulations for this purpose were published on April 14, 2011, which are based upon the key principles that incentive compensation arrangements should (i) provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage risks, (ii) be compatible with effective internal controls and risk management, and (iii) be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors and appropriate policies, procedures and monitoring.  The proposed regulations are consistent with the Guidance on Sound Incentive Compensation Policies issued by regulators in 2010.

As part of the regular, risk-focused examination process, the incentive compensation arrangements of banking organizations will be reviewed, and the regulator’s findings will be incorporated into the organization’s supervisory ratings, which can affect the organization’s ability to make acquisitions and take other actions. Enforcement actions may be taken against a banking organization if its incentive compensation arrangements, or related risk-management control or governance processes, pose a risk to the organization’s safety and soundness and the organization is not taking prompt and effective measures to correct any deficiencies.

The scope and content of the U.S. banking regulations and regulators’ policies on executive compensation are continuing to develop and are likely to continue evolving in the near future. It cannot be determined at this time whether compliance with such policies will adversely affect the Company’s ability to hire, retain and motivate its key employees.

NEO Employment Agreements

Given the current environment on executive compensation, in 2010 the Committee undertook a review of the then-existing NEO employment agreements for a number of reasons:

•	the change in the Company’s size and complexity
•	the then-proposed regulatory guidance on executive compensation by the Federal Reserve and the FDIC
•	the potential for changes as part of regulatory reform by Congress
•	the investor and public environment relating to expectations in executive compensation, including employment agreements
•	operating in a post-TARP environment

In connection with the review of its executive compensation arrangements, in October 2010 the Committee proposed a new form of Named Executive Officer employment agreement and, effective January 1, 2011, the Company entered into new employment agreements (the “Replacement Agreements”) with each of the NEOs. Upon entering into the Replacement Agreements, the then existing employment agreements were terminated and superseded by the Replacement Agreements.

The Replacement Agreements provided for an initial term commencing on January 1, 2011 and ending on April 30, 2012. The term is automatically extend for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew. None of the remaining parties gave notice of non-renewal and therefore the agreements are effective for another year. Upon a change in control of the Company, the term of the Replacement Agreements will be two years from the completion of the change in control transaction. As a result, NEOs will receive severance under the Replacement Agreements in the event they are terminated without cause (or terminate for good reason) in the first two years following a change in control transaction.

Pursuant to the Replacement Agreement, each of the executives will continue to serve in the position that the executive held prior to entering into the agreement. The Replacement Agreements provide that each executive will be entitled to receive an annual base salary at the rate applicable prior to entering into the agreement. In addition, each executive will be eligible to be awarded an annual short-term bonus and an annual long-term incentive award, as determined by the Compensation Committee, with target short- and long-term award opportunities equal to a percentage of the executive’s base salary. Furthermore, while employed, each executive is eligible to participate in the employee benefits plans that are offered generally to the Company’s other executive officers, subject to the terms and conditions of the applicable plan.

48

The Replacement Agreements provide certain benefits to the executives if the Company terminates the executive’s employment without “cause” or the executive resigns his employment with “good reason” (as such terms are defined the Replacement Agreements). Upon such a termination of employment, the executive would receive the following payments and benefits: (1) earned and unpaid base salary and vacation pay through the date of termination, (2) continued payment of base salary for 24 months, (3) an amount equal to two times the executive’s target bonus amount, (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of the executive’s base salary), (5) up to twelve months of COBRA premium payment contributions from the Company and (6) other benefits to which the executive is entitled under the terms of the Company’s benefit plans (other than severance benefits). The severance payments and benefits are subject to the executive’s execution and non-revocation of a release of claims against the Company and its affiliates and continued compliance with the restrictive covenants described below.

 Good Reason in the agreements is defined as the occurrence, without NEO’s consent, of (a) a significant reduction in the NEO’s base salary, except for any decrease that is generally applicable to other similarly situated senior executives of the Company; (b) the failure of the Company to pay or provide to the NEO when due any material amount of compensation or material benefit that is required to be paid or provided under this Agreement, after written notice of such purported failure is provided to the Company by the NEO and the Company is given a reasonable opportunity to cure such failure; (c) a significant reduction in the NEO’s authority or responsibilities as set in the Replacement Agreement; or (d) the failure of the Company to obtain the written agreement of any successor to the Company or the business of the Company to assume the Replacement Agreement (solely to the extent such assumption does not occur by operation of law).

If during the term of the Replacement Agreement, the NEO's employment is terminated by reason of his death or long-term disability, by the Company for cause (as defined in the agreement) or voluntarily by the NEO for any reason other than for good reason, the Company's obligations to the NEO is limited to the following (1) the payment of the accrued obligations and (2) the timely payment or provision of the other benefits. The accrued obligations shall be paid to the NEO or his estate or beneficiary in the event of his death, as applicable, in a lump sum in cash within thirty (30) days of the date of termination.

The Replacement Agreements provide that, in the event that any of the payments or benefits provided under the agreements or otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the payments or benefits under the agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. The prior agreements with each of the executives (other than Messrs. Munafo and Gehlmann) provided for a tax gross-up for any excise tax and related taxes on change of control payments and benefits that were considered “excess parachute payments” under the Code.

Under the Replacement Agreements, each executive is restricted from revealing confidential information of the Company and disparaging the Company. In addition, for six months (one year for Mr. Davis) following termination of employment (other than upon termination for cause for the executives other than Mr. Davis), the executive may not compete with the Company and, for two years following termination of employment, the executive may not solicit the Company’s clients or solicit or hire the Company’s employees.

The foregoing description of the Replacement Agreements for the NEOs other than Mr. Davis is qualified in its entirety by reference to the Replacement Agreements, which are were filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to a Form 8-K filed by the Company on January 3, 2011, and are incorporated herein by reference

On December 30, 2011, the Company and Mr. Davis entered into an amendment and restatement of the Amended and Restated Employment and Non-Competition Agreement between Claude E. Davis and the Company (the “Second Restatement”). The Second Restatement includes changes designed to preserve the Company’s ability to deduct compensation payable under the Key Executive Short-Term Incentive Plan (“STIP”), which is designed to satisfy the requirements of performance-based compensation under Internal Revenue Code Section 162(m).

Pursuant to the Second Restatement, the STIP bonus payable to Mr. Davis upon his qualifying termination (as defined in the Second Restatement) will be calculated as two times the average of the STIP bonuses that Mr. Davis earned during the three years prior to his qualifying termination (not to exceed two and one-half times the STIP bonus target in effect for the year of termination).

49

Other than certain non-material conforming and clarifying changes, all of the additional terms of Mr. Davis’ Replacement Agreement remain unchanged. The foregoing description of the Second Restatement is qualified in its entirety by reference to the Amended and Restated Employment and Non-Competition Agreement between Mr. Davis and the Company, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

SUMMARY COMPENSATION TABLE

In the column “Salary,” we disclose the amount of base salary paid to the NEOs during the year. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the cost we recognize for financial statement reporting purposes. Please refer to note 20 of our consolidated financial statements in our Annual Report for the years ended December 31, 2011, 2010, and 2009 for a discussion of the assumptions related to the calculation of such values. We disclose such expense without reduction for estimated forfeitures (as we do for financial reporting purposes). These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the NEOs.

The “Stock Awards” and “Option Awards” columns include a portion of the expense attributable to restricted stock or options grants made during the periods indicated. Prior to 2009, restricted stock awards typically vested over a four year period and were subject to certain performance conditions. Restricted stock awards in 2009, 2010 and 2011 vest over a three-year period.

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the year pursuant to awards under our non-equity Short-Term Incentive Plan, unless disclosed in the “Bonus” column. We determine whether to include an award with respect to a particular year based on whether the relevant performance measurement period ended during the year. For example, we make annual payments under our short-term incentive plan based upon our financial results measured as of December 31 of each year. Accordingly, the amount we report for short-term incentive plan corresponds to the year for which the NEO earned the award even though we did not pay the award until after the end of such year.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of each NEO’s benefit under all defined benefit and actuarial pension plans (including supplemental plans) in the year, if positive; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including benefits in defined contribution plans. The dividends we pay on restricted stock are equal to the dividends we pay to all other holders of our common stock. Therefore, they are not “above market” under SEC regulations, and we report these in the “All Other Compensation” column in the Summary Compensation Table.

In the column “All Other Compensation,” we disclose the sum of the dollar value of perquisites and other personal benefits, or property; and all “gross-ups” or other amounts reimbursed (if any) during the year for the payment of taxes.

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The following Summary Compensation Table sets forth the compensation of Company’s principal executive officer, principal financial officer and the next three highest compensated executive officers. All of the executive officers named in the Summary Compensation Table are referred to hereafter as the “NEOs” for fiscal years 2011, 2010, and 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)		Total ($)
Claude E. Davis	2011	650,000	340,000	880,448	—	325,000	139,570	94,435		2,429,453
President & CEO	2010	643,654	510,000	918,900	—	273,332	85,257	84,165		2,515,308
	2009	589,039	—	326,995	—	—	73,945	80,976		1,070,955

C. Douglas Lefferson	2011	320,000	100,000	258,285	—	128,000	219,820	19,169		1,045,274
EVP & Chief	2010	315,962	150,000	232,788	—	107,340	99,257	21,765		927,112
Banking Officer	2009	285,000	—	153,999	—	—	81,327	30,705		551,031

J. Franklin Hall	2011	320,000	110,000	258,285	—	128,000	79,671	21,815		917,771
EVP & Chief	2010	313,077	165,000	191,948	—	106,360	36,694	23,344		836,423
Financial Officer	2009	260,000	—	140,003	—	—	37,096	27,580		464,679

Gregory A. Gehlmann	2011	295,000	90,000	222,858	—	118,000	50,782	20,226		796,866
EVP & General	2010	290,961	135,000	173,570	—	98,847	28,172	20,572		747,122
Counsel	2009	260,000	—	140,003	—	—	30,730	26,072		456,805

Samuel J. Munafo	2011	275,000	52,000	110,124	—	96,250	547,697	760,999	(8)	1,842,070
EVP, Chief	2010	272,115	78,000	132,730	—	80,889	316,632	20,897		901,263
Commercial Lending Officer	2009	250,000	—	136,005	—	—	206,984	29,133		622,122

(1)	The dollar value of base salary (cash and non-cash) earned during the fiscal year.
(2)	The dollar value of bonus (cash and non-cash) earned during the fiscal year. Represents the cash portion of the Retention Bonus earned in 2011. See also “-Retention Bonus” in the CD&A.
(3)	Includes long-term restricted stock incentive amounts awarded during the year shown. For 2011, also includes portion of short-term incentive payout above 100% that was awarded in restricted stock. See “-Short-Term Performance Based Awards—2011 Short-Term Incentive Plan—Performance” in the CD&A. For 2010, also includes restricted stock granted as part of the retention bonus to the NEOs. See also”- Retention Bonus” in the CD&A. Amounts are the fair value on the grant date (or, if no grant date was established, on the award date). Our accounting for employee stock-based incentives granted during the years ended December 31, 2011, 2010 and 2009, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Certifications (“ASC”) topic 718 Stock Compensation (formerly, FASB Statement 123R) is described in “Note 20—Stock Options and Awards” to the Company’s consolidated financial statements in the 2011 Annual Report at page 58 (generally multiplying the number of restricted shares granted by the Nasdaq closing price per share on the grant date). These amounts do not reflect the actual value that will be realized by the NEOs. Depending on our stock performance, the actual value may be more or less than the amount shown or zero. For actual value received in 2011 for awards granted in previous years, see the table “Options Exercised and Stock Vested” in this proxy. See also “- Outstanding Equity Awards at Fiscal Year End.”
(4)	No options were awarded during the three-year period.
(5)	The dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans (Short-Term Incentive Plan). For 2011, amounts in excess of 1x payouts were paid in restricted stock and are reported in the Stock Awards column. See “-Short-Term Performance Based Awards—2011 Short-Term Incentive Plan—Performance” in the CD&A.
(6)	The amounts in this column represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan for the years ended December 31, 2011, 2010 and 2009 (the measurement date for reporting purposes of these plans in the Company’s 2011 Form 10-K) with respect to our NEOs. No NEO participated in a plan with above-market earnings. In addition, the amounts provided may reflect unvested benefits, which the NEO may not be entitled to receive if he terminates employment before the required vesting date. Please refer to Pension Benefits Table and related narrative for a detailed explanation of the terms of the Pension Plan and SERP. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company’s Annual Report filed with the Form 10-K for each year, with no reduction for mortality risk before age 65. Please refer to the 2011 Pension Benefits Table for additional information regarding the assumptions used to calculate the amounts in this column for 2011.
(7)	All other compensation for the year that could not properly be reported in any other column. The specific elements are discussed below. The “Other” category in the table below includes (where applicable): taxable benefits for wealth planning (2011 only), tax preparation/financial planning fees (2010 and 2009 only), reimbursement for club or professional association membership(s), automobile allowance (2010 and 2009 only), interest earned on deferred compensation and long-term disability gross-up. In addition, with respect to Mr. Davis, also includes $40,733, $36,578, and $19,353 in 2011, 2010 and 2009, respectively, for the 401(k) restoration plan or executive supplemental savings agreement—see “- Executive Supplemental Savings Agreement”).

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With respect to Other for Mr. Munafo in 2011, “All Other Compensation” in the table above and “Other” in the 2011 table below includes accrued payouts expected to be made in 2012 under his Employment Agreement which are detailed in Footnote (8) below.

2011

	Company
	Match	Imputed	Dividends on
	Under	Income	Unvested
	401 (k)	Split-Dollar	Restricted
Name	Plan	Insurance	Stock	Other	Total

Mr. Davis	$9,800	$1,520	$24,276	$58,839	$94,435
Mr. Lefferson	9,800	546	8,621	202	19,169
Mr. Hall	9,800	400	7,416	4,199	21,815
Mr. Munafo	9,800	1,318	7,196	742,685	760,999
Mr. Gehlmann	9,800	626	7,279	2,521	20,226

2010

		Company
		Match	Imputed	Dividends on
		Under	Income	Unvested
	Automobile	401 (k)	Split-Dollar	Restricted
Name	Allowance	Plan	Insurance	Stock	Other	Total

Mr. Davis	$3,115	$9,800	$1,570	$22,217	$47,463	$84,165
Mr. Lefferson	3,115	9,800	596	8,010	244	21,765
Mr. Hall	2,077	9,800	450	6,724	4,293	23,344
Mr. Munafo	2,908	9,800	1,368	6,598	223	20,897
Mr. Gehlmann	2,077	9,800	676	6,689	1,330	20,572

2009

		Company
		Match	Imputed	Dividends on
		Under	Income	Unvested
	Automobile	401 (k)	Split-Dollar	Restricted
Name	Allowance	Plan	Insurance	Stock	Other	Total

Mr. Davis	$9,000	$9,800	$1,351	$32,039	$28,786	$80,976
Mr. Lefferson	9,000	9,800	493	9,334	2,078	30,705
Mr. Hall	6,000	9,800	349	6,949	4,482	27,580
Mr. Munafo	8,400	9,800	1,163	8,842	928	29,133
Mr. Gehlmann	6,000	9,800	561	6,915	2,796	26,072

(8)	Includes a payout to Mr. Munafo under his Employment Agreement. On January 3, 2012, Mr. Munafo left the Company and was paid out under his Replacement Agreement. Pursuant to the terms, Mr. Munafo will receive the following payout:

2X Base Salary	2x Target Bonus for Year of Separation	General Health and Welfare Benefits/Outplacement	Total Payout
$550,000	$192,500	$0	$742,500

All unvested restricted shares (18,214 shares) at January 3, 2012 were forfeited which had a total market value of $314,009 (based on a per share price of $17.24 at the close on January 3, 2012). In addition, Mr. Munafo forfeited a total of $8,244 in accrued but unpaid dividends on such restricted stock.

Given the proximity of Mr. Munafo’s departure to fiscal year-end 2011, the Company believes this information is relevant and should be included in this year’s proxy statement.

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GRANTS OF PLAN-BASED AWARDS

The following table shows all individual grants of stock awards to the NEOs of the Company during the fiscal year ended December 31, 2011. Total value is computed utilizing the grant date market value for restricted stock awards and the grant date fair value in accordance with FAS 123(R) on stock option awards.

Estimated Future Payouts Under

Non-Equity Incentive Plans (1) (5)

Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: No. of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)

Davis	n/a	STIP	0	325,000	650,000
								-0-	N/A	N/A
	3/14/2011	Res St.				44,800	(2)			$715,008
	3/30/2012	Res St.				9,563	(6)			165,440

Lefferson	n/a	STIP	0	128,000	256,000
								-0-	N/A	N/A
	3/14/2011	Res St.				12,100	(2)			193,116
	3/30/2012	Res St.				3,767	(6)			65,169

Hall	n/a	STIP	0	128,000	256,000
								-0-	N/A	N/A
	3/14/2011	Res St.				12,100	(2)			193,116
	3/30/2012	Res St.				3,767	(6)			65,169

Gehlmann	n/a	STIP	0	118,000	236,000
								-0-	N/A	N/A
	3/14/2011	Res St.				10,200	(2)			162,792
	3/30/2012	Res. St.				3,472	(6)			60,066

Munafo	n/a	STIP	0	96,250	192,500
								-0-	N/A	N/A
	3/14/2011	Res St.				6,900	(2)			110,124

1.	Cash payouts equal to 100% of target under the 2011 Short-Term Incentive Plan (STIP) were made February 10, 2012. The remaining 50.9% of the award was in the form of restricted stock awarded on March 30, 2012 and is reflected in the table above. See “-Short-Term Performance-Based Incentive Awards” in the CD&A.

2.	Restricted shares vest over a three-year period beginning March 14, 2012. Closing price of the Company’s common shares on the date of grant was $15.96 (March 14, 2011). Dividends paid on restricted shares are held in escrow until such share vest.

3.	No options were granted in 2011 to the NEOs.

4.	The amounts of the estimated future payouts under the equity incentive plans column represent the opportunities in the event the restricted shares become fully vested over time. See “Summary Compensation Table,” Note 3.

5.	The amounts of the estimated future payouts under the non-equity incentive plans column represent the opportunities in the event the Company meets certain targets pursuant to the terms of the stock awards. For 2011, incentives were targeted at approximately 50% of base salary for Mr. Davis, 40% of base salary for Messrs. Lefferson, Gehlmann and Hall and 35% for Mr. Munafo. Actual payouts were at 150.9% of target. See “-Short-Term Performance-Based Incentive Awards” in the CD&A.

6.	Represents shares awarded pursuant to the STIP for amounts earned in excess of target. See “-Short-Term Performance-Based Incentive Awards” in the CD&A.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table represents stock options and restricted stock awards outstanding for each NEO as of December 31, 2011. All stock options and restricted awards have been adjusted for stock dividends and stock splits. The closing per share price of the Company’s stock on the last trading date of the fiscal year was $16.64.

	Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Claude E. Davis						95,683	$1,592,165
	50,000	0		$17.19	10/01/2014
	84,100	0		$17.51	04/18/2015
	103,900	0		$16.02	04/24/2016
	111,700	0		$14.90	04/30/2017
	235,199	78,401	(2)	$11.64	02/14/2018

C. Douglas Lefferson						27,913	$464,472
	10,000	0		$17.20	01/17/2012
	10,000	0		$16.58	01/22/2013
	2,500	0		$17.09	01/21/2014
	25,000	0		$17.51	04/18/2015
	25,500	0		$16.02	04/24/2016
	28,200	0		$14.90	04/30/2017
	53,999	18,001	(2)	$11.64	02/14/2018

J. Franklin Hall						25,572	$425,518
	5,000	0		$17.20	01/17/2012
	10,000	0		$16.58	01/22/2013
	2,500	0		$17.09	01/21/2014
	14,300	0		$17.51	04/18/2015
	17,300	0		$16.02	04/24/2016
	19,200	0		$14.90	04/30/2017
	39,374	13,126	(2)	$11.64	02/14/2018

Samuel J. Munafo						18,214	$303,081
	5,000	0		$17.20	01/17/2012
	5,000	0		$16.58	01/22/2013
	2,500	0		$17.09	01/21/2014
	12,000	0		$17.51	04/18/2015
	0	12,626	(2)	$11.64	02/14/2018

Gregory A. Gehlmann						23,072	$383,918
	11,400	0		$18.63	06/21/2015
	16,500	0		$16.02	04/24/2016
	19,600	0		$14.90	04/30/2017
	39,374	13,126	(2)	$11.64	02/14/2018

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(1)  Restricted shares vest according to the following schedule:

Vesting Date	Davis	Lefferson	Hall	Munafo	Gehlmann
February 14, 2012	6,675	1,525	1,125	1,075	1,125
March 14, 2012	14,918	4,029	4,029	2,297	3,396
April 13, 2012	7,096	3,342	3,038	2,951	3,038
April 26, 2012	14,985	3,796	3,130	2,165	2,831
March 14, 2013	14,918	4,029	4,029	2,298	3,397
April 13, 2013	7,097	3,342	3,039	2,952	3,039
April 26, 2013	15,030	3,808	3,140	2,171	2,839
March 14, 2014	14,964	4,042	4,042	2,305	3,407

Note: With respect to awards vesting on February 14, 2012, the Company’s return on equity was greater than or equal to the average of the twenty-fifth percentile of its peer group and therefore the awards vested on that date. See “Summary Compensation Table,” Note 3. The remaining unvested shares vest over time only.

Effective January 3, 2012, Mr. Munafo’s unvested restricted stock was forfeited.

(2) The unvested portion of this option vested 100% on February 14, 2012.

OPTION EXERCISES AND STOCK VESTED

The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2011 and the value realized upon exercise.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise ( #)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Claude E. Davis	—	$—	42,501	$704,481
C. Douglas Lefferson	—	—	13,805	227,678
J. Franklin Hall	—	—	11,506	189,534
Gregory A. Gehlmann	—	—	11,156	183,768
Samuel J. Munafo	75,174	216,406	10,267	169,082

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PENSION BENEFITS TABLE

The following table shows each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits. Values reflect the actuarial assumptions used for financial reporting purposes.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Claude E. Davis	Pension Plan	7	$135,642	$0
	SERP	7	314,395	$0

C. Douglas Lefferson	Pension Plan	26	511,139	$0
	SERP	26	233,145	$0

J. Franklin Hall	Pension Plan	13	186,345	$0
	SERP	13	56,749	$0

Samuel J. Munafo(3)	Pension Plan	40	1,573,578	$0
	SERP	40	652,078	$0

Gregory A. Gehlmann	Pension Plan	7	118,474	$0
	SERP	7	49,517	$0

(1)	The number of years of service credited to the NEOs under the plan are computed as of December 31, 2011, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements which are included with the Company’s 2011 Annual Report and filed with the 2011 Form 10-K.

(2)	The present value of accumulated benefits shown in this column is calculated as of December 31, 2011, the measurement date used for reporting purposes in the Company’s 2011 Annual Report. Assumptions used in determining these amounts include a 4.22% discount rate, a 3.97% lump sum interest rate, and the PPAUCO09 mortality basis, consistent with assumptions used for reporting purposes in the Company’s 2011 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. See Footnote 18 to the Consolidated Financial Statements contained in the Company’s 2011 Annual Report filed with the 2011 Form 10-K for information regarding the assumptions made by the Company for reporting purposes in the Company’s 2011 Annual Report.

(3)	It is expected that Mr. Munafo will be paid out under SERP in 2012. See generally “Other Potential Post-Employment Payments – Retirement Benefits.”

Pension Benefits

Defined Benefit Plan

The First Financial Bancorp Associate Pension Plan and Trust (“Pension Plan”) is a tax-qualified pension plan covering eligible employees of the Company. Effective January 1, 2008 (July 1, 2007 for new participants), we made several changes to the Pension Plan to be better positioned competitively to attract and retain employees and to manage the escalating and varying costs of retiree benefits. These changes also resulted in revisions to benefits under our non-qualified retirement plans. To offset the potential reduction in retirement benefits, we made enhancements to the First Financial Bancorp 401(k) Savings Plan, a profit-sharing plan with a 401(k) component.

Benefits under the Pension Plan’s previous traditional pension benefit formula were frozen as of December 31, 2007 (except with respect to certain employees, as explained below), and as of January 1, 2008 participants accrue benefits under a new account balance formula. The changes reflect a shift towards account balance formulas and a shift away from traditional annuity-type formulas. The material terms and conditions of the Pension Plan as they pertain to the NEOs for 2011 are as follows:

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Account Balance Formula

Eligibility. The Pension Plan covers employees of the Company who have attained age 21 and completed one year of credited service.

Benefit Formula. The Pension Plan provides an accrual to a participant’s account for each year in which he works 1,000 hours. The accrual is equal to 5% of the participant's compensation plus an additional 4% of the participant’s excess compensation. For this purpose, compensation means the participant’s total cash remuneration from the Company prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration. However, compensation cannot exceed the compensation limit of Code Section 401(a)(17). Excess compensation means the participant’s compensation in excess of 50% of the Social Security wage base.

Interest. Participant accounts are credited with interest for each year at the rate on five-year Treasury securities as of November of the preceding plan year.

Vesting. A participant becomes vested in this retirement benefit after three years of service or upon attaining the age of 65.

Distribution. A participant’s account may be distributed at the participant’s election at any time after the participant separates from service. However, it must be distributed no later than 60 days after the later of the date the participant attains age 65 and the date of the participant’s separation from service. The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account.

Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula. Messrs. Davis, Lefferson, Hall, Gehlmann and Munafo are fully vested in their Pension Plan retirement benefit.

Traditional Pension Benefit Formula

Benefits accruing prior to January 1, 2008 will generally be calculated based on benefit service and average monthly compensation as of December 31, 2007. However, average monthly compensation for participants who attained age 50 and completed ten years of service before January 1, 2008 will take into account compensation paid after December 31, 2007. Mr. Munafo accrued a benefit under the Pension Plan’s traditional pension benefit formula. In addition, Mr. Munafo continued to receive compensation adjustments under the Pension Plan’s traditional pension benefit formula until his departure on January 3, 2012.

Executive Supplemental Retirement Plan

The Company maintains an supplemental executive retirement plan (collectively referred to as the “SERP”) to supplement the retirement benefits provided under the Pension Plan for certain senior officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The material terms and conditions of the SERP as they pertain to the NEOs for 2011 are as follows:

Eligibility. The SERP benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who has been designated as eligible to participate in the plan by the Company. Each of our Named Executive Officers is eligible to participate in the SERP.

Benefit Formula. The SERP provides a benefit in excess of the Internal Revenue Code (“Code”) compensation and benefit limits imposed by Sections 401(a)(17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan. The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a)(17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan. Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.

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Vesting. A participant is vested in his SERP benefit to the same extent he is vested in his retirement benefit provided under the Pension Plan. However, the Company generally reserves the right to forfeit and/or reduce a participant's benefit under the SERP.

Time and Form of Payment. Payment of benefits under the SERP generally commence upon the participant’s qualifying termination of employment. The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains two nonqualified deferred compensation plans for the Chief Executive Officer: the First Financial Bancorp Deferred Compensation Plan ("DCP") and the Supplemental Savings Agreement (“SSA”). The DCP was frozen in 2010 to any future employee or Company contributions. Mr. Davis is eligible for a Company contribution pursuant to the terms of the SSA, described more below. No other named executive is eligible to participate in these plans. The table below shows the contributions made on behalf of the CEO to the SSA for 2011as well as related earnings and distributions for the DCP and SSA.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Claude E. Davis	DCP	—	—	1,960	—	102,044

(1)	The DCP was frozen to future contributions in 2010.

(2)	The investment earnings/loss for 2011 reported in this column is included in the Summary Compensation Table.

(3)	The aggregate balance as of December 31, 2011 includes prior deferrals of base salary and bonus that were previously earned and reported as compensation on the Summary Compensation Table for prior years. These amounts have since been adjusted, pursuant to the terms of the plan, for investment performance (e.g., earnings and losses), deferral credits and distributions (as applicable).

Deferred Compensation Plan

The deferred compensation plan (“DCP”) is an unfunded, unsecured deferred compensation plan maintained for the CEO only that was frozen to future employee and employer contributions in 2010. The material terms and conditions of the DCP as they pertain to the CEO for 2011 are as follows:

Investments. The account is credited with earnings and losses based on investments selected by the CEO from the investments available under the DCP, as determined by the Company. Investment elections can be changed monthly. No securities of the Company are available for investment under the DCP.

Distributions. Distribution of the DCP account will be paid or commence as of the first day of the third month following the participant’s termination of employment, except as otherwise required by Code Section 409A. At the time a participant becomes eligible under the DCP and before any deferrals are made under the plan, a participant may elect to receive distribution of his DCP account in a lump sum or in monthly, quarterly or annual installments over up to ten years. If a participant dies while receiving installment payments, the remainder of his DCP account will be distributed to his beneficiary in a lump sum 60 days following the participant’s death. Otherwise, the DCP account of a participant that has died will be distributed on the first day of the ninth month following the participant’s death.

Executive Supplemental Savings Agreement

The Company has entered into an Executive Supplemental Savings Agreement (“SSA”) with Mr. Davis to supplement the benefits provided under the First Financial Bancorp 401(k) Savings Plan (the “Savings Plan”). The SSA is an unfunded, unsecured deferred compensation plan. The material terms and conditions of the SSA as they pertain to Mr. Davis are as follows:

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Employer Contributions. For each calendar year, the Company will make a contribution to Mr. Davis' account in the SSA equal to 4% of the difference between (i) Mr Davis’s total pay for the year and (ii) the compensation limit of Code Section 401(a)(17).

Earnings. Mr. Davis’s account under the SSA accrues earnings as if it were invested in investments available under the 401(k) Savings Plan as selected by the Company.

Vesting. Mr. Davis’s account under the SSA is 100% vested at all times, except that it will be forfeited if he is terminated for cause (as is defined by the SSA).

Distribution. Mr. Davis’s account under the SSA will be distributed in a lump sum six months following his separation from service. In the event of his death before distribution, his account will be distributed to his beneficiary.

SPLIT-DOLLAR LIFE INSURANCE

The Split-Dollar Agreement is an endorsement method split-dollar arrangement, which applies to a life insurance policy owned by the Company which, upon an NEO’s death, first pays the Company the premiums which the Company paid for the policy, and then pays the NEO’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death. If the NEO terminated employment before death and, when employment terminated, he or she was eligible to receive an immediate retirement benefit under the Pension Plan (including an early retirement benefit) and had been employed for at least five years, the Company keeps the policy in force until the executive’s death and the death benefit is equal to three times the executive’s base salary at the time of his or her termination of employment. In either case, any amounts payable under the policy after the payment to the NEO’s beneficiary are paid to the Company.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Potential Change in Control Payments

The table below summarizes the potential change in control benefits that would become payable to each of our NEOs as of December 31, 2011 as provided under the NEOs’ Employment Agreements (as described in more detail in the CD&A) and the NEO’s equity award agreements (“Equity Agreements”) based on agreements in place as of December 31,2011. See also “NEO Employment Agreements.”

For these benefits, we assumed a change in control of First Financial and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason). We assumed that both events occurred on December 31, 2011. To the extent relevant, the amounts assume a First Financial stock price of $16.64, the closing price for our stock on December 30, 2011 (last business day).

For purposes of the Replacement Agreements and the Equity Agreements, a “change in control” generally means (as determined by the Board of Directors of the Company): (a) a change in the ownership of the Company by way of a merger or consolidation with another corporation and as a result of such merger or consolidation less than 65% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation (b) the sale by the Company of 50% or more of its assets to another corporation which is not a wholly owned subsidiary; (c) “beneficial ownership” (within the meaning of the Securities Exchange Act of 1934) of twenty percent or more of the total voting capital stock of the Company then issued and outstanding has been acquired by any person or “group” (within the meaning of the Securities Exchange Act); or (d) individuals who were members of the Board of Directors immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors do not constitute a majority of the Board of Directors immediately following such election, unless the election of such new directors was recommended to the shareholders by the management of the Company. For purposes of the determining a “change in control” under the employment agreements and for purposes of determining accelerated vesting of equity awards in connection with a change in control under the Equity Agreements, a change in “beneficial ownership” as described above would not occur if such change occurred in connection with an acquisition by the Pension Plan or certain acquisitions by Company. In addition, a change in the Board of Directors of the Company is measured over a two-year period under the employment agreements and under the Equity Agreements.

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In accordance with SEC regulations, we do not report any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not include amounts disclosed above under the pension benefits table, the deferred compensation table or the outstanding equity awards at year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

If we calculated these amounts using a different date, the change in the amounts could be significant. For example, other equity awards vested and/or granted during the first quarter of 2012 and our stock value has fluctuated. Therefore, if we had calculated the amounts shown based on an April 2012 change in control and termination, the total payment amount would differ. In addition, several of the items shown (particularly under “Cash Severance” and “Excise Tax Gross-Up”) depend on compensation received over a period of time.

As noted above, the benefits shown under “Acceleration of Unvested Equity” are received upon the change in control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax Gross-Up payment may be required if a change in control occurred even without a qualifying employment termination with respect to those benefits that become payable or vested solely upon the occurrence of a change in control.

The “Restricted Stock” amounts reflect the market value of restricted stock held by the Named Executive Officer on December 31, 2011. The amounts shown under “Unexercisable Options” include the excess of the market price over the exercise price for all of the NEO’s unvested options. We computed the other amounts in accordance with the terms of the change in control employment agreements.

	Mr. Davis	Mr. Lefferson	Mr. Hall	Mr. Gehlmann	Mr. Munafo
Change-in-Control Severance Benefits
Base Salary (2x)	$1,300,000	$640,000	$640,000	$590,000	$550,000
Bonus for Year of Separation (2x)(1)	$267,173	$256,000	$256,000	$236,000	$192,500

General Health and Welfare Benefits/Outplacement	$42,363	$25,863	$22,915	$24,613	$25,255
Change in Control Severance Benefits	$1,609,536	921,863	918,915	850,613	767,755

Acceleration of Unvested Equity
Restricted Stock	$300,591	$80,557	$70,599	$64,729	$52,912
Unexercised Options	$4,038	$927	$676	$676	$650
Total Unvested Equity	$304,629	$81,484	$71,275	$65,405	$53,562

Total Compensation Under Agreements	$1,914,165	$1,003,347	$990,190	$916,018	$821,317
Cutback to avoid 280G Excise tax (if applicable)	$-0-	$-0-	$-0-	$-0-	$-0-

Total Benefits (2)	$1,914,165	1,003,347	990,190	916,018	821,317

(1)	For Mr. Davis equal to the lesser of (x) two and one-half times the Target Bonus Amount or (y) two times the three-year average of the actual annual bonus awards paid (or payable) to the employee by the Company for the three (3) completed calendar years that immediately precede the Employee’s termination of employment, payable in equal bi-weekly installments over the Severance Period, commencing with the first payroll period following the sixtieth (60th) day after Employee’s date of termination of employment (the Termination Compensation and Termination Short-Term Bonus, collectively, the “Severance Benefits”)
(2)	These are the amounts assigned to these benefits for purposes of IRC Section 280G calculations. They do not necessarily reflect the actual cash payments to be paid to the applicable employees upon the event of a change in control.

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Payments for Termination Without Regard to a Change in Control

The table below summarizes the potential benefits payable to each of the NEO’s under their Employment Agreements upon an involuntary termination of the NEO's employment by the Company without cause or upon the NEO’s resignation for “good reason” without regard to the occurrence of a change in control of the Company.

As further described in the CD&A, generally, a NEO is entitled to certain payments in the event that there is a significant reduction in his base salary or his responsibilities as set out in their respective employment agreements. This is known as termination for “good reason.”

	Mr. Davis	Mr. Lefferson	Mr. Hall	Mr. Gehlmann	Mr. Munafo
Termination for Good Reason Severance Benefits

Base Salary (2x)(1)	$1,300,000	$640,000	$640,000	$590,000	$550,000

Bonus for Year of Separation (2x)(1)	$267,173	256,000	256,000	236,000	192,500

General Health and Welfare Benefits/Outplacement	$42,363	25,863	22,915	24,613	25,255

Total Benefits	$1,609,536	$921,863	$918,915	$850,613	$767,755

(1)	With respect to Mr. Davis 2x the average of the STIP bonuses that Mr. Davis earned during the three years prior to his qualifying termination (not to exceed two and one-half times the STIP bonus target in effect for the year of termination).

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of an NEO’s voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEO is not entitled to any special benefits under their respective employment agreements or any stock awards. All such benefits are void.

Payments Upon Death or Disability

Under the Replacement Agreements, there are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees. There is currently no acceleration of restricted stock or options.

Upon the death of an NEO, the NEOs estate would be entitled to three (3) times the NEOs base salary at the time of death pursuant to the split-dollar life insurance policies previously discussed. See “ - Split-Dollar Life Insurance.”

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Retirement Benefits

In the event of retirement by the named executives, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum. Below is a presentation regarding lump sum benefits for early retirement under the Pension Plan:

			Incremental
	Total Present Value	Total Present Value	Value due to Difference
	of Accumulated Benefit using	Vested Accumulated Benefit using	between FAS87 Assumptions	Incremental Value due to
Named Executive Officers	FAS87 Assumptions (1)	Actual Lump Sum Basis (2)	and Actual Lump Sum Basis(3) (4)	Early Retirement Subsidies(3)

Claude Davis	$450,037	$473,023	$22,986	$—
C. Douglas Lefferson	744,284	583,146	(202,232)	41,094
J. Franklin Hall	243,094	241,511	(17,236)	15,653
Gregory A. Gehlmann	167,991	180,795	12,804	—
Samuel J. Munafo	2,225,656	2,226,717	(280,448)	281,510

(1)	See “Pension Benefits.”

(2)	Calculated assuming NEO terminates employment on December 31, 2011 and receives an immediate lump sum distribution using the rate in effect for December 2011 payments.

(3)	For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to its two primary sources:
-Difference between U.S GAAP assumptions and actual lump sum interest rate basis, and
-Value of early retirement subsidies that are included in the actual lump sum payment if the NEO terminates employment

(4)	The U.S. GAAP assumptions for Messrs. Hall, Lefferson, and Munafo produce higher lump sum value (ignoring the early retirement subsidy) than the actual lump sum basis. For that reason, the incremental value due to assumption differences is negative.

Other than as set forth above, NEOs are not entitled to any additional benefits. For example, there currently is no acceleration of restricted stock or options upon retirement.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Corporation’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles and on the Corporation’s internal control over financial reporting. In this context, the committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the year ended December 31, 2011 and Ernst & Young’s evaluation of the Company’s internal control over financial reporting. The committee has discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the committee has discussed with Ernst & Young that firm’s independence. The committee has concluded that Ernst & Young’s provision of audit and non-audit services to First Financial and its affiliates is compatible with Ernst & Young’s independence.

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The Committee discussed with the Corporation’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC. The Committee has approved the selection of Ernst & Young as the Corporation’s independent registered public accounting firm for 2012.

Audit Committee

William J. Kramer, Chair
David S. Barker
Donald M. Cisle, Sr.
Maribeth S. Rahe

ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Corporation and related entities for the last two fiscal years by the Corporation’s independent registered public accounting firm.

Fees by Category	2011	2010
Audit Fees	$1,235,200	$1,357,625
Audit-Related Fees (1)	75,000	57,000
Tax Fees	—	—
All Other Fees (2)	—	215,840
Total	$1,310,200	$1,630,465

1.	Services covered by these fees consist of employee benefit plan audits.

2.	For 2010, services covered by these fees consist of fees for acquisition integration review.

It is the policy of the Audit Committee that, before the Corporation engages an accounting firm to render audit services as the Corporation’s independent registered public accounting firm, the engagement must be approved by the Audit Committee. In certain situations, the Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the committee. In addition, before an accounting firm serving as the Corporation’s independent registered public accounting firm is engaged by the Corporation to render non-audit services, the engagement must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2011, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served in 2011 on the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All Compensation Committee members had banking or financial services transactions in the ordinary course of business with our banking and subsidiary. No other relationships required to be reported under the rules promulgated by the Securities and Exchange Commission exist with respect to members of the Company’s Compensation Committee.

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COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms that it has received and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, except as set forth below, the Company believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2011. However, we discovered that Form 3 should have been filed at the time John M. Gavigan became the Principal Accounting Officer December 17, 2011. The Form 3 was filed in connection with this matter on December 17, 2011.

SHAREHOLDER PROPOSALS

If an eligible shareholder wishes to present a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2012 Annual Meeting of Shareholders, it must be presented to management by certified mail, written receipt requested, not later than December 14, 2012. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. The Company must provide him/her with a copy of its opposition statements no later than 30 calendar days before it files definitive copies of its proxy statement and form of proxy under Rule 14a-6. Any shareholder who intends to propose any other matter to be acted upon at the 2012 Annual Meeting of Shareholders must inform the Company no later than February 22, 2012. If notice is not provided by that date, the person(s) named in the Company’s proxy for the 2012 Annual Meeting will be allowed to exercise his or her discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2012 Annual Meeting. Proposals should be sent to First Financial Bancorp, Attention: Gregory A. Gehlmann, General Counsel & Secretary, 255 E. Fifth Street, Suite 700, Cincinnati, Ohio 45202.

HOUSEHOLDING DISCLOSURE STATEMENT

In accordance with notices previously sent to shareholders, the Company is delivering one Annual Report and proxy statement in one envelope addressed to all shareholders who share a single address unless they have notified the Company that they wish to revoke their consent to the program known as “householding.” Householding is intended to reduce printing and postage costs. The Company will mail separately a proxy card for each registered shareholder.

You may revoke your consent at any time by notifying the Company’s transfer agent, Registrar and Transfer Company, as indicated below:

By Phone:	(800) 368-5948
By Fax:	(908) 497-2318
By E-mail:	info@rtco.com

If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and the Company will reinstate mailing the Annual Report and proxy statement to each shareholder at your address.

The Company hereby undertakes to deliver upon oral or written request a separate copy of its proxy statement and Annual Report to a security holder at a shared address to which a single copy was delivered. If such shareholder wishes to receive a separate copy of such documents, contact Gregory A. Gehlmann, Corporate Secretary at, 255 E. Fifth Street, Suite 700, Cincinnati, OH 45202 (or by phone at 513-979-5837) by May 8, 2012 to ensure timely delivery.

If you own First Financial Bancorp stock beneficially through a bank or broker, you may already be subject to householding if you meet the criteria. If you wish to receive a separate proxy statement and Annual Report in future mailings, you should contact your bank or broker.

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ANNUAL REPORT

The Company’s financial statements are not included in this proxy statement as they are not deemed material to the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at the Annual Meeting. The Company’s Annual Report for the year ended December 31, 2011, is being mailed to shareholders with the proxy and proxy statement in accordance with the Company’s householding program, but such Annual Report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material.

A shareholder of the Company may obtain a copy of the Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2011, and as filed with the SEC, without charge by submitting a written request to the following address:

First Financial Bancorp.

Attn: Gregory A. Gehlmann

General Counsel & Secretary

255 E. Fifth Street, Suite 700

Cincinnati, Ohio 45202

The Annual Report on Form 10-K is also available within the Investor Relations section of our website at www.bankatfirst.com/investor under the “Annual Reports” link or by going to the SEC’s website at www.sec.gov.

Management and the Board of Directors of the Company know of no business to be brought before the meeting other than as set forth in this proxy statement. However, if any matters other than those referred to in this proxy statement should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy on such matters in accordance with their best judgment.

The expense of proxy solicitation will be borne by us. Proxies will be solicited by mail and may be solicited for no additional compensation by some of the officers, directors and employees of the Company or its subsidiaries by telephone or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Company and will be reimbursed for their related expenses.

By Order of the Board of Directors,
/s/ Gregory A. Gehlmann
Gregory A. Gehlmann
General Counsel & Secretary

April 13, 2012

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Appendix A

FIRST FINANCIAL BANCORP. 2012 STOCK PLAN

Section 1.          ESTABLISHMENT, DURATION and purpose

1.1           Establishment and Duration of the Plan. On February 28, 2012, the Board of Directors of First Financial Bancorp adopted, subject to the approval of shareholders, the “First Financial Bancorp. 2012 Stock Plan”. The Plan shall become effective on the date the shareholders of First Financial (acting at a duly called meeting of such shareholders) approve the adoption of the Plan, and shall remain in effect, subject to the right of the Board or Committee to terminate the Plan at any time pursuant to Section 11 herein, until all shares of Stock subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may Awards be granted under the Plan on or after the fifth (5th) anniversary of the Effective Date of the Plan.

1.2           Purposes of the Plan. The purpose of the Plan is to recognize the contributions made to First Financial and its Subsidiaries by Employees and Non-Employee Directors, to provide such persons with additional incentive to devote themselves to the future success of First Financial and its Subsidiaries, and to improve the ability of First Financial and its Subsidiaries to attract, retain and motivate such individuals, by providing them with the opportunity to acquire or increase their proprietary interest in First Financial through receipt of awards of or relating to the Stock of First Financial, including Options, SARs, Restricted Stock and Stock Units.

Section 2.          DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1           Award — means any right granted under the Plan, including an Option, SAR, Restricted Stock or Stock Unit.

2.2           Award Agreement — means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of First Financial, be transmitted electronically to any Participant.

2.3           Board — means the Board of Directors of First Financial.

2.4           Cause — means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of First Financial or its Subsidiaries.

2.5           Change in Control — means a change in control of First Financial of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of First Financial or any successor of First Financial; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of First Financial shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of First Financial) or any dissolution or liquidation of First Financial or any sale or the disposition of 50% or more of the assets or business of First Financial; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of First Financial immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.5(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of First Financial common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 2.5(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 2.5(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of First Financial by the persons described in Section 2.5(iv)(A) immediately before the consummation of such transaction.

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2.6           Code — means the Internal Revenue Code of 1986, as amended.

2.7           Committee — means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and each of whom shall be (or be treated as) an “outside director” for purposes of Code Section 162(m).

2.8           Effective Date —means the date as of which this Plan is approved by First Financial’s shareholders.

2.9           Employee — means select officers or other employees of First Financial or any Subsidiary who are, in the judgment of the Committee acting in its absolute discretion, directly or indirectly responsible for or contribute to the management, growth and profitability of the business of First Financial or a Subsidiary.

2.10         Exchange Act — means the Securities Exchange Act of 1934, as amended.

2.11         Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the Nasdaq Stock Market Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the Nasdaq Stock Market, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 2.11(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. If the closing price for a share of Stock is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources.

2.12         First Financial — means First Financial Bancorp., an Ohio corporation, and any successor to such corporation.

2.13         ISO — means an Option granted under Section 6 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.14         Non-Employee Directors — means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3.

2.15         NQO — means an Option granted under Section 6 of this Plan to purchase Stock that is evidenced by an Option Agreement which by its terms does not qualify or is not intended to qualify as an ISO.

2.16         Option — means an ISO or a NQO.

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2.17         Option Agreement — means the written agreement or instrument which sets forth the terms of an Option granted to a Participant under this Plan.

2.18         Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.19         Parent Corporation — means any corporation which is a parent corporation (within the meaning of Code Section 424(e)) of First Financial.

2.20         Participant — means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.21         Plan — means this First Financial Bancorp. 2012 Stock Plan, as amended from time to time.

2.22         Performance Period — means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock or Stock Units has been earned.

2.23         Restricted Stock — means Stock granted Section 7 of this Plan.

2.24         Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

2.25         Securities Act — means the Securities Act of 1933, as amended.

2.26         Stock — means the no par value common shares of First Financial.

2.27         Stock Agreement — means the written agreement or instrument which sets forth the terms of a Restricted Stock grant or Stock Unit grant to a Participant under this Plan.

2.28         Stock Appreciation Right or SAR — means a right which is granted pursuant to the terms of Section 6 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.29         SAR Agreement — means the written agreement or instrument which sets forth the terms of a SAR granted to a Participant under this Plan.

2.30         SAR Share Value — means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.31         Stock Unit — means a contractual right granted to a Participant pursuant to Section 7 to receive a cash payment based on the Fair Market Value of the number of shares of Stock described in such grant.

2.32         Subsidiary — means any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of First Financial except a corporation which has subsidiary corporation status under Code Section 424(f) exclusively as a result of First Financial or a First Financial subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

Section 3.          SHARES RESERVED UNDER PLAN

3.1           Shares. There shall (subject to Section 9) be reserved for issuance under this Plan 1,750,000 shares of Stock.

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3.2           Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that First Financial deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by First Financial. Furthermore, any shares of Stock issued pursuant to a Restricted Stock grant which are forfeited thereafter shall again become available for issuance under this Plan, but (a) any shares of Stock used to satisfy a withholding obligation under Section 13.4 shall not again become available under Section 3.1 for issuance under this Plan, (b) any shares of Stock which are tendered to First Financial to pay the Option Price of an Option or which are tendered to First Financial in satisfaction of any condition to a grant of Restricted Stock shall not again become available under Section 3.1 for issuance under this Plan and (c) the gross number of shares of Stock covered by a SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan, regardless of the number of shares used to settle the SAR upon exercise; provided, however, if a SAR is forfeited, the related share of Stock shall again become available for issuance under this Plan.

3.3          Shares Under Awards. Of the 1,750,000 shares of Stock authorized for issuance under the Plan pursuant to Section 3.1:

(a)          The maximum number of shares of Stock as to which a Participant may receive Options or SARs in any calendar year is 250,000.

(b)          The maximum number of shares of Stock that may be used for Awards (other than Options and SARs) that are intended to qualify as “performance-based” in accordance with Code Section 162(m) that may be granted to any Employee in any calendar year is 250,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.

(c)          The maximum number of shares of Stock that may be subject to Incentive Stock Options is 500,000 shares in the aggregate.

(d)          The maximum number of shares of Stock that may be subject to Restricted Stock grants and Stock Unit grants is 1,750,000 shares in the aggregate.

The numbers of shares described herein shall be as adjusted in accordance with Section 9 of the Plan.

3.4           Use of Proceeds. The proceeds which First Financial receives from the sale of any shares of Stock under the Plan shall be used for general corporate purposes and shall be added to the general funds of First Financial.

Section 4.          PLAN ADMINISTRATION

4.1           Authority of Committee. The Plan shall be administered by the Committee, or in the Board’s sole discretion, by the Board. Except as limited by law, or by the Articles of Incorporation or Regulations of First Financial, and subject to the provisions of this Plan (including Sections 9, 10, 11 and 13), the Committee shall have full power, authority, and sole and exclusive discretion:

(a)          to construe and interpret the Plan and apply its provisions;

(b)          to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)          to authorize any person to execute, on behalf of First Financial, any instrument required to carry out the purposes of the Plan;

(d)          to delegate its authority to one or more officers of First Financial with respect to Awards that do not involve covered employees under Code Section 162(m) or “insiders” within the meaning of Section 16 of the Exchange Act;

(e)          to determine when Awards are to be granted under the Plan;

(f)          from time to time to select, subject to the limitations set forth in this Plan, those individuals to whom Awards shall be granted;

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(g)          to determine the number of shares of Stock to be made subject to each Award;

(h)          to determine whether each Option is to be an ISO or a NQO;

(i)           to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)           to designate an Award as a performance-based Award and to select the performance criteria that will be used to establish the performance goals;

(k)          to amend any outstanding Award Agreement, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award;

(l)           to determine the duration and purpose of leaves of absences which may be granted to an Employee without constituting a termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under First Financial’s employment policies;

(m)         to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(n)          to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

4.2           Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more executive officers of First Financial, including without limitation the authority to approve grants to Employees as provided in Section 4.1(d). To the extent that the Committee delegates its authority to make grants, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

4.3           Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including employees of and professional advisors to First Financial. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on First Financial, on each affected Participant and on each other person directly or indirectly affected by such action, unless such action or inaction is determined by a court having jurisdiction to be arbitrary and capricious.

Section 5.          Participation and award agreements

5.1           Awards. The Committee may Grant ISOs to Employees. Awards other than ISOs may be granted to Employees and Non-Employee Directors (including those individuals whom the Committee determines are reasonably expected to become Employees and Non-Employee Directors).

5.2           Participation. Upon being granted an Award under the Plan, such Employees and Non-Employee Directors shall become Participants of the Plan and shall be bound by the terms of the Plan and the applicable Award Agreement.

5.3           Award Agreement. Each Award shall be evidenced by an Award Agreement which shall set forth the terms of the Award. Each Participant shall acknowledge receipt of the Award Agreement and shall agree to be bound by the terms of the Plan and Award Agreement. The terms and conditions of Awards need not be the same with respect to each Participant or with respect to each Award. Subject to Section 9, the Committee may amend or modify an Award Agreement of an Award to the extent the Committee would have had the authority under the Plan to grant such Award as so modified or amended, provided that such action would not otherwise require shareholder approval in accordance with Section 11.

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Section 6.          OPTIONS AND SARs

6.1           Options. The Committee acting in its absolute discretion shall have the right to grant ISOs and NQOs to Employees and NQOs to Non-Employee Directors from time to time to purchase shares of Stock. Such Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant, including performance-based vesting conditions, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

6.2           Vesting. If the exercise of an Option that is granted to an Employee is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least one (1) year and, if the exercise of an Option granted to an Employee is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least three (3) years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of First Financial. Unless otherwise provided by the Committee, Options granted to a Non-Employee Director shall become exercisable on the date immediately prior to the annual shareholder meeting of First Financial for the year immediately following the year in which the Option was granted. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Option Agreement upon the occurrence of a specified event.

6.3           ISO Rules. Except as provided in Section 9, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422 unless the Committee expressly determines that such action is in the best interest of First Financial. The aggregate Fair Market Value of ISOs granted to an Employee under this Plan and incentive stock options granted to such Employee under any other stock option plan adopted by First Financial, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee as of the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 6.3 in accordance with Code Section 422(d).

6.4           Option Price, Exercise Period and No Dividend Equivalents.

(a)          Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 9 of this Plan, the Committee shall not, absent the approval of First Financial’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option.

(b)          Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the employment of an Employee or service of a Non-Employee Director has terminated for any reason whatsoever, including, but not limited to, death or disability.

(c)          Extension of Termination Date. An Option Agreement may provide that if the exercise of the Option would be prohibited at any time because the issuance of shares of Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the exercise period of the such Option shall be extended to a date that is thirty (30) days following the date the exercise of such Option would no longer violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system; provided that such extension shall not result in the Option becoming exercisable after the tenth anniversary of the date the Option is granted.

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(d)          No Dividend Equivalents. In no event shall any Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

(e)          Shareholder Rights. A Participant shall have none of the rights of a shareholder with respect to an Option, including, but not limited to the right to dividends or voting rights, of First Financial until the Option has been exercised and the Stock subject to the Option has been delivered to the Participant in accordance with Section 13.1.

6.5           Method of Exercise.

(a)          Committee Rules. An Option may be exercised as provided in this Section 6.5 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b)          Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1)         in cash, electronic funds transfer or a check acceptable to the Committee;

(2)         in Stock which has been held by the Participant for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

(3)         through a broker-facilitated cashless exercise procedure acceptable to the Committee;

(4)         by instructing the Committee to withhold a number of shares of Stock having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option; or

(5)         any combination of the methods described in this Section 6.5(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised. Notwithstanding anything contained in this Section 6.5, the exercise of an Option by a Participant that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by First Financial, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited.

(c)          Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

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6.6           Nontransferability. Except to the extent the Committee deems permissible and consistent with the best interests of First Financial, neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by a Participant other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by a Participant for any transfer (other than a transfer by will or by the laws of descent and distribution) of an NQO or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option grant and surrender rights under this Plan and any SAR granted under this Plan shall be exercisable during a Participant’s lifetime, as the case may be, only by (subject to the first sentence in this Section 6.6) the Participant, provided that in the event a Participant is incapacitated and unable to exercise such Participant’s Option or SAR, such Participant’s legal guardian or legal representative whom the Committee (or its delegate) deems appropriate based on all applicable facts and circumstances presented to the Committee (or its delegate) may exercise such Participant’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option Agreement or SAR Agreement. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 6.6) thereafter shall be treated as the Participant under this Plan.

6.7           SARs and Surrender Rights.

(a)          SARs and SAR Share Value.

(1)         The Committee acting in its absolute discretion may grant a Participant a SAR which will give the Participant the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms, including performance-based vesting provisions, as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.

(2)         Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the service of the Participant has terminated for any reason whatsoever, including death or disability.

(3)         Except in accordance with the provisions of Section 9 of this Plan, the Committee shall not, absent the approval of First Financial’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR or to make a tender offer for any SAR.

(4)         If the exercise of a SAR granted to an Employee is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the exercise of a SAR is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of First Financial. Unless otherwise provided by the Committee, a SAR exercisable by a Non-Employee Director shall become fully vested and exercisable on the date immediately prior to the annual shareholder meeting of First Financial for the year immediately following the year in which the SAR was granted. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any SAR Agreement upon the occurrence of a specified event.

(b)          Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give an Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option on any date that:

(1)         the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

(2)         the Option to purchase such Stock is otherwise exercisable.

(c)          Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Employee which specifies the number of shares of Stock as to which the Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Employee’s option) how he or she desires payment to be made with respect to such shares.

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(d)          Payment. An Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with an exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to a SAR or the Option Price for a share of Stock subject to an Option. The Committee acting in its absolute discretion shall determine the form of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Employee and delivered to the Committee (or to its delegate) and (2) to forfeit an Employee’s right to payment of cash in lieu of a fractional share of Stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 6.7 to come within an exemption under Rule 16b-3. Any cash payment under this Section 6.7 shall be made from First Financial’s general assets, and an Employee shall be no more than a general and unsecured creditor of First Financial with respect to such payment.

(e)          Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow an Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

Section 7.          RESTRICTED STOCK AND STOCK UNITS

7.1           Committee Action.

(a)          General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and Stock Units to Participants under this Plan from time to time.

(b)          Limitations. Each Restricted Stock grant and each Stock Unit grant shall be evidenced by a Stock Agreement, and each Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Participant’s interest in the related Stock or cash payment will be forfeited.

(c)          Vesting. If the vesting of a Restricted Stock grant or Stock Unit grant to an Employee is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least one (1) year and, if the vesting of a Restricted Stock grant or a Stock Unit grant is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least three (3) years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of First Financial. Unless otherwise provided by the Committee, the Restricted Stock or Stock Units granted to a Non-Employee Director shall become fully vested on the date immediately prior to the annual shareholder meeting of First Financial for the year immediately following the year in which the Restricted Stock or Stock Units were granted. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Stock Agreement upon the occurrence of a specified event.

7.2           Conditions.

(a)          Issuance Conditions for Restricted Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to a Participant subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition (which may or may not include performance criteria described in Section 7.2(c)) which the Committee deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such condition and the deadline for satisfying each such condition.

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(b)          Forfeiture Conditions for Restricted Stock and Stock Units. The Committee may make Restricted Stock issued to a Participant or the cash otherwise payable under any Stock Unit grant subject to one, or more than one, objective employment, performance or other forfeiture condition (which may or may not include any performance goals described in Section 7.2(c)) which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. A Participant’s nonforfeitable interest in the shares of Stock issued pursuant to a Restricted Stock grant or the cash payment due under any Stock Unit grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock issued pursuant to a Restricted Stock grant shall again become available under Section 3 if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. When a Stock certificate is issued for shares of Restricted Stock, such certificate shall be issued subject to (i) the conditions, if any, described in this Section 7.2(b) and Section 7.2(c) to, or for the benefit of, the Participant and (ii) a stock power in favor of First Financial in order for First Financial to effect any forfeitures of such Restricted Stock called for under this Section 7.2(b).

(c)          Performance Goals.

(1)         If, at the time of grant, the Committee intends a Restricted Stock or Stock Unit grant to qualify as “other performance based compensation” within the meaning of Code Section 162(m)(4), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the business criteria described in this Section 7.2(c), including those that qualify the Award as “other performance-based compensation” within the meaning of Code Section 162(m)(4).

(2)         A performance goal is described in this Section 7.2(c) if such goal relates to (i) return measures (including, but not limited to return over capital costs, return on assets, cash return on assets, return on tangible equity, cash return on equity), (ii) earning measures (including, but not limited to, cash operating earnings per share of Stock or growth (excluding one-time, non-core items), operating earnings per share of Stock (excluding one-time, non-core items), cash earnings per share of Stock, net earnings, earnings before interest expense, taxes, depreciation, amortization and other non-cash items and earnings before interest and taxes), (iii) consolidated net income, (iv) Stock performance measures (including, but not limited to, market capitalization and Stock price), (v) expenses, (vi) revenue growth, (vii) efficiency ratios, (viii) economic value added, (ix) net income available to common shareholders, (x) book value per share, (xi) pre-tax income or growth, (xii) operating leverage, (xiii) net interest margin, (xiv) Tier 1 capital, (xv) risk-adjusted net interest margin, (xvi) total risk-based capital ratio, (xvii) tangible equity and tangible assets, (xviii) tangible common equity and tangible assets, (xix) tangible book value per share, (xx) loan balances or growth, (xxi) deposit balances or growth, (xxii) low cost deposit balances or growth, (xxiii) total shareholder return, (xxiv) other financial, accounting or quantitative objective established by the Committee. A performance goal described in this Section 7.2(c)(2) may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and may relate to First Financial as a whole or one or more operating units of First Financial.

(3)         The business criteria described in Section 7.2(c)(2) may include or exclude “extraordinary items” as determined under U.S. generally accepted accounting principles and any other extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting First Financial, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided that with respect to any Award that is intended to satisfy the requirements of Code Section 162(m), such adjustment shall not result in an increase in the amount payable under the Award within the meaning of Code Section 162(m).

(4)         If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under such Code Section.

(5)         Performance based Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.2, but in no event later than 2 1/2 months following the end of the calendar year during which the Performance Period is completed.

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7.3           Dividends and Voting Rights.

(a)          Cash Dividends. Subject to Section 7.3(d), in no event shall cash dividends paid with respect to Restricted Stock or Stock Units become payable before the date such Restricted Stock or Stock Units have become nonforfeitable. Any cash dividends paid with respect to any such unvested Restricted Stock shall be withheld by the Company for the Participant’s account. The cash dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Stock and, if such Stock is forfeited, then the Participant shall have no right to such dividends. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant.

(b)          Stock Dividends. If a Stock dividend is declared on a share of Restricted Stock, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Participant’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant.

(c)          Non-cash and Non-Stock Dividends. If a dividend is paid on a share of Restricted Stock or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)          Dividends Payable With Respect to Unearned Performance Stock. Notwithstanding anything herein to the contrary, in no event shall a Stock Agreement which evidences a grant of Restricted Stock or Stock Units subject to performance criteria provide for payment before the date such grant becomes nonforfeitable of any dividends or dividend equivalents prior to such date.

(e)          Voting Rights. A Participant shall have the right to vote shares of Restricted Stock which have been issued pursuant to Section 7.2(b) before his or her interest in such Stock has been forfeited or has become nonforfeitable. Participants shall have no voting rights with respect to any Stock Unit Award prior to the date the Stock underlying such Award is properly issued to the Participant.

(f)          Nontransferability. No Restricted Stock grant and no shares issued pursuant to a Restricted Stock grant shall be transferable by a Participant other than by will or by the laws of descent and distribution before a Participant’s interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution except as otherwise provided in the related Stock Agreement.

(g)          Creditor Status. A Participant to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of First Financial with respect to any cash payment due under such grant.

7.4           Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as a Participant’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 7.2(b) or Section 7.3 and shall be transferred to the Participant.

7.5           Other Awards. The Committee is authorized, subject to the restrictions of applicable law, to grant Restricted Stock or Stock Unit Awards in lieu of obligations of First Financial or a Subsidiary to pay cash or deliver other property under other shareholder approved plans or compensatory arrangements of First Financial, including without limitation, First Financial’s annual incentive plan. Subject to the provisions of the Plan, the Committee shall have full power, authority, and sole and exclusive discretion to determine the persons to whom and the time or times at which such Awards shall be made or vest and the number of shares of Stock to be granted pursuant to such Awards; provided that any Awards granted under this Section 7.5 shall be subject to the limitations of Section 3.3 of the Plan (other than Section 3.3(b) to the extent such other plan satisfies the applicable requirements of Code Section 162(m)).

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Section 8.          SECURITIES REGISTRATION

Each Option Agreement, SAR Agreement and Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Stock Agreement for Restricted Stock or Stock Unit payable in Stock, the Participant shall, if so requested by First Financial, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by First Financial, shall deliver to First Financial a written statement satisfactory to First Financial to that effect. As for Stock issued pursuant to this Plan, First Financial at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Participant under the Securities Act, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Participant; however, First Financial shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Participant.

Section 9.          ADJUSTMENT

9.1           Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant limitations described in Section 3 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or SARs granted under this Plan and the Option Price of such Options and the SAR Share Value of such SARs as well as the number, kind or class of shares of Stock subject to Restricted Stock grants and the number, kind or class of shares of Stock described in Stock Unit grants under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of First Financial, including, but not limited to, such changes as Stock dividends or Stock splits to the extent necessary to preserve the economic intent of such Award; provided that unless the Committee specifically determines that such adjustment is in the best interests of First Financial, such adjustment shall not be made in a manner that will adversely affect the taxation of such Awards under Code Sections 422, 409A or 162(m) or the exemption of such Awards pursuant to Rule 16b-3.

9.2           Mergers. The Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan and the grant limitations described in Section 3 of this Plan. Furthermore, the Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock and Stock Unit grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and SAR grants previously made under this Plan and the related Option Price and SAR Share Value for each such Option and SAR, and, further, shall (in any manner which the Board in its discretion deems consistent with Code Section 424(a) and without regard to the grant limitations described in Section 3 of this Plan) make Restricted Stock, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, stock unit, option or stock appreciation rights grants.

9.3           General. If any adjustment under this Section 9 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Option, SAR, Restricted Stock or Stock Unit grant shall be the next lower number of shares of Stock, rounding all fractions downward. First Financial shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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Section 10.         CHANGE IN CONTROL

Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control, except as otherwise provided at the time of grant:

(a)          Any Options or SARs of a Participant outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(b)          The restrictions and limitations applicable to any Restricted Stock or Stock Unit grant of an Employee (and any Non-Employee Director whose service is terminated within 12 months of the Change in Control) shall lapse and such Restricted Stock or Stock Unit shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant and share certificates relating to Restricted Stock shall be delivered forthwith.

(c)          With respect to Awards subject to performance goals, in the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which performance goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the Participant pro-rated Awards (based on each completed day of the Performance Period prior to the Change in Control) based upon the Committee’s determination of the degree of attainment of such performance goals or, if not determinable, assuming that the applicable target levels of performance have been attained (or on such other basis as the Committee determines to be appropriate); provided that in no event shall a Participant become entitled to a payout in excess of the target level payout with respect to a performance goal for which the Committee has not determined the actual level of achievement.

Notwithstanding the foregoing provisions of this Section 10, in connection with the payment of any amount subject to Code Section 409A, this Section 10 shall have no effect on the payment date of such amount.

Section 11.         AMENDMENT OR TERMINATION

The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan or an Award; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of First Financial, no amendment or modification to the Plan or Award may materially modify the Plan or Award in any way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of the Nasdaq Stock Market. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to Options, SARs or surrender rights, Restricted Stock or Stock Units granted under this Plan prior to the date of such suspension or termination.

Section 12.         Forfeiture and Clawbacks

12.1         Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment or service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of First Financial.

12.2         Clawback. If, following the payment or vesting of any Award, the Committee determines that such payment or vesting was based on materially inaccurate financial statements (which includes, but is not limited to, statements of earnings, revenues or gains) or any other materially inaccurate performance metric criteria (or any Award is subject to recovery under any law, government regulation, exchange listing requirement or First Financial policy), First Financial shall be entitled to receive, and the Participant shall be obligated to pay to First Financial immediately upon demand therefor, the portion of the bonus that the Committee determines was not earned (or such greater amount that may be required by applicable law, regulation, exchange listing rule, or First Financial policy).

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Section 13.         MISCELLANEOUS

13.1         Shareholder Rights. No Participant shall have any rights as a shareholder of First Financial as a result of the grant of an Award under this Plan (other than a Restricted Stock Award) pending the actual delivery of the Stock subject to such Award. Subject to Section 7.4 and except as provided in Section 7.3(e), a Participant’s rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Stock Agreement.

13.2         No Contract of Employment or Service. The grant of an Option, SAR, Restricted Stock or Stock Unit to a Participant under this Plan shall not constitute a contract of employment or an agreement to continue his or her status as an Employee or Non-Employee Director and shall not confer on a Participant any rights in addition to those rights, if any, expressly set forth in the Award Agreement which evidences his or her Award.

13.3         Share Retention Guidelines. Shares of Stock acquired by a Participant under this Plan may be subject to share retention guidelines established by First Financial.

13.4         Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock or Stock Unit grant shall constitute a Participant’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise or such Restricted Stock or Stock Unit grant or vesting. The Committee also shall have the right to provide in an Option Agreement, SAR Agreement or Stock Agreement (other than an agreement evidencing a Stock Unit or other award under the Plan which is subject to Code Section 409A) that an Employee may elect to satisfy minimum federal and state tax withholding requirements, if any, through a reduction in the number of shares of Stock actually transferred, or the cash payments to be made, to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

13.5         Compliance with Code Section 409A. The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of employment or service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither First Financial nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Code Section 409A and neither First Financial nor the Committee will have any liability to any Participant for such tax or penalty.

13.6         Requirements of Law. The granting of Options, SARs, Restricted Stock and Stock Units and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.7         Securities Law Compliance. With respect to Participants defined as “insiders” under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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13.8         Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by First Financial against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with First Financial’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that First Financial is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under First Financial’s Articles of Incorporation or Regulations, by contract, as a matter of law, or otherwise.

13.9         Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

13.10         Governing Law. This Plan shall be construed under the laws of the State of Ohio (excluding its choice-of-law rules) to the extent not superseded by federal law.

13.11         Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.12         Conflicts. In the event of a conflict between the terms of this Plan and any Option Agreement, Stock Agreement or SAR Agreement, the terms of the Plan shall prevail.

13.13         Successors. All obligations of First Financial under the Plan with respect to Options, SARs, Restricted Stock and Stock Units granted hereunder shall be binding on any successor to First Financial, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of First Financial.

13.14         Deferral of Awards. To the extent provided by the Committee under this Plan or an applicable deferral plan established by First Financial or a Subsidiary, the receipt of payment of cash or delivery of Stock that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Code Section 409A.

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APPENDIX B

FIRST FINANCIAL BANCORP.

AMENDED AND RESTATED 2009 NON-EMPLOYEE DIRECTOR STOCK PLAN

Section 1.       Purpose

The purpose of this 2009 Non-Employee Director Stock Plan is to promote the interest of First Financial Bancorp., its Subsidiaries and shareholders, by allowing the Corporation to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Corporation and align the directors’ interest with that of the Corporation’s shareholders.

Section 2.       Definitions and Construction

2.1          Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

(a)          “Award” means any Option, Restricted Stock or a combination thereof awarded under the Plan.

(b)          “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Award under the Plan.

(c)          “Board” means the Board of Directors of the Corporation.

(d)          “Cause” means a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director's willful misconduct or dishonesty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Corporation or its subsidiaries.

(e)          “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of The Corporation or any successor of The Corporation; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Corporation immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.1(e)(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Corporation common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 2.1(e)(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 2.1(e)(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Corporation by the persons described in Section 2.1(e)(iv)(A) immediately before the consummation of such transaction.

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(f)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)          “Common Stock” means common shares, without par value, of the Corporation.

(h)          “Committee” means the compensation committee of the Board or another committee appointed by the Board, provided that all members of the Committee must be Non-Employee Directors as defined in Section 2.1(n) of this Plan, and must also be “non-employee directors” as such term is defined in Rule 16b-3(b)(3)(i) under the Exchange Act.

(i)          “Corporation” means First Financial Bancorp., an Ohio corporation.

(j)          “Disability” means permanent and total disability as determined under procedures established by the Board for purposes of the Plan.

(k)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)          “Fair Market Value” means as of any given date the closing price of the Common Stock as reported by the Nasdaq Stock Market. In the event that there are no such Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were stock transactions. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

(m)          “Grantee” means a Non-Employee Director who has been granted a Restricted Stock Award, or the personal representative, heir or legatee of the Grantee who has rights to the Restricted Stock.

(n)          “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary of the Corporation.

(o)          “Option” means an option granted to an Optionee pursuant to the Plan.

(p)          “Optionee” means a Non-Employee Director who has been granted an Option Award or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.

(q)          “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “Group” as defined in Section 13(d).

(r)          “Plan” means this 2009 Non-Employee Director Stock Plan, as the same may be amended from time to time.

(s)          “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.

(t)          “Restricted Stock” means Common Stock awarded to a Grantee pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.

(u)          “Retirement” means retirement from the Board on or after age 70 or with the consent of the Board.

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(v)         “Subsidiary” means, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.

2.2         Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 3.      Shares Subject To The Plan

3.1         Shares Available. The stock to be offered under the Plan shall be shares of Common Stock, which may be unissued Common Stock or treasury Common Stock. The aggregate number of shares of Common Stock subject to Awards under the Plan shall not exceed 75,000 shares, subject to the adjustments provided in Section 8.

3.2         Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to any portion of an Award which, in any such case and for any reason, expires, or is canceled, terminated or otherwise forfeited, without the recipient having received any benefits of ownership (as such phrase is construed by the Securities and Exchange Commission or its staff), shall again be available for distribution in connection with Awards under the Plan.

Section 4.       Administration

4.1         General. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the Awards and Agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determination of the matters referred to in this Section 4.1 shall be conclusive.

4.2         Section 16 Compliance. It is the intention of the Corporation that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

Section 5.        Eligibility and Grants of Stock Option and/or Restricted Stock Awards

Subject to the terms of the Plan, the Board or the Committee shall determine the amount of, and terms of, stock options and restricted stock awards to eligible Non-Employee Directors.

Section 6.       Option Terms

6.1         Option Price. The purchase price of the Common Stock under each Option granted under the Plan shall be no less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

6.2         Nonqualified Stock Options. Only nonqualified stock options shall be granted under the Plan.

6.3         Vesting. Unless the Committee determines otherwise, Options vest and become fully exercisable on the date immediately prior to the annual shareholder meeting for the year that immediately follows the year in which the Option was granted; provided, however, Options granted to an Optionee who has been elected to serve a term of greater than one year may vest and become fully exercisable in increments over such term. Notwithstanding the foregoing provisions of this Section 6.3, upon a Change in Control, all Options shall become fully vested and exercisable and the Optionee shall have the right to exercise the Option in full as to all shares of Common Stock subject to the Option.

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6.4         Option Term. The term of each Option shall be ten years from the date of grant or such shorter period as is prescribed in Section 6.6. Except as provided in Section 6.6 and Section 6.8, no Option may be exercised at any time unless the holder is then a director of the Corporation.

6.5         Method of Exercise. Subject to Section 6.3 and the terms of any Option Agreement, Options may be exercised, in whole or in part, at any time during the Option term, by giving written notice of exercise to the Corporation, specifying the number of shares of Common Stock subject to the Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. Unless otherwise determined by the Board, payment, in full or in part, also may be made in the form of shares of unrestricted Common Stock already owned by the Optionee for at least six months of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised).

In addition, unless otherwise determined by the Board, payment for any Common Shares subject to an Option also may be made by instructing the Corporation to withhold a number of such Common Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option.

Upon exercise of an Option, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover withholding for taxes, if any, as described in Section 10.

No shares of Common Stock shall be issued until full payment therefore has been made. An Optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) only when the Optionee has given written notice of exercise and has paid in full for such shares.

6.6         Termination of Option.

(a)          If the Optionee ceases to be a director of the Corporation for any reason other than death, Disability, Retirement or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Corporation (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Corporation only with respect to the number of shares of Common Stock which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

(b)          If the Optionee ceases to be a director of the Corporation because of removal for Cause, the Option shall terminate on the date of the Optionee's removal.

(c)          In the event of the Optionee's death, Disability or Retirement while a director of the Corporation, or the Optionee's death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of: (i) 12 months after the date of the Optionee's death, Disability or Retirement, or (ii) the Option's expiration date. The Option shall be exercisable during such period after the Optionee's death, Disability or Retirement with respect to the number of shares of Common Stock as to which the Option shall have been exercisable on the date preceding the Optionee's death, Disability or Retirement, as the case may be.

(d)          Notwithstanding Section 6.6(a) but subject to Section 6.6(b), if an Optionee ceases to be a director of the Corporation at or after a Change in Control other than by reason of Cause, death, Disability or Retirement, any Option held by such Optionee shall be exercisable for the lesser of: (1) six months and one day after the Optionee ceases to be a director, and (2) the balance of such Option's term.

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6.7         Restriction on Disposition. Each Option granted under the Plan shall require the Optionee to agree not to sell, assign or transfer any shares of Common Stock acquired as a result of exercising an Option, or any part thereof, until after such shares have been held by the Optionee for one year after the date of exercise of the Option which resulted in their acquisition. This Section 6.7 shall not apply: (i) on and after a Change in Control, (ii) on and after an Optionee's Disability or Retirement, (iii) to an Optionee who is the personal representative, heir or legatee of a deceased Non-Employee Director, (iv) to the extent necessary for tax withholding pursuant to Section 6.5, or (v) to the extent necessary in connection with the exercise of an Option pursuant to the third paragraph of Section 6.5. Certificates for shares subject to these restrictions on sale, assignment or transfer shall include a legend which describes such restrictions. When such restrictions end, unlegended certificates for such shares shall be delivered upon surrender of the legended certificates.

6.8         Transferability and Shareholder Rights of Holders of Options. No Option granted under the Plan shall be transferable otherwise than: (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). An Option may be exercised, during the lifetime of an Optionee, only by the Optionee. An Optionee shall have none of the rights of a shareholder of the Corporation until the Option has been exercised and the Common Stock subject to the Option has been registered in the name of the Optionee on the transfer books of the Corporation.

Section 7.       Restricted Stock Terms

7.1         Awards and Certificates.

(a)          Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Financial Bancorp. 2009 Non-Employee Director Stock Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of First Financial Bancorp.”

(b)          The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)          Upon the end of the Restriction Period and provided that the Restricted Stock has not been forfeited, the Corporation shall, upon the Grantee's request or upon its own initiative, issue or have issued new certificates without the legend described in Section 7.1(a), in exchange for those certificates previously issued.

7.2         Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions.

(a)          Except as otherwise provided in Sections 7.2(d), 7.2(e), 7.2(f), and 7.2(g), or as provided by the Committee (subject to the terms of the Plan), all restrictions on Restricted Stock granted pursuant to an Award shall end (and the Restricted Stock shall thereupon become vested) on the date immediately prior to the first annual shareholder meeting for the year that follows the year in which the Award was granted. Notwithstanding the foregoing, with respect to a Grantee who has been elected to a term of greater than one year, the Committee may specify that an Award will vest in increments during such term.

(b)          Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7.2(h), and until the expiration of the Restriction Period, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock.

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(c)          Except as provided in Sections 7.2(b) and this 7.2(c) and the Award Agreement, the Grantee shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and, if granted by the Committee, the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and provided that sufficient shares are available under Section 3 of the Plan for such reinvestment, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(d)          Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7.2(a), 7.2(f) and 7.2(g), if a Grantee ceases to be a director of the Corporation for any reason other than death, Disability, Retirement, or Cause, all unvested Restricted Stock shall be forfeited as of the date the Grantee ceases to be a director.

(e)          If a Grantee ceases to be a director of the Corporation because of removal for Cause, all unvested Restricted Stock shall be forfeited as of the date the Grantee ceases to be a director.

(f)          In the event of a Grantee's death, Disability or Retirement while a director of the Corporation, all unvested Restricted Stock shall become fully vested and all restrictions shall end as of the date of such death, Disability or Retirement.

(g)          Notwithstanding Section 7.2(d) but subject to Section 7.2(e), if a Grantee ceases to be a director of the Corporation at or within twelve months after a Change in Control other than by reason of Cause, death, Disability or Retirement, any unvested Restricted Stock held by such Grantee shall become fully vested and all restrictions shall lapse as of the date the Grantee ceases to be a director.

(h)          Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

Section 8.       Adjustments Upon Change In Capitalization

Notwithstanding the limitations set forth in Section 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation affecting the Common Stock, the Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Options or Restricted Stock Awards, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

Section 9.      Termination and Amendment

9.1         Termination. No Option or Restricted Stock shall be granted under this Plan on or after the earlier of

(a)          the fifth anniversary of the date the shareholders of the Corporation approve the adoption of the amendment and restatement of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or

(b)          the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) granted under this Plan and the satisfaction of the forfeiture conditions on Restricted Stock been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date

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9.2         Amendment. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (i) impair the rights under an Award or Award Agreement theretofore granted without the recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or to cause the Plan to comply with Code section 409A, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by law or agreement.

9.3         Restatement. The Plan was amended and restated to (a) extend the term of the Plan for a period of five (5) years from the date of the approval by shareholders of the amendment and restatement of the Plan (subject to earlier termination in accordance with the terms of the Plan) and (b) revise the vesting provisions of the Plan to reflect the Corporation’s current practice of electing Non-Employee Directors to one year terms. The approval of the amendment and restatement of the Plan by shareholders at the 2012 shareholder meeting shall not result in an extension of the term of any Award or impair the rights of any Non-Employee Director with respect to an Award granted to such Non-Employee Director prior to the 2012 shareholder meeting.

Section 10.      Withholding

Upon (a) the issuance of Common Stock as a result of the exercise of an Option Award or (b) the vesting of Restricted Stock under an Award, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover the amount of any federal income tax required to be withheld with respect to such Common Stock being issued or vested, remitting any balance to the Optionee or Grantee; provided, however, that the Optionee or Grantee shall have the right to provide the Corporation with the funds to enable it to pay such tax.

Section 11.       No Right to Re-Election

Nothing in the Plan or in any Award granted pursuant to the Plan or any action taken under the Plan shall confer on any individual any right to continue as a director of the Corporation or to be renominated by the Board or re-elected by the shareholders of the Corporation.

Section 12.       Effective Date of the Plan

The Plan was originally effective on June 15, 2009. The amendment and restatement of the Plan shall be effective as of the date the shareholders of the Company approved the amendment and restatement of the Plan.

Section 13.       Governing Law

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Ohio without regard to its conflict of laws rules.

Section 14.       Invalid Provisions

In the event any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 15.       Code Section 409A Compliance

The Corporation intends to operate the Plan in good faith compliance with the provisions of Section 409A of the Code.

Section 16.       Successors

All obligations of the Corporation under the Plan with respect to Options or Restricted Stock granted hereunder shall be binding on any successor of the Corporation, whither the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

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APPENDIX C

FIRST FINANCIAL BANCORP AND SUBSIDIARIES

AUDIT COMMITTEE CHARTER

Committee Purpose

The Audit Committee (the “Committee”) of the Board of Directors (“Board”) of First Financial Bancorp. (the “Company”) is established by the Board. The Committee’s job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Business Conduct and Ethics.

The Committee’s primary purposes are to:

•	Provide assistance to the Board by: (1) monitoring the integrity of the consolidated financial statements of the Company; (2) monitoring compliance with the Company’s Code of Business Conduct and Ethics; (3) evaluating and monitoring the qualifications and independence of the Company’s independent auditors; and (4) evaluating and monitoring the performance of the Company’s internal audit function and independent auditors, with respect to the parent company and its bank and non-bank subsidiaries; and
•	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

The Committee will also perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Company that does not have its own audit committee and by a fiduciary audit committee for any subsidiary bank of the Company exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;
•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or
•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

Committee Membership

The Committee shall consist of at least three members, all of whom shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee (“CGNC”) and serve until their successors are duly elected and qualified.

Each Committee member must be a member of the Board and meet the independence, financial literacy and other applicable requirements of the Marketplace Rules of the Nasdaq Stock Market (“Nasdaq”), the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations. At least one member of the Committee must meet the financial sophistication requirements of the Nasdaq Marketplace Rules.

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In appointing members to the Committee, the Board shall ensure that at least one Committee member qualifies as an audit committee financial expert within the meaning of SEC regulations, and that the composition of the Committee complies with any other listing standards and legal requirements applicable to the Company.

The Board (or such other committee of the Board as the Board may authorize) shall have sole authority and responsibility for determining whether a member or proposed member of the Committee is qualified for Committee membership, and which Committee member or members will be designated as an audit committee financial expert, based upon appropriate representations of the individual and such other inquiries as the circumstances may warrant.

The Board, on the recommendation of the CGNC, shall designate one member of the Committee as Chair. The Chair need not be an audit committee financial expert.

The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

Committee Funding

The Committee shall have the authority to determine, and the Board shall provide, the funding necessary for payment of:

•	compensation to the external auditors;

•	compensation to any advisers, including independent counsel, engaged by the Committee;

•	the budget for the internal audit function; and

•	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Frequency and Conduct of Meetings

The Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the Committee or chairperson.

Committee meeting agendas shall be the responsibility of the Committee chair, with the assistance of the internal auditor and input from Committee members. It is expected that management and key Committee advisers, and perhaps others, would participate in this process.

Written materials should, as a general rule, be received from management, auditors, and others at least five days in advance of meeting dates. Meeting conduct will assume Committee members have reviewed written materials in sufficient depth to participate in Committee discussions.

The Committee shall request members of management, counsel, internal auditors, and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities. It shall be understood that the external auditors, the chief risk officer, the chief internal auditor, or counsel may, at any time, request a meeting with the Committee or Committee chair with or without management attendance. In any case, the Committee shall meet in executive session at least annually, which session shall include internal audit and/or general counsel, and shall meet separately with the external auditors, at least annually.

Reporting to Board of Directors

The Committee, through the Committee chair, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board. In addition, summarized minutes from Committee meetings, separately identifying monitoring activities from approvals, shall be provided to each board member at the next regularly scheduled meeting of the Board following the date of the Committee meeting.

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Reporting to Shareholders

The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company’s annual proxy statement.

Relationship with External Auditors

The external auditors, in their capacity as an independent, registered public accounting firm, shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting).

Before the external auditors are engaged by the Company to render audit or permissible non-audit services, the engagement shall either be approved by the Committee or be entered into pursuant to pre-approval policies and procedures established by the Committee as necessary to maintain the independence of the external auditors under SEC regulations. The Committee may delegate pre-approval authority to the Chair between meetings. The decisions of the Chair pursuant to such delegated authority must be presented to the Committee at its next scheduled meeting.

The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The Committee discussed with its external auditors those matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications. Additionally, the Committee shall discuss with the external auditors relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the external auditors’ assurances of independence, it shall take appropriate action to oversee the independence of the external auditors.

Oversight of Internal Audit Function

The Committee shall oversee the internal audit function and shall appoint a chief internal auditor who shall be responsible for the internal audit function. The chief internal auditor shall report to the Committee regarding internal audit issues and shall annually present an internal audit plan for the Committee’s approval. To maintain the internal auditor’s independence, the Committee shall annually review the performance and compensation of the chief internal auditor.

Communications from Committee Advisers

If the external auditors, chief risk officer, or internal auditor identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment have not been adequately addressed, they should communicate these issues to the Committee chair.

Primary Committee Responsibilities

Monitor Financial Reporting, Disclosures and Risk Control Related Matters

The Committee shall review and assess:

•	Internal Controls and Regulatory Compliance – The Company’s system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the code of business conduct and ethics.

•	Annual Reports and Other Major Regulatory Filings – All major financial reports in advance of filings or distribution, including (1) external auditors’ reviews of the quarterly financial statements prior to the filing of the Company’s Form 10-Q; and (2) annual audited financial statements and disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), and recommend to the Board whether the audited financial statements should be included in Company’s Form 10-K.

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•	Earnings Press Releases – The Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	Disclosures – The Chief Executive Officer’s and Chief Financial Officer’s disclosures during the certification process for the 10-Ks and 10-Qs about (1) any significant deficiencies and material weaknesses in design or operation of internal controls over financial reporting and (2) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

•	Internal Audit Responsibilities – The annual internal audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management’s response.

•	Regulatory Examinations – SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management’s response.

•	External Audit Responsibilities – Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

•	Financial Reporting and Controls – Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

•	Auditor Recommendations – Important internal and external auditors’ recommendations on financial reporting, controls and other matters, including specifically, discussions with the external auditors regarding:

o	All critical accounting policies and practices to be used;

o	All alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management;
o	Other material written communications between the external auditors and management;

o	Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement; and

o	Management’s response to such recommendations and the views of management and auditors on the overall quality of annual and interim financial reporting.

•	Ethical Compliance – The Company’s compliance with the Code of Business Conduct and Ethics, including any complaints filed under the Company’s Whistleblower Policy.

•	Committee Performance – The Committee’s own performance as well as the Committee’s role and responsibilities, seeking input from senior management, the full Board, and others.

The Committee shall discuss with management and/or external auditors, at least annually:

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•	Developments and issues with respect to reserves;

•	Regulatory and accounting initiatives, as well as off-balance sheet structures, and their effect on the Company’s financial statements;

•	Accounting policies used in the preparation of the Company’s financial statements (specifically those policies for which management is required to exercise discretion or judgment regarding the implementation thereof);

•	Management’s evaluation of the Company’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies or material weaknesses in such controls and procedures;

•	Management’s assessment of (1) the effectiveness of the Company’s internal control structure and procedures for financial reporting and (2) the external auditors’ attestation to, and report on, management’s control assessment related to the Company’s internal controls over financial reporting; and

•	Any material legal affairs of the Company and Company’s compliance with applicable law and listing standards with Company’s General Counsel.

The Committee shall review, assess, and approve:

•	At least annually, the code of business conduct and ethics (including the code of ethics for the chief executive officer and senior financial officers), the internal audit charter and the Committee charter.

•	Waivers of the Code of Business Conduct and Ethics effected for or granted to any director or executive officer. Such waivers shall be promptly reported as required by law or stock exchange regulation.

•	At least annually, the internal audit plan and schedules for the Company and its affiliates.

•	Changes in important accounting principles and the application thereof in both interim and annual financial reports.

•	Significant conflicts of interest and related-party transactions.

•	Performance of and changes in external auditors.
•	Performance of and changes in the chief internal auditor and changes in internal audit leadership and/or key financial management.
•	Such policies and procedures of the board as delegated by the Board (including the board of directors of the Bank (as defined herein) in connection with the Company’s Enterprise Risk Management program.

The Committee shall establish procedures for:

•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	The confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

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Subsidiaries of the Company

Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Company that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the Federal Deposit Insurance Company or the Office of the Comptroller of the Currency pursuant to 12 C.F.R. Sections 363.2(a) and (b) and Sections 363.3(a) and (b), respectively, and 12 C.F.R. Section 363.4.

Perform the duties required to be performed by the fiduciary audit committee for any bank subsidiary of the Company exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

With respect to joint sessions of the Committee:

(a) The Committee may meet simultaneously, collectively, as a committee of the Company and of First Financial Bank, National Association (the “Bank”), though it should hold separate sessions if necessary to address issues that are relevant to one entity but not the other or to consider transactions among the three entities or to address other matters where the Company and the Bank may have different interests; and

(b) The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of the Company and those of the Banks or the Company’s other subsidiaries in order to confirm that appropriate procedures are established for addressing any such potential conflict and for promoting compliance with the Company’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

Adopted by the Board of Directors of First Financial Bancorp on January 24, 2006.

Reviewed with no changes 1/22/2007

Amended on 1/28/2008

Amended on 2/23/2009

Amended on 4/27/2010

Amended on 2/28/2012

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 ANNUAL MEETING OF SHAREHOLDERS

May 22, 2012

THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS

Shannon M. Kuhl and Amy H. Parsons or either of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the “Company”) to be held at the Company’s headquarters, First Financial Center, 255 E. Fifth Street, 29th Floor, Cincinnati, Ohio 45202 on Tuesday, May 22, 2012 at 10:00 a.m., local time, or at any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote “FOR” the election of directors; “FOR” Proposals Two, Three, Four, and Five.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

TO VOTE: MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS

 TACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01	David S. Barker	06	Susan L. Knust

02	Cynthia O. Booth	07	William J. Kramer

03	Mark A. Collar	08	Maribeth S. Rahe

04	Claude E. Davis

05	Murph Knapke

For All	Withhold All	For All Except
☐	☐	☐

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To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2. through 5.

		For	Against	Abstain
2.	Approve the 2012 Stock Plan.	☐	☐	☐

3.	Approve amendments to the 2009 Non-Employee Director Stock Plan.	☐	☐	☐

4.	Ratification of Ernst & Young LLP as Independent Auditors.	☐	☐	☐

5.	Advisory (non-binding) vote on executive compensation (“Say on Pay”).	☐	☐	☐

NOTE: To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

VOTE BY INTERNET: www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE: 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report & proxy statement are available at www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Date	Date

Signature (PLEASE SIGN WITHIN BOX)		Signature (Joint Owners)

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PROXYVOTE.COM

You received this e-mail because you are enrolled to receive FIRST FINANCIAL BANCORP. communications and vote by proxy via the Internet. Your consent may have been given in the past, or provided to us by FIRST FINANCIAL BANCORP. if you are an employee.

Important Notice Regarding the Availability of Proxy Materials

2012 FIRST FINANCIAL BANCORP. Annual Meeting of Shareholders.

MEETING DATE: May 22, 2012

RECORD DATE: March 26, 2012

CUSIP NUMBER: 320209109

This e-mail represents all shares in the following account(s).

NAME
FIRST FINANCIAL BANCORP	123,456,789,012.00000
FIRST FINANCIAL BANCORP-401K	123,456,789,012.00000
FIRST FINANCIAL BANCORP-RESTRICTED	123,456,789,012.00000
FIRST FINANCIAL BANCORP-MISC.	123,456,789,012.00000
FIRST FINANCIAL BANCORP.	123,456,789,012.00000
FIRST FINANCIAL BANCORP.	123,456,789,012.00000
FIRST FINANCIAL BANCORP.	123,456,789,012.00000
FIRST FINANCIAL BANCORP.	123,456,789,012.00000
FIRST FINANCIAL BANCORP.	123,456,789,012.00000

CONTROL NUMBER: 012345678901

You can enter your voting instructions and view the shareholder material at the following Internet site. If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/0012345678901

Note: If your e-mail software supports it, you can simply click on the above link.

To access ProxyVote, you will need the above CONTROL NUMBER and your four digit PIN:

-	If you are a shareholder who consented to receive proxy materials electronically, your PIN is the four digit number you selected at the time of your enrollment.

-	If you have forgotten your PIN or if your PIN is not accepted,please try the last four digits of your Social Security number. If you are still unable to access the site, please follow the "Forgot PIN" instructions on ProxyVote.com.

Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below:

http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

Proxy Statement

http://www.bankatfirst.com/investor

Annual Report

http://www.bankatfirst.com/investor

If you are an employee and were enrolled for electronic delivery by FIRST FINANCIAL BANCORP., and still wish to receive hard copies of these materials, you may contact FIRST FINANCIAL BANCORP.'s Investor Relations department.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is: M012345678901

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this email with any comments or questions about ProxyVote.com.

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